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TABLE OF CONTENTS Prospectus Supplement
TABLE OF CONTENTS 2

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Maximum Offering Price Per Security	Maximum Aggregate Offering Price	Amount of Registration Fee(1)

4.125% Senior Notes due 2017	$500,000,000	100%	$500,000,000	$57,300

(1)
Calculated in accordance with Rule 457(r) of the Securities Act of 1933.

Filed Pursuant to Rule 424(b)(5) Registration No. 333-165800

Supplement to Prospectus dated March 31, 2010.

$500,000,000

4.125% Senior Notes due 2017

        We are offering $500,000,000 aggregate principal amount of 4.125% senior notes due 2017, which we refer to as the "notes." The notes will bear interest at a rate of 4.125% per annum. We will pay interest on the notes semi-annually, in cash in arrears, on January 15 and July 15 of each year beginning on January 15, 2013. The notes will mature on July 15, 2017.

        We may redeem the notes, at any time in whole or from time to time in part, at the redemption prices described in this prospectus supplement. In addition, if a change in control triggering event occurs, we may be required to repurchase the notes on the terms described in the prospectus supplement.

        The notes will be Dollar General Corporation's senior unsecured obligations and will rank equally and ratably with all of its future senior indebtedness and senior to any of its future subordinated indebtedness. The notes will be fully and unconditionally guaranteed on a senior unsecured basis by each domestic subsidiary that guarantees our senior secured credit facilities. As described in the prospectus supplement, to the extent lenders under the senior secured credit facilities release any guarantor from its obligations, such guarantor will also be released from its obligations under the notes.

        Investing in our notes involves risks. See "Risk Factors" beginning on page S-12 of this prospectus supplement, beginning on page 2 of the accompanying prospectus, and in our Annual Report on Form 10-K for the fiscal year ended February 3, 2012 (which document is incorporated by reference herein).

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Note	Total

Initial price to the public(1)	100%	$500,000,000

Underwriting discount	1.25%	$6,250,000

Proceeds, before expenses, to us(1)	98.75%	$493,750,000

(1)
Plus accrued and unpaid interest, if any, from July 12, 2012.

        The initial public offering price set forth above does not include accrued interest, if any. Interest on the notes will accrue from July 12, 2012 and must be paid by the purchasers if the notes are delivered after July 12, 2012.

        The underwriters expect to deliver the notes to investors on or about July 12, 2012 in book-entry form only through the facilities of the Depository Trust Company.

Joint Book-Running Managers

Citigroup	Goldman, Sachs & Co.	KKR

Co-Managers

BofA Merrill Lynch	Barclays	J.P. Morgan	Wells Fargo Securities

Fifth Third Securities, Inc.	HSBC	KeyBanc Capital Markets	US Bancorp

Prospectus Supplement dated June 27, 2012.

Prospectus Supplement

Prospectus

        We have not authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference herein or in any free writing prospectuses we have prepared. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement is an offer to sell only the notes offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement is current only as of its date. Our business, financial condition, results of operation and prospects may have changed since that date.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document has two parts, a prospectus supplement and an accompanying prospectus dated March 31, 2010. This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC, utilizing the SEC's "shelf" registration process. The prospectus supplement, which describes certain matters relating to us and the specific terms of this notes offering, adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein. Generally, when we refer to this document, we are referring to both parts of this document combined. Both this prospectus supplement and the accompanying prospectus include important information about us, our debt securities and other information you should know before investing in our notes. The accompanying prospectus gives more general information, some of which may not apply to the notes offered by this prospectus supplement and the accompanying prospectus. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus, you should rely on the information contained in this prospectus supplement. If the information contained in this prospectus supplement differs or varies from the information contained in a document we have incorporated by reference, you should rely on the information in the more recent document.

        Before you invest in our notes, you should read the registration statement of which this document forms a part and this document, including the documents incorporated by reference herein that are described under the heading "Incorporation by Reference."

        The distribution of this prospectus supplement and the accompanying prospectus and the offering of the notes in certain jurisdictions may be restricted by law. We are not making an offer of the notes in any jurisdiction where the offer is not permitted. Persons who come into possession of this prospectus supplement and the accompanying prospectus should inform themselves about and observe any such restrictions. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

        You should not consider any information in this prospectus supplement or the accompanying prospectus to be investment, legal or tax advice. You should consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding the purchase of the notes. We are not making any representation to you regarding the legality of an investment in the notes by you under applicable investment or similar laws.

        In this prospectus supplement, unless otherwise indicated or the context otherwise requires, references to "Dollar General", the "Company", "we", "us" and "our" refer to Dollar General Corporation, a Tennessee corporation, and its consolidated subsidiaries and references to the "Issuer" refer to Dollar General Corporation, and not to any of its subsidiaries. References to our "2011 Annual Report" refer to our Annual Report on Form 10-K for the fiscal year ended February 3, 2012, which is incorporated by reference in this prospectus supplement. In addition, unless otherwise noted or the context requires otherwise, "2012," "2011," "2010" and "2009" refer to our fiscal years ending or ended February 1, 2013, February 3, 2012, January 28, 2011 and January 29, 2010. Our fiscal year ends on the Friday closest to January 31, and each of the years listed will be or were 52-week years, with the exception of 2011 which consisted of 53 weeks.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

        This summary highlights selected information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus. It does not contain all of the information that you should consider before investing in our notes. You should carefully read this entire prospectus supplement and the accompanying prospectus, including the factors described or referred to under the heading "Risk Factors" herein and in our 2011 Annual Report, as well as the financial statements and related notes and other information incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision.

 Dollar General

Our Company

        We are the largest discount retailer in the United States by number of stores, with 10,052 stores located in 40 states as of May 4, 2012, primarily in the southern, southwestern, midwestern and eastern United States. We offer a broad selection of merchandise, including consumable products such as food, paper and cleaning products, health and beauty products and pet supplies, and non-consumable products such as seasonal merchandise, home decor and domestics, and apparel. Our merchandise includes high quality national brands from leading manufacturers, as well as comparable quality private brand selections with prices at substantial discounts to national brands. We offer our merchandise at everyday low prices (typically $10 or less) through our convenient small-box (approximately 7,200 square feet) locations. Our small-box neighborhood stores are conveniently located to help our customers "Save time. Save money. Every day." For the thirteen weeks ended May 4, 2012, we generated net sales of $3,901.2 million, net income of $213.4 million and Adjusted EBITDA of $463.2 million. See "—Summary Historical Financial and Other Data" for our definition of Adjusted EBIDTA and a reconciliation of Adjusted EBITDA to our net income.

Our Business Model

        Our long history of profitable growth is founded on a commitment to a relatively simple business model: providing a broad base of customers with their basic everyday and household needs, supplemented with a variety of general merchandise items, at everyday low prices in conveniently located, small-box stores. We continually evaluate the needs and demands of our customers and modify our merchandise selections and pricing accordingly, while remaining focused on increasing profitability for our shareholders.

        Fiscal year 2011 represented our 22nd consecutive year of same-store sales growth. This growth, regardless of economic conditions, suggests that we have a less cyclical model than most retailers and, we believe, is a result of our compelling value and convenience proposition.

        Our attractive store economics, including a relatively low initial investment and simple, low cost operating model, have allowed us to grow our store base to its current levels, and provide us significant opportunities to continue our profitable store growth strategy. For the thirteen weeks ended May 4, 2012, we generated sales growth of 13.0%, including same-store sales growth of 6.7%, and operating profit growth of 19.5%. We also generated net income of $213.4 million for the thirteen weeks ended May 4, 2012, an increase of 36.0% compared to the thirteen weeks ended April 29, 2011.

Our History

        J.L. Turner founded our Company in 1939 as J.L. Turner and Son, Wholesale. We were incorporated as a Kentucky corporation under the name J.L. Turner & Son, Inc. in 1955, when we opened our first Dollar General store. We changed our name to Dollar General Corporation in 1968 and reincorporated in 1998 as a Tennessee corporation. Our common stock was publicly traded from 1968 until July 2007, when we merged with an entity controlled by investment funds affiliated with Kohlberg Kravis Roberts & Co. L.P., or KKR. In November 2009 our common stock again became publicly traded. Buck Holdings, L.P., a Delaware limited partnership controlled by KKR continues to own a significant percentage of our common stock. The membership interests of Buck Holdings, L.P. and Buck Holdings, LLC, the general partner of Buck Holdings, L.P., are held by a private investor group, including affiliates of each of KKR and Goldman, Sachs & Co. (the "GS Investors") and other equity investors (collectively, the "Investors").

Our Competitive Strengths

        We believe the following competitive strengths differentiate us from other retailers:

        Compelling Value and Convenience Proposition.    Our ability to deliver highly competitive prices on national brand and quality private brand products in convenient locations and our easy in and out shopping format create a compelling shopping experience that distinguishes us from other discount, convenience and drugstore retailers. Our slogan, "Save time. Save money. Every day!" summarizes our appeal to customers. We believe our ability to effectively deliver both value and convenience allows us to succeed in small markets with limited shopping alternatives, as well as to profitably coexist alongside larger retailers in more competitive markets. Our compelling value and convenience proposition is evidenced by the following attributes of our business model:

  •
  Convenient Locations.  Our stores are conveniently located in a variety of rural, suburban and urban communities, currently with approximately 70% serving communities with populations of less than 20,000. In more densely populated areas, our small-box stores typically serve the closely surrounding neighborhoods. The majority of our customers live within three to five miles, or a 10-minute drive, of our stores. Our close proximity to customers drives customer loyalty and trip frequency and makes us an attractive alternative to large discount and other large-box retail and grocery stores which are often located farther away. Our low cost economic model enables us to serve many areas with fewer than 1,500 households.

  •
  Time-Saving Shopping Experience.  We also provide customers with a highly convenient shopping experience. Our stores' smaller size allows us to locate parking near the front entrance. Our product offering includes most necessities, such as basic packaged and refrigerated food and dairy products, cleaning supplies, paper products, and health and beauty care items, as well as greeting cards, party supplies, apparel, housewares, hardware and automotive supplies, among others. Our typical store opens at 8:00 a.m. and closes at 9:00 p.m. or 10:00 p.m., seven days per week. Our convenient hours and broad merchandise offering allow our customers to fulfill their routine shopping requirements and minimize their need to shop elsewhere.

  •
  Everyday Low Prices on Quality Merchandise.  Our research indicates that we offer a price advantage over most food and drug retailers and that our prices are highly competitive with even the largest discount retailers. Our ability to offer everyday low prices on quality merchandise is supported by our low-cost operating structure and our strategy to maintain a limited number of stock keeping units, or SKUs, per category, which we believe helps us maintain strong purchasing power. Most items are priced below $10, with approximately 26% at $1 or less. We offer quality nationally advertised brands at these everyday low prices in addition to offering our own comparable quality private brands at value prices.

        Attractive Store Economics.    The traditional Dollar General store size, design and location require minimal initial capital investment and low maintenance expenditures. Our typical locations involve a modest, no-frills building, which helps keep our rental and other fixed overhead costs relatively low. Our leased stores generally deliver positive cash flow in their first year of operations, typically resulting in pay back of capital in less than two years. Our stringent market analysis, real estate site selection and new store approval processes as well as our new store marketing programs help us optimize financial returns and minimize the risks of opening unprofitable stores.

        Our lean store staffing model and centralized management of utilities, maintenance and supplies procurement contribute to our relatively low operating costs and efficient store operations. Recent additions and upgrades to technology in our stores, including high-speed data transmission, inventory control, workforce management and task management systems are enabling us to manage our store operations even more effectively.

        Substantial Growth Opportunities.    We believe we have the long-term potential in the U.S. to approximately double our existing store base while maintaining strong returns on capital. We have identified significant opportunities to add new stores in both existing and new markets. In addition, we have opportunities within our existing store base to relocate or remodel to better serve our customers. See "Our Growth Strategy" for additional details.

Our Growth Strategy

        We believe we have the right strategy and execution capabilities to capitalize on the considerable growth opportunities afforded by our business model. We believe we continue to have significant opportunities to drive profitable growth through prioritizing our operating cash flow, increasing same-store sales, expanding our operating profit rate and growing our store base.

        Priorities for Cash from Operations.    Historically, our strong operating performance and working capital management have resulted in substantial cash from operations that allowed us to invest in the growth of the business while also reducing our indebtedness. We believe we continue to have a substantial opportunity to grow our business through new stores, store relocations and remodels. The growth and investment in our store base and related infrastructure remains the most important use of our cash from operations going forward. In addition to this growth, we are also focused on maintaining our credit profile. Lastly, we may use excess cash generated from operations to return capital to shareholders as we did through our 2011 and 2012 share repurchases.

        Increasing Same-Store Sales.    We believe the combination of our necessity-driven product mix and our attractive value proposition, including a well-balanced merchandising approach, provides a strong basis for increased sales. Our average sales per square foot increased to $216 for the 53-week period ended May 4, 2012, up from $203 for the 52-week period ended April 29, 2011. We believe we will continue to have additional opportunities to increase our store productivity through improved in-stock positions, price optimization, continued improvements in space utilization, and additional operating and merchandising initiatives. For example, as we did in 2011, we plan to further expand our offerings of frozen and refrigerated foods and items at the $1.00 price point in both consumables and nonconsumables, continuing to combine some of our $1.00 everyday low price ("EDLP") items with special purchases. In addition, we believe recent improvements we have made in the quality, selection and presentation of our merchandise in domestics, housewares and stationery should continue to appeal to our customers and contribute to our sales growth.

        We remodeled or relocated 575 stores in 2011, and we plan to relocate or remodel 550 stores in 2012. During the first quarter of 2012, we remodeled or relocated 224 stores. Remodels and relocations typically drive incremental same-store sales growth. A relocation typically results in an improved, more visible and accessible location, and usually includes increased square footage. We believe we will continue to have opportunities for additional remodels and relocations beyond 2012.

        Expanding Operating Profit Rate.    Another key component of our growth strategy is improving our operating profit rate through enhanced gross profit and expense reduction initiatives. Even though we faced challenges in 2011 resulting from ongoing pressures with regard to discretionary spending and significant increases in product costs, we were able to increase our operating profit by 17%, equal to 30 basis points as a percent of sales, primarily due to our ongoing efforts to reduce selling, general and administrative expenses as a percent of sales.

        We remain committed to an EDLP strategy that our customers can depend on. To strengthen our adherence to this strategy and still protect gross profit, we utilize various pricing and merchandising options, including price optimization strategies, changes to our product selection, such as alternate national brands and the expansion of our private brands, and modifications to our packaging and product size. In 2011, the cost of many basic commodities, including cotton, sugar, coffee, groundnuts and resin, as well as transportation fuel, increased, and many of these increases were passed along to us by our vendors. These cost increases posed a challenge to our continued priority of improving our gross profit rate in 2011.

        Our private brand program complements our model of offering customers nationally branded consumables merchandise at everyday low prices. When compared to similar national brands, private or proprietary brand items generally have higher gross profit rates. The addition of private brands also allows us to better control quality and improve our packaging and shelf presentation over less recognizable "packer" labels. Over the past few years we have expanded our private brand initiative to our non-consumable offerings, dramatically improving the visual impact of many of our nonconsumables, including housewares, domestics, lawn and garden tools and summer toys.

        Improving our inventory shrinkage has been and continues to be an important component of expanding our gross profit rate. To achieve this objective we have concentrated our shrink reduction efforts on stores with the highest shrink rates. In addition, we have been successful in employing exception reporting tools and enhanced shrink optimization processes.

        We also continue to believe we have the potential to directly source a larger portion of our products internationally at significant savings to current costs. In 2011, we imported approximately $780 million of goods, or 8% of total purchases, at cost.

        We continually look for ways to improve our cost structure and enhance efficiencies throughout the organization. For example, in 2011, we fully implemented a store workforce management program, and made further progress on reducing costs through our energy management and centralized procurement systems.

        Growing Our Store Base.    In 2011, we made our initial entrance into Connecticut, New Hampshire and Nevada (our first new states since 2006) and in 2012 we plan to open approximately 50 stores in California. We opened a total of 625 new stores in 2011 and plan to open an additional 625 stores in 2012, of which 128 were opened in the 2012 first quarter. We have confidence in our real estate disciplines and in our ability to identify, open and operate successful new stores. As a result, we believe that at least our present level of new store growth is sustainable for the foreseeable future.

Recent Developments

        On June 15, 2012, we issued a notice pursuant to the indenture governing our 11.875%/12.625% senior subordinated toggle notes due 2017 (the "Senior Subordinated Notes") that we intend to redeem all of the outstanding Senior Subordinated Notes on July 15, 2012. The Senior Subordinated Notes, which have an outstanding principal balance of $450.7 million, will be redeemed at a redemption price equal to 105.938% of the principal amount of the Senior Subordinated Notes, plus accrued and unpaid interest thereon to but excluding the redemption date. Our obligation to pay the redemption price on the redemption date is conditioned upon the completion of new debt financing and our receipt prior to the redemption date of the net proceeds therefrom in an amount at least equal to the aggregate redemption price. Since this offering will not satisfy the financing condition contained in the redemption notice for the Senior Subordinated Notes, we intend to waive the foregoing condition and use other available funds (including cash on hand), in addition to the net proceeds of this offering, to pay the redemption price on the redemption date.

        We are incorporated under the laws of the state of Tennessee, and our principal executive offices are located at 100 Mission Ridge, Goodlettsville, Tennessee 37072. Our telephone number is (615) 855-4000, and our website address is www.dollargeneral.com. Information contained on our website does not constitute part of this document.

The Offering

        The summary below describes the principal terms of the notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The "Description of the Notes" section of this prospectus supplement contains more detailed descriptions of the terms and conditions of the notes.

Issuer	Dollar General Corporation
Notes	4.125% senior notes due 2017
Maturity Date	The notes will mature on July 15, 2017
Interest Rate	Interest on the notes will be payable in cash and will accrue at a rate of 4.125% per annum.
Interest Payment Dates	January 15 and July 15, commencing on January 15, 2013. Interest will accrue from July 12, 2012.
Guarantees
The notes will be fully and unconditionally guaranteed on a senior unsecured basis by each existing and future direct or indirect wholly owned domestic subsidiary of ours that guarantees our obligations under our Credit Facilities (as defined below).

Our non-guarantor subsidiaries accounted for approximately $84.9 million and $23.3 million of our net revenues and approximately $18.0 million and $3.6 million of our net income for 2011 and the thirteen weeks ended May 4, 2012, respectively, and approximately $422.6 million and $430.1 million of our total assets and approximately $282.9 million and $286.8 million of our total liabilities as of February 3, 2012 and May 4, 2012, respectively. Included in these net revenues, net income, total assets and total liabilities balances are certain intercompany balances that are eliminated in consolidation.
Ranking	The notes will be the Issuer's senior unsecured obligations and will:
• rank senior in right of payment to our existing and future debt and other obligations that are, by their terms, expressly subordinated in right of payment to the notes;
• rank equal in right of payment to all of our existing and future senior debt and other obligations that are not, by their terms, expressly subordinated in right of payment to the notes;

•

be effectively subordinated to all of our existing and future secured debt (including obligations under our senior secured term loan facility and our senior secured asset-based revolving credit facility, which we refer to here collectively as the "Credit Facilities"), to the extent of the value of the assets securing such debt; and

• be structurally subordinated to all obligations of each of our subsidiaries that is not a guarantor of the notes.

Similarly, the note guarantees will be senior unsecured obligations of the guarantors and will:
• rank senior in right of payment to all of the applicable guarantor's existing and future debt and other obligations that are, by their terms, expressly subordinated in right of payment to the notes;

•

rank equal in right of payment to all of the applicable guarantor's existing and future senior debt and other obligations that are not, by their terms, expressly subordinated in right of payment to the notes;

•

be effectively subordinated in right of payment to all of the applicable guarantor's existing and future secured debt (including the applicable guarantor's guarantee under the Credit Facilities), to the extent of the value of the assets securing such debt; and

• be structurally subordinated to all obligations of any subsidiary of a guarantor if that subsidiary is not also a guarantor of the notes.
Certain Covenants
The Issuer will issue the notes under an indenture with U.S. Bank National Association, as trustee. The indenture will, among other things, limit the Issuer's ability and the ability of its subsidiaries to:
• create certain liens; and
• consolidate, merge or sell all or substantially all of our assets.
These covenants are subject to important exceptions and qualifications. See "Description of the Notes."
Optional Redemption
The Issuer may redeem the notes, at any time in whole or from time to time in part, at the redemption prices described in this prospectus supplement. See "Description of the Notes—Optional Redemption."
Change of Control Triggering Event
Upon the occurrence of both a change of control and a rating event (each as defined in "Description of the Notes"), we will make an offer to each holder to repurchase all or any part of that holder's notes at a repurchase price in cash equal to 101% of the aggregate principal amount of such notes plus accrued and unpaid interest, if any.
No Prior Market
The notes will be new securities for which there is currently no market. Although certain of the underwriters have informed us that they intend to make a market in the notes, they are not obligated to do so, and they may discontinue market making activities at any time without notice. Accordingly, we cannot assure you that a liquid market for the notes will develop or be maintained.

Use of Proceeds	We intend to use the net proceeds of this offering, together with cash on hand, to redeem all outstanding aggregate principal amount of our Senior Subordinated Notes and to pay related premium and accrued interest. See "Use of Proceeds" and "Capitalization." Certain of the underwriters and/or their affiliates are holders of our Senior Subordinated Notes and will receive a portion of the net proceeds from this offering. See "Underwriting."
Conflicts of Interest
Because KKR Capital Markets LLC and/or its affiliates own (through its investment in Buck Holdings) at least 10% of our issued and outstanding common stock, a "conflict of interest" under FINRA Rule 5121 is deemed to exist. Accordingly, this offer is being made in compliance with FINRA Rule 5121. FINRA Rule 5121 requires that a "qualified independent underwriter" participate in the preparation of this prospectus supplement and exercise its usual standards of due diligence with respect thereto. Citigroup Global Markets Inc. has assumed the responsibilities of acting as the qualified independent underwriter in this offering. No sales of the shares will be made to a discretionary account over which KKR Capital Markets LLC exercises discretion without the prior specific written approval of the account holder. For more information, see "Conflicts of Interest."

Risk Factors

        Investing in the notes involves risk. You should carefully consider the risk factors set forth in the section entitled "Risk Factors" and the other information contained in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein, prior to making an investment in the notes. See "Risk Factors."

Summary Historical Financial and Other Data

        The following table sets forth our summary consolidated financial information as of the dates and for the periods indicated. The summary historical statement of operations data and statement of cash flows data for the fiscal years ended February 3, 2012, January 28, 2011 and January 29, 2010, and balance sheet data as of February 3, 2012 and January 28, 2011, have been derived from our historical audited consolidated financial statements included in the 2011 Annual Report and incorporated by reference in this prospectus supplement. The summary historical balance sheet data as of January 29, 2010 presented in this table have been derived from our audited consolidated financial statements not included in the 2011 Annual Report. We derived the consolidated selected financial data for the 13-week periods ended May 4, 2012 and April 29, 2011 from our unaudited condensed consolidated interim financial statements included in our Quarterly Report on Form 10-Q for the period ended May 4, 2012 and incorporated by reference in this prospectus supplement. We have prepared the unaudited consolidated financial information set forth below on the same basis as our audited consolidated financial statements, and have included all adjustments, consisting only of normal recurring adjustments, that we consider necessary for a fair presentation of our financial position and operating results for such periods. The interim results set forth below are not necessarily indicative of results for the fiscal year ending February 1, 2013 or for any other period.

        Our historical results are not necessarily indicative of future operating results. The information set forth below should be read in conjunction with, and is qualified in its entirety by reference to, "Selected Historical Financial and Other Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and the related notes included in the 2011 Annual Report and in our Quarterly Report on Form 10-Q for the period ended May 4, 2012 that are incorporated by reference in this prospectus supplement.

	Year Ended			13 Weeks Ended
(Amounts in millions, excluding ratios, number of stores, selling square feet, and net sales per square foot)	January 29, 2010	January 28, 2011	February 3, 2012(1)	April 29, 2011	May 4, 2012
Statement of Income Data:
Net sales	$11,796.4	$13,035.0	$14,807.2	$3,451.7	$3,901.2
Cost of goods sold	8,106.5	8,858.4	10,109.3	2,364.3	2,672.9

Gross profit	3,689.9	4,176.6	4,697.9	1,087.4	1,228.3
Selling, general and administrative expenses	2,736.6	2,902.5	3,207.1	765.8	843.9
Operating profit	953.3	1,274.1	1,490.8	321.6	384.3
Interest income	(0.1)	(0.2)	(0.1)	(0.0)	0.0
Interest expense	345.7	274.2	205.0	65.6	37.1
Other (income) expense	55.5	15.1	60.6	2.3	1.7

Income before income taxes	552.1	985.0	1,225.3	253.8	345.6
Income tax expense	212.7	357.1	458.6	96.8	132.2

Net income	$339.4	$627.9	766.7	157.0	213.4

Comprehensive income(2)	$344.7 (2)	$641.7 (2)	$781.8 (2)	$161.7	$215.9

Statement of Cash Flows Data:
Net cash provided by (used in):
Operating activities	$672.8	$824.7	$1,050.5	$223.6	$192.6
Investing activities	(248.0)	(418.9)	(513.8)	(91.6)	(145.7)
Financing activities	(580.7)	(130.4)	(908.0)	(27.0)	(40.5)
Total capital expenditures	(250.7)	(420.4)	(514.9)	(92.0)	(145.9)
Other Financial and Operating Data:
Same store sales growth(3)	9.5%	4.9%	6.0%	5.4%	6.7%
Same store sales(3)	$11,356.5	$12,227.1	$13,626.7	$3,239.9	$3,666.1
Number of stores included in same store sales calculation	8,324	8,712	9,254	8,815	9,346
Number of stores (at period end)	8,828	9,372	9,937	9,496	10,052
Selling square feet (in thousands at period end)	62,494	67,094	71,774	68,131	72,928
Net sales per square foot(4)	$195	$201	$213	$203	$216
Consumables sales	70.8%	71.6%	73.2%	73.3%	73.8%
Seasonal sales	14.5%	14.5%	13.8%	13.2%	13.4%
Home products sales	7.4%	7.0%	6.8%	6.8%	6.6%
Apparel sales	7.3%	6.9%	6.2%	6.7%	6.2%
Rent expense	$428.6	$489.3	$542.3	$129.8	$147.4
Balance Sheet Data (at period end):
Cash and cash equivalents and short-term investments	$222.1	$497.4	$126.1	$602.5	$132.5
Total assets	8,863.5	9,546.2	9,688.5	9,714.9	9,770.2
Long-term obligations	3,403.4	3,288.2	2,618.5	3,263.6	2,881.4
Total shareholders' equity	3,390.3	4,054.5	4,668.5	4,219.7	4,591.4
Other Financial Data:
EBITDA(5)	$1,139.3	$1,501.2	$1,694.3	$383.7	$452.6
Adjusted EBITDA(6)	$1,287.2	$1,545.1	$1,837.6	$408.1	$463.2
Ratio of earnings to fixed charges(7)	2.1x	3.1x	3.8x	3.2x	4.6x

(1)
The fiscal year ended February 3, 2012 was comprised of 53 weeks.

(2)
Effective February 4, 2012, we adopted the Financial Accounting Standards Board's Accounting Standards Update ("ASU") No. 2011-05, Comprehensive Income (Topic 220): Deferral of the Effective Date for Amendments to the Presentation of Reclassification of Items Out of Accumulated Other Comprehensive Income in Accounting Standards Update No. 2011-05. These updates revise the manner in which entities present comprehensive income in their financial statements. The following selected financial information revises historical information to illustrate the new presentation required by these standards for the periods presented.

	Year Ended
	January 29, 2010	January 28, 2011	February 3, 2012
Net income	$339.4	$627.9	$766.7
Unrealized net gain on hedged transactions	7.9	23.2	24.8
Income tax expense on unrealized net gain on hedged transactions	2.6	9.4	9.7

Other comprehensive income, net of tax	5.3	13.8	15.1

Comprehensive income	$344.7	$641.7	$781.8

(3)
Same-store sales are calculated based upon stores that were open at least 13 full fiscal months and remain open at the end of the reporting period. When applicable, we exclude the sales in the 53rd week of a 53-week year from the same-store sales calculation.

(4)
Net sales per square foot was calculated based on total sales for the preceding 12 months as of the ending date of the reporting period divided by the average selling square footage during the period, including the end of the fiscal year, the beginning of the fiscal year, and the end of each of the Company's three interim fiscal quarters.

(5)
EBITDA is defined as income (loss) from continuing operations before cumulative effect of change in accounting principles plus interest and other financing costs, net, provision for income taxes, and depreciation and amortization.

(6)
Under our Credit Facilities, certain limitations and restrictions could arise if we are not able to satisfy and remain in compliance with specified financial ratios. Management believes the most significant of such ratios is the senior secured incurrence test under the Credit Facilities. This test measures the ratio of our senior secured debt to Adjusted EBITDA. This ratio would need to be no greater than 4.25 to 1 to avoid such limitations and restrictions. As of May 4, 2012, this ratio was 1.2 to 1. Senior secured debt is defined as our total debt secured by liens or similar encumbrances less cash and cash equivalents. Adjusted EBITDA is defined as EBITDA, further adjusted to give effect to adjustments required in calculating this covenant ratio under our Credit Facilities. EBITDA and Adjusted EBITDA are not presentations made in accordance with U.S. GAAP, are not measures of financial performance or condition, liquidity or profitability, and should not be considered as an alternative to (1) net income, operating income or any other performance measures determined in accordance with U.S. GAAP or (2) operating cash flows determined in accordance with U.S. GAAP. Additionally, EBITDA and Adjusted EBITDA are not intended to be measures of free cash flow for management's discretionary use, as they do not consider certain cash requirements such as interest payments, tax payments and debt service requirements and replacements of fixed assets.

Our presentation of EBITDA and Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation or as a substitute for analysis of our results as reported under U.S. GAAP. Because not all companies use identical calculations, these presentations of EBITDA and Adjusted EBITDA may not be comparable to other similarly titled measures of other companies. We believe that the presentation of EBITDA and Adjusted EBITDA is appropriate to provide additional information about the calculation of this financial ratio in the Credit Facilities. Adjusted EBITDA is a material component of this ratio. Specifically, non-compliance with the senior secured indebtedness ratio contained in our Credit Facilities could prohibit us from making investments, incurring liens, making certain restricted payments and incurring additional secured indebtedness (other than the additional funding provided for under the senior secured credit agreement and pursuant to specified exceptions).

  The calculation of Adjusted EBITDA under the Credit Facilities is as follows:

	Year ended			13-weeks ended
(in millions)	January 29, 2010	January 28, 2011	February 3, 2012	April 29, 2011	May 4, 2012
Net income	$339.4	$627.9	$766.7	$157.0	$213.4
Add (subtract):
Interest income	(0.1)	(0.2)	(0.1)	(0.0)	0.0
Interest expense	345.6	274.1	205.0	65.6	37.1
Depreciation and amortization	241.7	242.3	264.1	64.3	69.9
Income taxes	212.7	357.1	458.6	96.8	132.2

EBITDA	1,139.3	1,501.2	1,694.3	383.7	452.6

Adjustments:
Loss on debt retirements	55.3	14.6	60.3	2.2	1.6
Loss on hedging instruments	0.5	0.4	0.4	0.1	—
Impact of markdowns related to inventory clearance, net of purchase accounting adjustments	(7.3)	—	—	—	—
Advisory and consulting fees to affiliates	63.5	0.1	—	—	—
Non-cash expense for share-based awards	18.7	16.0	15.3	3.5	4.8
Litigation settlement and related costs, net	—	—	13.1	13.1	—
Indirect merger related costs	10.6	1.3	0.9	—	0.4
Other non-cash charges (including LIFO)	6.6	11.5	53.3	5.5	3.2
Other	—	—	—	—	0.6

Total Adjustments	147.9	43.9	143.3	24.4	10.6

Adjusted EBITDA	$1,287.2	$1,545.1	$1,837.6	$408.1	$463.2

(7)
For purposes of computing the ratio of earnings to fixed charges, (a) earnings consist of net income (loss) before income taxes plus fixed charges less capitalized expenses related to indebtedness (amortization expense for capitalized interest is not significant) and (b) fixed charges consist of all interest expense (whether expensed or capitalized), amortization of debt issue costs and discounts related to indebtedness, and a portion of rent expense representative of interest factored therein.

RISK FACTORS

        An investment in the notes involves risk. Before investing in the notes, you should carefully consider the risks described below as well as other factors and information included in or incorporated by reference into this prospectus supplement and the accompanying prospectus, including the risk factors set forth in our 2011 Annual Report and our financial statements and related notes, all of which are incorporated by reference into this prospectus supplement and the accompanying prospectus. Any such risks could materially and adversely affect our business, financial condition, results of operations or liquidity. However, the selected risks described below and in our 2011 Annual Report are not the only risks facing us. Our business, financial condition, results of operations or liquidity could also be adversely affected by additional factors that apply to all companies generally, as well as other risks that are not currently known to us or that we currently view to be immaterial. While we attempt to mitigate known risks to the extent we believe to be practicable and reasonable, we can provide no assurance, and we make no representation, that our mitigation efforts will be successful. In such a case, the trading price of the notes could decline or we may not be able to make payments of principal and interest on the notes, and you may lose all or part of your original investment.

Risks Related to our Indebtedness

         While we have reduced our debt levels since 2007, we continue to have substantial debt that will need to be repaid or refinanced at or prior to applicable maturity dates which could adversely affect our ability to raise additional capital to fund our operations and limit our ability to pursue our growth strategy or other opportunities or to react to changes in the economy or our industry.

        At May 4, 2012, after giving effect to the offering of the notes and the application of proceeds therefrom, we would have had total outstanding debt (including the current portion of long-term obligations) of $2.931 billion, including a $1.964 billion senior secured term loan facility, $1.084 billion of which matures on July 6, 2014 and $879.7 million of which matures on July 6, 2017, borrowings of $447.8 million under our senior secured asset-based revolving credit facility that matures on July 6, 2014 and $500.0 million aggregate principal amount of the notes offered hereby. As of May 4, 2012, we also had an additional $706.9 million available for borrowing under the revolving credit facility, net of $21.7 million of commercial letters of credit and $23.7 million of standby letters of credit. This level of debt and our ability to repay or refinance this debt prior to maturity could have important negative consequences to our business, including:

  •
  increasing our vulnerability to general economic and industry conditions because our debt payment obligations may limit our ability to use our cash to respond to or defend against changes in the industry or the economy;

  •
  requiring a substantial portion of our cash flow from operations to be dedicated to the payment of principal and interest on our indebtedness, therefore reducing our ability to use our cash flow to fund our operations, capital expenditures and future business opportunities or pay dividends;

  •
  limiting our ability to pursue our growth strategy;

  •
  placing us at a disadvantage compared to our competitors who are less highly leveraged and may be better able to use their cash flow to fund competitive responses to changing industry, market or economic conditions;

  •
  limiting our ability to obtain additional financing for working capital, capital expenditures, debt service requirements, acquisitions and general corporate or other purposes; and

  •
  increasing the difficulty of our ability to make payments on our outstanding debt, including the notes.

        We and our subsidiaries may be able to incur substantial additional indebtedness in the future, subject to the restrictions contained in our Credit Facilities. If new indebtedness is added to our current debt levels, the related risks that we now face could intensify. Restrictions imposed by our Credit Facilities may limit our ability to operate our business and to finance future operations or capital needs or to engage in other business activities.

         Our variable rate debt exposes us to interest rate risk which could adversely affect our cash flow.

        The borrowings under the senior secured term loan facility and the senior secured asset-based revolving credit facility that comprise our Credit Facilities bear interest at variable rates. Other debt we incur also could be variable rate debt. If market interest rates increase, variable rate debt will create higher debt service requirements, which could adversely affect our cash flow. While we have entered and may in the future enter into agreements limiting our exposure to higher interest rates, any such agreements may not offer complete protection from this risk. Our interest expense for the year ended February 3, 2012 was $205.0 million. At May 4, 2012, we had $447.8 million of debt under our senior secured asset-based revolving credit facility in addition to $1.964 billion of debt under our senior secured term loan facility, which are based on a floating rate index. Based on our variable rate borrowing levels and interest rate swaps outstanding during 2011, the effect of a one percentage point change in variable interest rates would have resulted in a pretax reduction of our earnings and cash flows of approximately $16.3 million in 2011.

Risks Related to the Notes

         We may not be able to generate sufficient cash to service all of our indebtedness, including the notes, and may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful.

        Our ability to make scheduled payments on or to refinance our debt obligations depends on our financial condition and operating performance, which is subject to prevailing economic and competitive conditions and to certain financial, business and other factors beyond our control. We may be unable to maintain a level of cash flow from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness, including the notes.

        If our cash flow and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay investments and capital expenditures, or to sell assets, seek additional capital or restructure or refinance our indebtedness, including the notes. These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations. In the absence of such operating results and resources, we could face substantial liquidity problems and might be required to dispose of material assets or operations to meet our debt service and other obligations. Our Credit Facilities restrict our ability to dispose of assets and use the proceeds from such disposition. We may not be able to consummate those dispositions or to obtain the proceeds that we could realize from them and these proceeds may not be adequate to meet any debt service obligations then due.

         Despite our current level of indebtedness, we and our subsidiaries may still be able to incur substantially more debt. This could further exacerbate the risks to our financial condition described above.

        We and our subsidiaries may be able to incur significant additional indebtedness in the future. The indenture under which the notes offered hereby will be issued will not contain any restrictions on our ability to incur debt. Although our Credit Facilities do contain, restrictions on the incurrence of additional indebtedness, these restrictions are subject to a number of qualifications and exceptions, and the additional indebtedness incurred in compliance with these restrictions could be substantial. If we incur any additional indebtedness that ranks equally with the notes, subject to collateral arrangements, the holders of that debt will be entitled to share ratably with you in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding up of our Company. This may have the effect of reducing the amount of proceeds paid to you. These restrictions also will not prevent us from incurring obligations that do not constitute indebtedness under the Credit Facilities. In addition, as of May 4, 2012, we had $706.9 million available for borrowing under the senior secured asset-based revolving credit facility, net of $21.7 million of commercial letters of credit and $23.7 million of standby letters of credit. All of those borrowings would be secured indebtedness. If new debt is added to our current debt levels, the related risks that we and the guarantors now face could intensify. See "Description of Other Indebtedness" and "Description of the Notes."

         Repayment of our debt, including the notes, is dependent on cash flow generated by our subsidiaries and their ability to make distributions to us.

        Our subsidiaries own a significant portion of our assets and conduct a significant portion of our operations. Accordingly, repayment of our indebtedness, including the notes, is dependent, to a significant extent, on the generation of cash flow by our subsidiaries and their ability to make such cash available to us, by dividend, debt repayment or otherwise. Unless they are guarantors of the notes, our subsidiaries do not have any obligation to pay amounts due on the notes or to make funds available for that purpose. Our subsidiaries may not be able to, or may not be permitted to, make distributions to enable us to make payments in respect of our indebtedness, including the notes. Each subsidiary is a distinct legal entity and, under certain circumstances, legal and contractual restrictions may limit our ability to obtain cash from our subsidiaries. The indenture under which the notes offered hereby will be issued will not limit the ability of our subsidiaries to incur consensual restrictions on their ability to pay dividends or make other intercompany payments to us. In the event that we do not receive distributions from our subsidiaries, we may be unable to make required principal and interest payments on our indebtedness, including the notes.

         The notes will be effectively subordinated to our and the guarantors' indebtedness under the Credit Facilities and any other secured indebtedness of our Company to the extent of the value of the property securing that indebtedness.

        The notes will not be secured by any of our or the guarantors' assets. As a result, the notes and the guarantees will be effectively subordinated to our and the guarantors' indebtedness under the Credit Facilities with respect to the assets that secure that indebtedness to the extent of the value of such assets. At May 4, 2012, we had $447.8 million of debt under our senior secured asset-based revolving credit facility in addition to $1.964 billion of debt under our senior secured term loan facility, and we had $706.9 million available for borrowing under the revolving credit facility, net of $21.7 million of letters of credit and $23.7 million of standby letters of credit. Under certain conditions, the commitments under the Credit Facilities may be increased by up to $250.0 million. In addition, we may incur additional secured debt in the future. The effect of this subordination is that upon a default in payment on, or the acceleration of, any of our secured indebtedness, or in the event of bankruptcy, insolvency, liquidation, dissolution or reorganization of the Issuer or the guarantors, the proceeds from the sale of assets securing our secured indebtedness will be available to pay obligations on the notes and the guarantees only after all indebtedness under the Credit Facilities and that other secured debt has been paid in full. As a result, the holders of the notes may receive less, ratably, than the holders of secured debt in the event of our or the guarantors' bankruptcy, insolvency, liquidation, dissolution or reorganization.

         Claims of noteholders will be structurally subordinated to the claims of creditors of our non-guarantor subsidiaries.

        The notes will not be guaranteed by all of our subsidiaries. For example, as described in "Description of the Notes," our subsidiaries that do not guarantee the Credit Facilities will not guarantee the notes. Accordingly, claims of holders of the notes will be structurally subordinate to the claims of creditors of these non-guarantor subsidiaries, including trade creditors. All obligations of our non-guarantor subsidiaries will have to be satisfied before any of the assets of such subsidiaries would be available for distribution, upon a liquidation or otherwise, to us or a guarantor of the notes.

        Our non-guarantor subsidiaries accounted for approximately $84.9 million and $23.3 million of our net revenues and approximately $18.0 million and $3.6 million of our net income for 2011 and the thirteen weeks ended May 4, 2012, respectively, and approximately $422.6 million and $430.1 million of our total assets, and approximately $282.9 million and $286.8 million of our total liabilities as of February 3, 2012 and May 4, 2012, respectively. Included in these net revenues, net income, total assets and total liabilities balances are certain intercompany balances that are eliminated in consolidation.

         If we default on our obligations to pay our indebtedness, we may not be able to make payments on the notes.

        Any default under the agreements governing our indebtedness, including a default under our Credit Facilities, that is not waived by the required lenders, and the remedies sought by the holders of such indebtedness, could prevent us from paying principal, premium, if any, and interest on the notes and substantially decrease the market value of the notes. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, and interest on our indebtedness, or if we otherwise fail to comply with the various covenants in the instruments governing our indebtedness (including covenants in our Credit Facilities and the indenture under which the notes offered hereby will be issued), we could be in default under the terms of the agreements governing such indebtedness, including our Credit Facilities and the indenture under which the notes offered hereby will be issued. In the event of such default, the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest, the lenders under our Credit Facilities could elect to terminate their commitments thereunder, cease making further loans and institute foreclosure proceedings against our assets, and we could be forced into bankruptcy or liquidation. If our operating performance declines, we may in the future need to obtain waivers from the required lenders under our Credit Facilities to avoid being in default. If we breach our covenants under our Credit Facilities and seek a waiver, we may not be able to obtain a waiver from the required lenders. If this occurs, we would be in default under our senior secured credit agreements, the lenders could exercise their rights, as described above, and we could be forced into bankruptcy or liquidation.

         We may not have the ability to raise the funds necessary to finance the change of control offer required by the indenture under which the notes offered hereby will be issued.

        Upon the occurrence of a "change of control triggering event," as defined in the indenture under which the notes offered hereby will be issued, we must offer to buy back the notes at a price equal to 101% of the principal amount, together with any accrued and unpaid interest, if any, to the date of the repurchase. Our failure to purchase, or give notice of purchase of, the notes, would be a default under the indenture under which the notes offered hereby will be issued, which would also be a default under our Credit Facilities.

        If a change of control triggering event occurs, it is possible that we may not have sufficient assets at the time of the change of control triggering event to make the required repurchase of notes or to satisfy all obligations under our Credit Facilities and the indenture under which the notes offered hereby will be issued. In order to satisfy our obligations, we could seek to refinance the indebtedness under our Credit Facilities and the indenture or obtain a waiver from the lenders or you as a holder of notes. We cannot assure you that we would be able to obtain a waiver or refinance our indebtedness on terms acceptable to us, if at all.

         The lenders under our Credit Facilities have the discretion to release the guarantors under the senior secured credit agreements in a variety of circumstances, which will cause those guarantors to be released from their guarantees of the notes.

        While any obligations under our Credit Facilities remain outstanding, any guarantee of the notes may be released without action by, or consent of, any holder of the notes or the trustee under the indenture under which the notes offered hereby will be issued, at the discretion of lenders under our Credit Facilities, if such guarantor is no longer a guarantor of obligations under our Credit Facilities or any other material indebtedness. See "Description of the Notes—Guarantees." The lenders under our Credit Facilities have the discretion to release the guarantees under our Credit Facilities in a variety of circumstances. Moreover, to the extent we refinance our Credit Facilities with debt which is not guaranteed or the Credit Facilities are no longer outstanding, the guarantors may also be released. You will not have a claim as a creditor against any subsidiary that is no longer a guarantor of the notes, and the indebtedness and other liabilities, including trade payables, whether secured or unsecured, of those subsidiaries will effectively be senior to claims of noteholders.

         Federal and state fraudulent transfer laws may permit a court to void the guarantees, and, if that occurs, you may not receive any payments on the notes.

        Federal and state fraudulent transfer and conveyance statutes may apply to the issuance of the notes and the incurrence of the guarantees. Under federal bankruptcy law and comparable provisions of state fraudulent transfer or conveyance laws, which may vary from state to state, the notes or guarantees could be voided as a fraudulent transfer or conveyance if (1) we or any of the guarantors, as applicable, issued the notes or incurred the guarantees with the intent of hindering, delaying or defrauding creditors or (2) we or any of the guarantors, as applicable, received less than reasonably equivalent value or fair consideration in return for either issuing the notes or incurring the guarantees and, in the case of (2) only, one of the following is also true at such time:

  •
  we or any of the guarantors, as applicable, were insolvent or rendered insolvent by reason of the issuance of the notes or the incurrence of the guarantees;

  •
  the issuance of the notes or the incurrence of the guarantees left us or any of the guarantors, as applicable, with an unreasonably small amount of capital to carry on the business;

  •
  we or any of the guarantors intended to, or believed that we or such guarantor would, incur debts beyond our or such guarantor's ability to pay as they mature; or

  •
  we or any of the guarantors was a defendant in an action for money damages, or had a judgment for money damages docketed against us or such guarantor if, in either case, after final judgment, the judgment is unsatisfied.

        If a court were to find that the issuance of the notes or the incurrence of the guarantee was a fraudulent transfer or conveyance, the court could void the payment obligations under the notes or such guarantee or further subordinate the notes or such guarantee to presently existing and future indebtedness of ours or of the related guarantor, or require the holders of the notes to repay any amounts received with respect to such guarantee. In the event of a finding that a fraudulent transfer or conveyance occurred, you may not receive any repayment on the notes. Further, the voidance of the notes could result in an event of default with respect to our and our subsidiaries' other debt that could result in acceleration of such debt.

        As a general matter, value is given for a transfer or an obligation if, in exchange for the transfer or obligation, property is transferred or an antecedent debt is secured or satisfied. A debtor will generally not be considered to have received value in connection with a debt offering if the debtor uses the proceeds of that offering to make a dividend payment or otherwise retire or redeem equity securities issued by the debtor.

        We cannot be certain as to the standards a court would use to determine whether or not we or the guarantors were solvent at the relevant time or, regardless of the standard that a court uses, that the issuance of the guarantees would not be further subordinated to our or any of our guarantors' other debt.

         The indenture under which the notes offered hereby will be issued will not limit our ability to incur future indebtedness, pay dividends, repurchase securities, engage in transactions with affiliates or engage in other activities that could adversely affect our ability to pay our obligations on the notes.

        The indenture under which the notes offered hereby will be issued will not contain any financial maintenance covenants and will contain only limited restrictive covenants. The indenture will not limit our or our subsidiaries' ability to incur additional indebtedness, issue or repurchase securities, pay dividends or engage in transactions with affiliates. We, therefore, may pay dividends and incur additional debt, including secured indebtedness in certain circumstances or indebtedness by, or other obligations of, our subsidiaries to which the notes would be structurally subordinated. Our ability to incur additional indebtedness and use our funds for numerous purposes may limit the funds available to pay our obligations under the notes.

         Your ability to transfer the notes may be limited by the absence of an active trading market, and there is no assurance that any active trading market will develop for the notes.

        The notes are a new issue of securities for which there is no established public market. Certain of the underwriters have advised us that they intend to make a market in the notes as permitted by applicable laws and regulations; however, the underwriters are not obligated to make a market in the notes, and they may discontinue their market-making activities at any time without notice. Therefore, we cannot assure you that an active market for the notes will develop or, if developed, that it will continue. Historically, the market for non investment-grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the notes.

        We cannot assure you that the market, if any, for the notes will be free from similar disruptions or that any such disruptions may not adversely affect the prices at which you may sell your notes. In addition, subsequent to their initial issuance, the notes may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar notes, our performance and other factors.

         A lowering or withdrawal of the ratings assigned to our debt securities by rating agencies may increase our future borrowing costs and reduce our access to capital.

        Our debt securities currently have a non-investment grade rating (although our senior secured term loan facility is investment grade), and any rating assigned could be lowered or withdrawn entirely by a rating agency if, in that rating agency's judgment, future circumstances relating to the basis of the rating, such as adverse changes, so warrant. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of the notes. Credit ratings are not recommendations to purchase, hold or sell the notes. Additionally, credit ratings may not reflect the potential effect of risks relating to the structure or marketing of the notes.

        Any future lowering of our ratings likely would make it more difficult or more expensive for us to obtain additional debt financing. If any credit rating initially assigned to the notes is subsequently lowered or withdrawn for any reason, you may not be able to resell your notes without a substantial discount.

         The Investors continue to have significant influence over us and may have conflicts of interest with us or you now or in the future.

        Through their investment in Buck Holdings, L.P., the Investors hold a significant interest in our outstanding common stock. As a result, the Investors may have influence over our ability to enter into any corporate transaction that requires the approval of shareholders regardless of whether noteholders believe that any such transactions are in their own best interests. In addition, pursuant to a shareholders' agreement that we entered into with Buck Holdings, L.P., KKR and the GS Investors, KKR and the GS Investors have certain rights to appoint directors to our Board and its committees for as long as Buck Holdings, L.P. continues to hold a specified amount of our common stock.

        The Investors are also in the business of making investments in companies and may from time to time acquire and hold interests in businesses that compete directly or indirectly with us. The Investors may also pursue acquisition opportunities that are complementary to our business, and, as a result, those acquisition opportunities may not be available to us. As long as the Investors, or other funds controlled by or associated with the Investors, continue to indirectly own a significant amount of our outstanding common stock, the Investors may continue to be able to influence our decisions.

FORWARD-LOOKING STATEMENTS

        This prospectus supplement contains or incorporates by reference forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. You can identify these statements because they are not limited to statements of historical fact or they use words such as "may," "will," "should," "expect," "believe," "anticipate," "project," "plan," "estimate," "objective," "intend" or "could" and similar expressions that concern our strategy, plans, intentions or beliefs about future occurrences or results. For example, statements relating to estimated and projected expenditures, cash flows, results of operations, financial condition and liquidity; plans and objectives for future operations, growth or initiatives; and the expected outcome or effect of pending or threatened litigation or audits are forward-looking statements.

        All forward-looking statements are subject to risks, uncertainties and other factors that may change at any time, so our actual results may differ materially from the expectations expressed in or implied by such forward-looking statements, including, but not limited to:

  •
  failure to successfully execute our growth strategy, including delays in store growth, difficulties executing sales and operating profit margin initiatives and inventory shrinkage reduction;

  •
  the failure of our new store base to achieve sales and operating levels consistent with our expectations;

  •
  risks and challenges in connection with sourcing merchandise from domestic and foreign vendors, as well as trade restrictions;

  •
  our level of success in gaining and maintaining broad market acceptance of our private brands and in achieving our other initiatives;

  •
  unfavorable publicity or consumer perception of our products;

  •
  our debt levels and restrictions in our debt agreements;

  •
  economic conditions, including their effect on the financial and capital markets, our suppliers and business partners, employment levels, consumer demand, disposable income, credit availability and spending patterns, inflation and the cost of goods;

  •
  increases in commodity prices (including, without limitation, cotton, wheat, corn, sugar, oil, paper, nuts and resin);

  •
  levels of inventory shrinkage;

  •
  seasonality of our business;

  •
  increases in costs of fuel or other energy, transportation or utilities costs and in the costs of labor, employment and health care;

  •
  the impact of changes in, or noncompliance with, governmental laws and regulations (including, but not limited to, product safety, healthcare and unionization) and developments in and outcomes of legal proceedings, investigations or audits;

  •
  disruptions, unanticipated expenses or operational failures in our supply chain including, without limitation, a decrease in transportation capacity for overseas shipments or work stoppages or other labor disruptions that could impede the receipt of merchandise;

  •
  delays or unanticipated expenses in constructing or opening new distribution centers;

  •
  damage or interruption to our information systems;

  •
  changes in the competitive environment and the markets where we operate;

  •
  natural disasters, unusual weather conditions, pandemic outbreaks, boycotts, war and geopolitical events;

  •
  the incurrence of material uninsured losses, excessive insurance costs or accident costs;

  •
  our failure to protect our brand name;

  •
  our loss of key personnel or our inability to hire additional qualified personnel;

  •
  interest rate and currency exchange fluctuations;

  •
  a data security breach;

  •
  our failure to maintain effective internal controls;

  •
  changes to income tax expense due to changes in or interpretation of tax laws, or as a result of federal or state income tax examinations; and

  •
  changes to or new accounting guidance, such as changes to lease accounting guidance or a requirement to convert to international financial reporting standards.

        We derive many of these statements from our operating budgets and forecasts, which are based on many detailed assumptions that we believe are reasonable. However, it is very difficult to predict the impact of known factors, and we cannot anticipate all factors that could affect our actual results that may be important to an investor. Important factors that could cause actual results to differ materially from the expectations expressed in our forward-looking statements are disclosed under "Risk Factors" in this prospectus supplement and in the section entitled "Risk Factors" in our 2011 Annual Report as well as the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Note 9. Commitments and Contingencies" in our 2011 Annual Report and "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Note 8. Commitments and Contingencies" in our Quarterly Report on Form 10-Q for the quarter ended May 4, 2012, which are incorporated by reference into this prospectus supplement. All written and oral forward-looking statements we make in the future are expressly qualified in their entirety by these cautionary statements as well as other cautionary statements that we make from time to time in our other SEC filings and public communications. You should evaluate all of our forward-looking statements in the context of these risks and uncertainties.

        We caution you that the important factors referenced above may not contain all of the factors that are important to you. In addition, we cannot assure you that we will realize the results or developments we expect or anticipate or, even if substantially realized, that they will result in the consequences or affect us or our operations in the way we expect. Forward-looking statements included or incorporated by reference into this prospectus supplement are made only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

 USE OF PROCEEDS

        We estimate that our net proceeds from this offering, after deducting underwriter discounts and commissions and estimated offering expenses, will be approximately $493.4 million. We intend to use the net proceeds of this offering, together with cash on hand, to redeem our Senior Subordinated Notes and to pay related premium and accrued interest. The Senior Subordinated Notes bear interest a rate of 11.875% per annum and mature on July 15, 2017. Certain of the underwriters and/or their affiliates are holders of our Senior Subordinated Notes and will receive a portion of the net proceeds from this offering. For more information, see "Underwriting."

 CAPITALIZATION

        The following table sets forth our capitalization as of May 4, 2012:

  •
  on an actual basis; and

  •
  on an as adjusted basis to give effect to this offering and the use of proceeds therefrom.

        The table below should be read in conjunction with, and is qualified in its entirety by reference to, "Selected Historical Financial and Other Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and our consolidated financial statements and the related notes included in the 2011 Annual Report and in our quarterly report on Form 10-Q that is incorporated by reference in this prospectus supplement.

	May 4, 2012
	Actual	As Adjusted
	(amounts in millions, except per share amounts)
Cash and cash equivalents	$132.5	$121.7
Long-term obligations:
Credit Facilities:
Senior secured asset-based revolving credit facility(1)	447.8	447.8
Senior secured term loan facility	1,963.5	1,963.5
Senior subordinated notes	450.7	—
Senior notes offered hereby	—	500.0
Tax increment financing	14.5	14.5
Capital lease obligations	4.9	4.9

Total long-term obligations	2,881.4	2,930.7

Shareholders' equity:
Preferred stock	—	—
Common stock; $0.875 par value, 1,000.0 shares authorized, 332.3 shares issued and outstanding at May 4, 2012	290.8	290.8
Additional paid-in capital	2,967.0	2,967.0
Retained earnings	1,336.3	1,318.6
Accumulated other comprehensive loss	(2.7)	(2.7)

Total shareholders' equity	4,591.4	4,573.7

Total capitalization	$7,472.8	$7,504.4

(1)
Amount shown does not include $21.7 million of commercial letters of credit and $23.7 million of standby letters of credit.

 DESCRIPTION OF OTHER INDEBTEDNESS

Credit Facilities

        We have two senior secured credit facilities (the "Credit Facilities"), which provide financing of up to $3.16 billion as of May 4, 2012. The Credit Facilities consist of a $1.964 billion senior secured term loan facility (the "Term Loan Facility") and a senior secured asset-based revolving credit facility (the "ABL Facility"). Total commitments under the ABL Facility are equal to $1.2 billion (of which up to $350.0 million is available for letters of credit), subject to borrowing base availability. The ABL Facility also includes borrowing capacity available for short-term borrowings referred to as swingline loans.

        The Credit Facilities provide that we will have the right at any time to request up to $250.0 million of incremental commitments under one or more incremental term loan facilities and/or asset-based revolving credit facilities. The lenders under these facilities are not under any obligation to provide any such incremental commitments and any such addition of or increase in commitments will be subject to our not exceeding certain senior secured leverage ratios and certain other customary conditions precedent. Our ability to obtain extensions of credit under these incremental commitments are also subject to the same conditions as extensions of credit under the Credit Facilities.

        Borrowings under the Credit Facilities bear interest at a rate equal to an applicable margin plus, at our option, either (a) LIBOR or (b) a base rate (which is usually equal to the prime rate). As of May 4, 2012, the applicable margin for borrowings under the Term Loan Facility is 2.75% for LIBOR borrowings and 1.75% for base-rate borrowings, and the applicable margin for borrowings under the ABL Facility is 1.50% for LIBOR borrowings and 0.50% for base rate borrowings. We are also required to pay a commitment fee to the lenders under the ABL Facility for any unutilized commitments, at a rate of 0.375% per annum as of May 4, 2012. The applicable margins for borrowings and the commitment fees under the ABL Facility are subject to adjustment each quarter based on average daily excess availability under the ABL Facility. We also must pay customary letter of credit fees.

        Under the Term Loan Facility, we would be required to prepay outstanding term loans, subject to certain exceptions, with: up to 50% of our annual excess cash flow (as defined in the senior secured credit agreement), which would be reduced to 25% and 0% if we were to achieve and maintain a total net leverage ratio of 6.0 to 1.0 and 5.0 to 1.0, respectively; the net cash proceeds of certain non-ordinary course asset sales or other dispositions of property; and the net cash proceeds of any incurrence of debt other than proceeds from debt permitted under the senior secured credit agreement. Through May 4, 2012, no prepayments have been required under the prepayment provisions listed above. The Term Loan Facility can be prepaid in whole or in part at any time.

        We amended the Term Loan Facility in March 2012, which resulted in the extension of the maturity on $879.7 million of the Term Loan Facility to July 6, 2017. The remaining $1.08 billion of the Term Loan Facility will mature on July 6, 2014. The applicable margin for borrowings under the Term Loan Facility remains unchanged.

        We also amended the ABL Facility in March 2012. The primary effects of the amendment were to extend the maturity of the ABL Facility to July 6, 2014, and to increase the total commitment from $1.031 billion to $1.2 billion. The amendment resulted in the write-off of a portion ($1.6 million) of existing debt issue costs related to the ABL Facility. There is no amortization under the ABL Facility.

        In addition, we are required to prepay the ABL Facility, subject to certain exceptions, with the net cash proceeds of all non-ordinary course asset sales or other dispositions of revolving facility collateral (as defined in the senior secured credit agreement); and to the extent such extensions of credit exceed the then current borrowing base. Through May 4, 2012, no prepayments have been required under any prepayment provisions.

        We may voluntarily repay outstanding loans under the Term Loan Facility or the ABL Facility at any time without premium or penalty, other than customary "breakage" costs with respect to LIBOR loans.

        All obligations under the Credit Facilities are unconditionally guaranteed by substantially all of our existing and future domestic subsidiaries (excluding certain immaterial subsidiaries and certain subsidiaries designated by us under our senior secured credit agreements as "unrestricted subsidiaries"), referred to, collectively, as U.S. Guarantors.

        All obligations and related guarantees under the Term Loan Facility are secured by:

  •
  a second-priority security interest in all existing and after-acquired inventory, accounts receivable, and other assets arising from such inventory and accounts receivable, of our Company and each U.S. Guarantor (the "Revolving Facility Collateral"), subject to certain exceptions;

  •
  a first-priority security interest in, and mortgages on, substantially all of our and each U.S. Guarantor's tangible and intangible assets (other than the Revolving Facility Collateral); and

  •
  a first-priority pledge of 100% of the capital stock held by us, or any of our domestic subsidiaries that are directly owned by us or one of the U.S. Guarantors and 65% of the voting capital stock of each of our existing and future foreign subsidiaries that are directly owned by us or one of the U.S. Guarantors.

  •
  All obligations and related guarantees under the ABL Facility are secured by the Revolving Facility Collateral, subject to certain exceptions.

        The senior secured credit agreements contain a number of covenants that, among other things, restrict, subject to certain exceptions, our ability to: incur additional indebtedness; incur additional liens; sell assets; pay dividends and distributions or repurchase our capital stock; make investments or acquisitions; consummate certain fundamental changes; repay or repurchase subordinated indebtedness, including the Senior Subordinated Notes discussed below; amend material agreements governing our subordinated indebtedness, including the Senior Subordinated Notes discussed below; or change our lines of business. The senior secured credit agreements also contain certain customary affirmative covenants and events of default.

        At May 4, 2012, we had borrowings of $447.8 million, commercial letters of credit of $21.7 million and standby letters of credit of $23.7 million outstanding under the ABL Facility. We anticipate potential borrowings under the ABL Facility in fiscal year 2012 up to a maximum of approximately $500 million outstanding at any one time. Certain of the underwriters and/or their affiliates perform roles under the Credit Facilities. See "Underwriting."

Senior Subordinated Toggle Notes due 2017

        As of May 4, 2012, we have $450.7 million aggregate principal amount of 11.875%/12.625% senior subordinated toggle notes due 2017 (the "Senior Subordinated Notes") outstanding, which mature on July 15, 2017, pursuant to an indenture dated as of July 6, 2007.

        We intend to redeem all of the Senior Subordinated Notes with the net proceeds of this offering, together with cash on hand, and to pay associated premium and accrued interest.

DESCRIPTION OF THE NOTES

        As used below, the terms "we," "us," "our" and "Dollar General" refer only to Dollar General Corporation and not to any of its Subsidiaries. The definitions of certain capitalized terms used in this description are set forth below under "—Certain Definitions." Capitalized terms used but not defined in this section shall have the meanings set forth in the Indenture.

General

        The following is a summary of the terms of the Indenture and the Notes. This Description of the Notes in this prospectus supplement supersedes and replaces the "Description of Debt Securities and Guarantees" in the prospectus in its entirety. The Notes will be issued under an indenture (the "Base Indenture"), dated as of July 12, 2012, between us and U.S. Bank National Association, as trustee (the "Trustee"), as amended by a supplemental indenture, dated as of July 12, 2012, among us, the guarantors named therein (the "Subsidiary Guarantors") and the Trustee (the "First Supplemental Indenture" and, together with the Base Indenture, the "Indenture"). The Indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended (the "TIA"). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA. The following is a summary of the material terms and provisions of the Notes and the Indenture. However, this summary does not purport to be a complete description of the Notes or the Indenture and is subject to the detailed provisions of, and qualified in its entirety by reference to, the Indenture, a copy of which is available from the Company upon request. We urge you to read the Indenture carefully because it, and not the following description, will govern your rights as a holder of the Notes.

Maturity, interest, form and denomination

        The Notes are being issued in an original aggregate amount of $500,000,000. The Notes will mature on July 15, 2017 and will bear interest at the rate of 4.125% per annum.

        Interest will be payable semiannually in arrears on January 15 and July 15 of each year commencing on January 15, 2013 to holders of record of the Notes on the preceding January 1 and July 1, respectively. If an interest payment date falls on a day that is not a business day, interest will be payable on the next succeeding business day with the same force and effect as if made on such interest payment date. Interest on the Notes will be calculated on the basis of a 360-day year of twelve 30-day months.

        The Notes will not be entitled to the benefit of any sinking fund provisions.

        We expect that payments of principal, premium, if any, and interest to owners of beneficial interests in global notes will be made in accordance with the procedures of The Depository Trust Company ("DTC") and its participants in effect from time to time. DTC will act as the depositary for the global notes.

        The Notes will be issued in fully registered form in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The registered holder of a Note will be treated as the owner of such Note for all purposes of the Indenture. The notes will initially be represented by one or more global notes in book-entry form. See "—Book Entry; Delivery and Form."

        The Indenture does not limit the amount of indebtedness that we or our subsidiaries may issue. The Indenture provides only limited protection against significant corporate events that could adversely affect investments in the Notes.

Further issuances of the notes

        We may, from time to time, without the consent of the existing holders of the Notes, issue additional notes under the Indenture having the same terms as the Notes in all respects, except for the issue date, the issue price and the initial interest payment date. Any such additional notes having the same terms as the Notes (the "Additional Notes") will be consolidated with and form a single series with the Notes offered hereby for all purposes of the Indenture. If the Additional Notes are not fungible with the Notes for U.S. federal income tax purposes, as applicable, the Additional Notes will have a different CUSIP number.

Ranking

        The Notes will be our senior unsecured obligations and will:

  •
  rank senior in right of payment to our existing and future debt and other obligations that are, by their terms, expressly subordinated in right of payment to the Notes (including the 11.875%/12.625% Senior Subordinated Toggle Notes due 2017, that are to be redeemed with the proceeds hereof);

  •
  rank equal in right of payment to all of our existing and future senior debt and other obligations that are not, by their terms, expressly subordinated in right of payment to the Notes;

  •
  be effectively subordinated to all of our existing and future secured debt (including obligations under the Senior Credit Facilities), to the extent of the value of the assets securing such debt; and

  •
  be structurally subordinated to all obligations of each of our subsidiaries that is not a guarantor of the Notes.

        Similarly, the Subsidiary Guarantees (as defined below) will be senior unsecured obligations of the Subsidiary Guarantors and will:

  •
  rank senior in right of payment to all of the applicable Subsidiary Guarantor's existing and future debt and other obligations that are, by their terms, expressly subordinated in right of payment to the Notes;

  •
  rank equal in right of payment to all of the applicable Subsidiary Guarantor's existing and future senior debt and other obligations that are not, by their terms, expressly subordinated in right of payment to the Notes;

  •
  be effectively subordinated in right of payment to all of the applicable Subsidiary Guarantors' existing and future secured debt (including the applicable Subsidiary Guarantor's Subsidiary Guarantee under the Senior Credit Facilities), to the extent of the value of the assets securing such debt; and

  •
  be structurally subordinated to all obligations of any Subsidiary of a Subsidiary Guarantor if that Subsidiary Guarantor is not also a Subsidiary Guarantor of the Notes.

        Our non-guarantor subsidiaries accounted for approximately $84.9 million and $23.3 million of our net revenues and approximately $18.0 million and $3.6 million of our net income for 2011 and the thirteen weeks ended May 4, 2012, respectively, and approximately $422.6 million and $430.1 million of our total assets, and approximately $282.9 million and $286.8 million of our total liabilities as of February 3, 2012 and May 4, 2012, respectively. Included in these net revenues, net income, total assets and total liabilities balances are certain intercompany balances that are eliminated in consolidation.

Subsidiary Guarantees

        The Notes will be guaranteed (each such guarantee being referred to as a "Subsidiary Guarantee"), on a joint and several senior unsecured basis, on the Issue Date by each of our Domestic Subsidiaries that is a guarantor of our Senior Credit Facilities. On the Issue Date, the Subsidiary Guarantors will consist of the following Subsidiaries: Dolgencorp, LLC, Dolgencorp of Texas, Inc., Dollar General Partners, Dolgencorp of New York, Inc., DG Logistics, LLC, DG Promotions, Inc., Retail Risk Solutions, LLC, DC Financial, LLC, DG Strategic I, LLC, DG Strategic II, LLC, Dolgen Midwest, LLC, Dolgen I, Inc., Dolgen II, Inc., Dolgen III, Inc., Dolgen California, LLC, DG eCommerce, LLC, DG Strategic VI, LLC, DG Strategic VII, LLC, DG Strategic VIII, LLC, Retail Property Investments, LLC, DG Transportation, Inc., DG Retail, LLC, South Boston Holdings, Inc., Sun-Dollar, L.P. and South Boston FF&E, LLC. Following the Issue Date, additional Domestic Subsidiaries will be required to become Subsidiary Guarantors to the extent set forth below under "—Additional Subsidiary Guarantees." The obligations of a Subsidiary Guarantor under its Subsidiary Guarantee will be limited to the extent necessary to prevent the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee from constituting a fraudulent conveyance or fraudulent transfer under federal or state law. See "Risk Factors—Risks related to the Notes—Federal and state fraudulent transfer laws may permit a court to void the guarantees, and, if that occurs, you may not receive any payments on the notes."

        The Indenture provides that the Subsidiary Guarantee of a Subsidiary Guarantor will be automatically and unconditionally released:

          (a)   upon the consummation of any transaction (whether involving a sale or other disposition of securities, a merger or otherwise) whereby the Subsidiary Guarantor ceases to be a Subsidiary of Dollar General;

          (b)   upon the release or discharge of all guarantees by such Subsidiary Guarantor of the Senior Credit Facilities and such other guarantees of other indebtedness of Dollar General, if applicable, that resulted in the creation of such Subsidiary Guarantee; or

          (c)   in connection with a satisfaction and discharge, Covenant Defeasance or Legal Defeasance of the Indenture in accordance with the provisions described below.

Optional Redemption

Make-Whole Redemption

        The Notes will be redeemable in whole or in part, at our option, at any time and from time to time at a redemption price equal to the greater of (1) 100% of the principal amount of the Notes to be redeemed and (2) the sum of the present values of the remaining scheduled payments of the principal and interest thereon to maturity (not including any portions of such payments of interest accrued as of the date of redemption) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 50 basis points, plus the accrued interest thereon to the date of redemption.

Redemption from Proceeds of Qualified Equity Offerings

        Prior to July 15, 2015 we may, with the net proceeds of one or more Qualified Equity Offerings, redeem up to 35% of the aggregate principal amount at maturity of the outstanding Notes (including Additional Notes) at a redemption price equal to 104.125% of the principal amount for the Notes, plus the applicable accrued and unpaid interest thereon, if any, to, but excluding, the redemption date subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date; provided that at least 65% of the principal amount of the Notes issued under the Indenture (including Additional Notes) remains outstanding immediately after the occurrence of any such redemption (excluding Notes held by us or our Subsidiaries) and that any such redemption occurs within 90 days following the closing of any such Qualified Equity Offering.

        Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Notes to be redeemed. Any notice of redemption may be given prior to the redemption thereof, any such redemption of notice may, at Dollar General's discretion, be subject to one or more conditions precedent, including, but not limited to, completion of a Qualified Equity Offering or other corporation transaction. If money sufficient to pay the redemption price of and accrued interest on the Notes to be redeemed is deposited with the Trustee on or before the redemption date, on and after the redemption date interest will cease to accrue on the Notes (or such portions thereof) called for redemption and such Notes will cease to be outstanding.

Change of Control

        If a Change of Control Triggering Event occurs with respect to the Notes, unless we have exercised our right to redeem the Notes as described above or have exercised our option to satisfy and discharge the indenture as set forth below, holders of Notes will have the right to require us to repurchase all or any part in an integral multiple of $1,000 of their Notes (provided that no Note will be purchased in part if the remaining principal amount of such Note would be less than $2,000) pursuant to the offer described below (the "Change of Control Offer") on the terms set forth in the Indenture. In the Change of Control Offer, we will be required to offer payment in cash equal to 101% of the aggregate principal amount of Notes subject to such offer plus accrued and unpaid interest, if any, on the Notes repurchased, to the date of purchase (the "Change of Control Payment"). Within 30 days following any Change of Control Triggering Event, or, at our option, prior to any Change of Control, but after the public announcement of the Change of Control, we will be required to mail a notice to holders of Notes describing the transaction or transactions that constitute or may constitute the Change of Control Triggering Event and offering to repurchase such Notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures required by the Indenture and described in such notice. The notice shall, if mailed prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Triggering Event occurring on or prior to the payment date specified in the notice. We must comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the Indenture, we will be required to comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control provisions of the Indenture by virtue of such conflicts.

        On the Change of Control Payment Date, we will be required, to the extent lawful, to:

  •
  accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

  •
  deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

  •
  deliver or cause to be delivered to the Trustee the Notes properly accepted together with an officers' certificate stating the aggregate principal amount of Notes or portions of Notes being purchased.

        The paying agent will promptly mail to each holder of Notes properly tendered the purchase price for the Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each holder a new Note equal in principal amount to any unpurchased portion of any Senior Notes surrendered; provided that each new Senior Note will be in a principal amount of $2,000 or an integral multiple of $1,000.

        We will not be required to make an offer to repurchase the Notes upon a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and such third party purchases all Notes properly tendered and not withdrawn under its offer.

        The definition of Change of Control includes the occurrence of a direct or indirect sale, transfer, conveyance or other disposition (other than by way of a merger or consolidation) of "all or substantially all" of the properties or assets of Dollar General and its Subsidiaries taken as a whole. See "—Certain Definitions—Change of Control." Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of Notes to require Dollar General to repurchase its Notes as a result of a sale, transfer, conveyance or other disposition of less than all of the assets of Dollar General and its Subsidiaries taken as a whole to another Person or group may be uncertain.

Limitations on Liens

        We have agreed under the Indenture that we will not, and will not permit any Subsidiary to, incur, issue, assume or guarantee any indebtedness for money borrowed if such indebtedness is secured by a pledge of, lien on or security interest in any shares of Voting Stock of any Significant Subsidiary, whether such Voting Stock is now owned or is hereafter acquired, without providing that the Notes (together with, if we shall so determine, any other indebtedness or obligations of Dollar General or any Subsidiary ranking equally with the Notes and then existing or thereafter created) shall be secured equally and ratably with such indebtedness. The foregoing limitation shall not apply to indebtedness secured by a pledge of, lien on or security interest (1) in any shares of Voting Stock of any corporation at the time it becomes a Significant Subsidiary and (2) incurred under the Senior Credit Facilities in an amount not to exceed (x) the total committed availability thereunder as of the Issue Date plus (y) the uncommitted amounts available under any incremental facilities thereunder as of the Issue Date.

Additional Subsidiary Guarantees

        If, after the Issue Date, any of our Domestic Subsidiaries becomes a borrower or guarantor under the Senior Credit Facilities or becomes a guarantor of other indebtedness of Dollar General in an aggregate principal amount in excess of $100.0 million, then, in each such case, we will be required to cause such Domestic Subsidiary to:

          (a)   execute and deliver to the Trustee a supplemental indenture pursuant to which such Domestic Subsidiary shall unconditionally guarantee all of our obligations under the Notes and the Indenture; and

          (b)   deliver to the Trustee one or more opinions of counsel that, subject to customary qualifications, such supplemental indenture (i) has been duly authorized, executed and delivered by such Subsidiary and (ii) constitutes a valid and legally binding obligation of such Subsidiary in accordance with its terms.

Limitations on Mergers and Sales of Assets

        We have agreed under the Indenture not to, directly or indirectly: (a) consolidate or merge with or into another Person (whether or not we are the surviving corporation) or (b) sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties or assets owned by us and our Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

  •
  we shall be the continuing entity, or the resulting, surviving or transferee Person shall be a corporation, partnership, limited liability company, trust or other entity organized and validly existing under the laws of any domestic or foreign jurisdiction, and such successor person (if not us) shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all of our obligations under the Notes and the Indenture;

  •
  immediately after such transaction, no Default or Event of Default exists; and

  •
  we shall deliver to the Trustee an officers' certificate and an opinion of counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with the Indenture and that all conditions precedent therein provided relating to such transaction have been complied with.

        This will not apply to:

  •
  a merger between us and an affiliate solely for the purpose of reincorporating us in another jurisdiction; or

  •
  any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among us and our Subsidiaries.

Reports

        So long as any Notes are outstanding, the Indenture will provide that we will:

  •
  make available to the Trustee and the holders of Notes copies of the annual reports and of the information, documents and other reports which Dollar General may be required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, provided that for this purpose the filing with the SEC of such reports, information and documents shall be sufficient; or

  •
  if the Company is not then subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, make available to the Trustee and the holders of the Notes (including by means of a public or private website), substantially similar periodic information (excluding exhibits) which would be required to be included in periodic reports on Form 10-K, 10-Q and 8-K (or any successor form or forms) under the Exchange Act within the time periods set forth in the applicable SEC rules and regulations as if we were a non-accelerated filer as defined in such applicable SEC rules and regulations, provided that in each case such information may be subject to exclusions if we in good faith determine that such excluded information would not to be material to the interests of the holders of the Notes.

        In the event that any direct or indirect parent company of Dollar General becomes a guarantor of the Notes, the Indenture will permit Dollar General to satisfy its obligations in this covenant with respect to financial information relating to Dollar General by furnishing financial information relating to such parent; provided that the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such parent, on the one hand, and the information relating to the Dollar General and its Subsidiaries on a standalone basis, on the other hand.

Defaults

        The Indenture provides that each of the following will constitute an "Event of Default" with respect to the Notes:

  (1)
  default in the payment of any interest when it becomes due and payable, and continuance of such default for a period of 30 days;

  (2)
  default in payment when due of the principal of, or premium, if any;

  (3)
  default, for 90 days after receipt of written notice given by the Trustee or the holders of not less than 25% in principal amount of the Notes then outstanding under the Indenture, in the performance or breach of any covenant in the Indenture for the benefit of the holders of the Notes (other than a default referred to in clauses (1) and (2) above);

  (4)
  default after the expiration of the grace period in the payment of principal when due, or resulting in acceleration of, other indebtedness (other than non-recourse debt) of us or any of our Significant Subsidiaries, for borrowed money or the payment of which is guaranteed by us or any Significant Subsidiary if the aggregate principal amount with respect to which the default or acceleration has occurred exceeds $75.0 million and such indebtedness has not been discharged, or such default in payment or acceleration has not been cured or rescinded, prior to written notice of acceleration of the Notes;

  (5)
  failure by us or any Significant Subsidiary to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $75.0 million, which judgments are not paid, discharged or stayed for a period of 60 days after such judgments become final and non-appealable, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;

  (6)
  any Subsidiary Guarantee of any Significant Subsidiary shall for any reason cease to be, or shall for any reason be asserted in writing by such Subsidiary Guarantor or us not to be, in full force and effect and enforceable in accordance with its terms, except to the extent contemplated or permitted by the Indenture; or

  (7)
  certain events of bankruptcy or insolvency.

        If an Event of Default should occur and be continuing, either the Trustee or the holders of 25% of the aggregate principal amount of the Notes may declare the Notes due and payable. Holders of a majority in aggregate principal amount of the Notes then outstanding will be entitled to control certain actions of the Trustee under the Indenture and to waive past Defaults with respect to the Notes and rescind acceleration and its consequences with respect to the Notes provided that such rescission would not conflict with any judgment of a court of competent jurisdiction. In the event of any Event of Default specified in clause (4) above, such Event of Default and all consequences thereof (excluding any resulting payment default, other than as result of acceleration of the Notes) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the holders of Notes, if within 20 days after such Event of Default arose: (1) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged; or (2) holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default; or (3) the default that is the basis for such Event of Default has been cured.

        Subject to the provisions of the Indenture relating to the duties of the Trustee, the Trustee will not be under any obligation to exercise any of the rights or powers vested in it by the Indenture at the request, order or direction of any of the holders of Notes, unless one or more of such holders of Notes shall have offered to the Trustee reasonable security or indemnity.

        If an Event of Default occurs and is continuing, any sums held or received by the Trustee under the Indenture may be applied to reimburse the Trustee for its reasonable compensation and expenses incurred prior to any payments to holders of the Notes.

        The right of any holder of Notes to institute an action for any remedy (except such holder's right to enforce payment of the principal of, and premium, if any, and interest on such holder's Note when due) will be subject to certain conditions precedent, including a written notice to the Trustee by such holder of the occurrence of one or more Events of Default, a request to the Trustee by the holders of not less than 25% of the aggregate principal amount of the Notes then outstanding to take action, an offer satisfactory to the Trustee of security and indemnity against liabilities incurred by it in so doing, the failure of the Trustee to comply with such request within 90 days after receipt thereof and the offer of security and indemnity and holders of a majority in principal amount of the total outstanding Notes have not given the Trustee a direction inconsistent with such request with such 90-day period.

Satisfaction and Discharge

        The Indenture and the Subsidiary Guarantees will be discharged and will cease to be of further effect as to all outstanding Notes when:

          (a)   either:

              (i)  all of the Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to us, have been delivered to the Trustee for cancellation; or

             (ii)  all of the Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year or have been called for redemption pursuant to the provisions described under "—Optional Redemption," and we have irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the holders of such Notes, cash in U.S. dollars, non-callable U.S. government securities or a combination thereof, in such amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on such Notes not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

          (b)   no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit or the grant of any lien securing such borrowing or any similar and simultaneous deposit relating to other indebtedness and, in each case, the granting of liens in connection therewith) and the deposit will not result in a breach or violation of, or constitute a default under, the Senior Credit Facilities or any other material instrument to which we or any Subsidiary Guarantor of such Notes is a party or by which we or any such Subsidiary Guarantor is bound (other than a breach, violation or default resulting from the borrowing of funds to be applied to such deposit or the grant of any lien securing such borrowing or any similar and simultaneous deposit relating to other indebtedness and, in each case, the granting of liens in connection therewith);

          (c)   we or any Subsidiary Guarantor of such Notes has paid or caused to be paid all sums payable by it under the Indenture; and

          (d)   we have delivered irrevocable instructions to the Trustee for such Notes to apply the deposited money toward the payment of such Notes at maturity or on the redemption date, as the case may be.

Legal Defeasance and Covenant Defeasance

        We may, at our option and at any time, elect to have our obligations and the obligations of the Subsidiary Guarantors discharged with respect to the outstanding Notes ("Legal Defeasance"). Legal Defeasance means that we and the Subsidiary Guarantors shall be deemed to have paid and discharged the entire indebtedness represented by the Notes and the Subsidiary Guarantees, and the Indenture shall cease to be of further effect as to all outstanding Notes and Subsidiary Guarantees, except as to:

          (a)   rights of holders of outstanding Notes to receive payments in respect of the principal of and interest, if any, on the Notes when such payments are due solely out of the trust funds referred to below;

          (b)   our obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes, and the maintenance of an office or agency for payment and money for security payments held in trust;

          (c)   the rights, powers, trusts, duties and immunities of the Trustee for such Notes under the Indenture, and our and the Subsidiary Guarantors', if any, obligations in connection therewith; and

          (d)   the Legal Defeasance provisions of the Indenture.

        In addition, we may, at our option and at any time, elect to have our obligations and the obligations of the Subsidiary Guarantors released with respect to substantially all of the covenants under the Indenture, except as described otherwise in the Indenture ("Covenant Defeasance"), and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain Events of Default (not including certain bankruptcy events) will no longer constitute an Event of Default with respect to the Notes. Covenant Defeasance will not be effective until such bankruptcy events no longer apply. We may exercise our Legal Defeasance option regardless of whether we have previously exercised Covenant Defeasance.

        In order to exercise either Legal Defeasance or Covenant Defeasance:

          (a)   we must irrevocably deposit with the Trustee, as trust funds, in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable U.S. government securities or a combination thereof, in such amounts as will be sufficient in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of and interest on the Notes on the stated date for payment or on the redemption date of the principal or installment of principal of or interest on the Notes;

          (b)   in the case of Legal Defeasance, we shall have delivered to the Trustee an opinion of counsel in the United States confirming that:

              (i)  we have received from, or there has been published by the Internal Revenue Service, a ruling; or

             (ii)  since the Issue Date, there has been a change in the applicable U.S. federal income tax law;

          in either case to the effect that, and based thereon this opinion of counsel shall confirm that, subject to customary assumptions and exclusions, the holders and beneficial owners of Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (c)   in the case of Covenant Defeasance, we shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the holders and beneficial owners of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the Covenant Defeasance had not occurred;

          (d)   no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit or the grant of any lien securing such borrowing or any similar and simultaneous deposit relating to other indebtedness and, in each case, the granting of liens in connection therewith);

          (e)   such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a Default under the Senior Credit Facilities or any material agreement or instrument (other than the Indenture) to which we or any of our Subsidiaries is a party or by which we or any of our Subsidiaries is bound (other than that resulting from the borrowing of funds to be applied to such deposit or the grant of any lien securing such borrowing or any similar and simultaneous deposit relating to other indebtedness and, in each case, the granting of liens in connection therewith);

          (f)    we shall have delivered to the Trustee an officers' certificate stating that the deposit was not made by it with the intent of preferring the holders of Notes over any other of our creditors or with the intent of defeating, hindering, delaying or defrauding any of our creditors or others; and

          (g)   we shall have delivered to the Trustee an officers' certificate and an opinion of counsel (which opinion of counsel may be subject to customary assumptions and exclusions), each stating that the conditions provided for in, in the case of the officers' certificate, clauses (a) through (f) and, in the case of the opinion of counsel, clauses (b) and/or (c) and (e) of this paragraph have been complied with.

        If the funds deposited with the Trustee to effect Covenant Defeasance are insufficient to pay the principal of and interest on the Notes when due, then our obligations and the obligations of the Subsidiary Guarantors under the Indenture will be revived and no such defeasance will be deemed to have occurred.

Modification of the Indenture

        The Indenture contains provisions permitting us and the Trustee, without the consent of the holders of Notes, to, among other things, issue Additional Notes under the Indenture, comply with the terms of the TIA, make changes that are not adverse to the holders of Notes and add additional Subsidiary Guarantors (or release additional Subsidiary Guarantors from their Subsidiary Guarantees in accordance with the Indenture) by one or more supplemental indentures and, with the consent of the holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding affected by the modification, to modify the Indenture or any supplemental indenture or the rights of the holders of the Notes; provided that no such modification, without the consent of each holder of the Notes will:

  •
  change the amount of Notes whose holders must consent to an amendment, supplement or waiver;

  •
  reduce the rate of or extend the time for payment of interest (including default interest) on the Notes;

  •
  reduce the principal or change the stated maturity of the Notes;

  •
  waive a Default or Event of Default in the payment of the principal of or interest, if any, on the Notes (except a rescission of acceleration of the Notes by the holders of at least a majority in principal amount of the Notes outstanding and a waiver of the payment default that resulted from such acceleration);

  •
  make the principal of or interest, if any, on any Notes payable in any currency other than that stated in the Notes;

  •
  make any change to the Indenture regarding the waiver of past defaults, the rights of holders of Notes to receive payments and the limitations on amendments and waivers to the Indenture; or

  •
  waive a redemption payment with respect to the Notes.

Concerning the Trustee

        We will be required to file annually with the Trustee a statement of an officer as to the fulfillment of our obligations under the Indenture during the preceding year.

Certain Definitions

        "ABL Facility" means that certain Amended and Restated ABL Credit Agreement, dated as of March 15, 2012, with total commitments equal to $1.2 billion as of the Issue Date, among Dollar General, as parent borrower, certain domestic subsidiaries of Dollar General, as subsidiary borrowers, Wells Fargo Bank, N.A. as administrative agent, and the other lending institutions from time to time party thereto, including any guarantees, collateral documents, instruments and agreements executed in connection therewith, an any amendments, supplements, modifications, extensions, renewals, restatements, refunding or refinancing thereof and any indentures, notes, debentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that replace, refund or refinance all or any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof.

        "Capital Stock" means:

          (a)   in the case of a corporation, corporate stock;

          (b)   in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

          (c)   in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

          (d)   any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

        "Change of Control" means the occurrence of any of the following: (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Dollar General and its Subsidiaries taken as a whole to any "Person" (as that term is used in Section 13(d)(3) of the Exchange Act) other than Dollar General or one of its Subsidiaries; (2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "Person" (as that term is used in Section 13(d)(3) of the Exchange Act) becomes the beneficial owner, directly or indirectly, of more than 50% of the then outstanding number of shares of Dollar General's voting stock; (3) the first day on which a majority of the members of Dollar General's Board of Directors are not Continuing Directors; or (4) the adoption of a plan relating to our liquidation or dissolution. Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (1) we become a wholly owned Subsidiary of a holding company that has agreed to be bound by the terms of the Indenture and (2) the holders of the voting stock of such holding company immediately following that transaction are substantially the same as the holders of our voting stock immediately prior to that transaction.

        "Change of Control Triggering Event" means, with respect to the Notes the occurrence of both a Change of Control and a Rating Event, with respect to the Notes.

        "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.

        "Comparable Treasury Price" means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (2) if we obtain fewer than four such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

        "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of Dollar General who (1) was a member of such Board of Directors on the Issue Date; or (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election (either by a specific vote or by approval of Dollar General's proxy statement in which such member was named as a nominee for election as a director, without objection to such nomination).

        "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

        "Disqualified Equity Interests" of any Person means any class of Equity Interests of such Person that, by its terms, or by the terms of any related agreement or of any security into which it is convertible, puttable or exchangeable, is, or upon the happening of any event or the passage of time would be, required to be redeemed by such Person, whether or not at the option of the holder thereof, or matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, in whole or in part, on or prior to the date which is 91 days after the final maturity date of the Notes.

        "Domestic Subsidiary" means any of our Subsidiaries which is organized under the laws of the United States or any state thereof or the District of Columbia.

        "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

        "Independent Investment Banker" means one of the Reference Treasury Dealers that we appoint.

        "Investment Grade Rating" means a rating equal to or higher than Baa3 (or the equivalent) by Moody's and BBB- (or the equivalent) by S&P, and the equivalent investment grade credit rating from any replacement Rating Agency or Rating Agencies.

        "Issue Date" means July 12, 2012.

        "Moody's" means Moody's Investors Service, Inc.

        "Person" means any individual, partnership, corporation, limited liability company, joint stock company, business trust, trust, unincorporated association, joint venture or other entity, or a government or political subdivision or agency thereof.

        "Qualified Equity Offering" means a public or private offering of Equity Interests (other than Disqualified Equity Interests) of Dollar General generating gross proceeds to Dollar General of at least $50.0 million.

        "Rating Agencies" means (1) each of Moody's and S&P; and (2) if either Moody's or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of our control, a "nationally recognized statistical rating organization" within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, selected by us as a replacement agency for Moody's or S&P, or both of them, as the case may be.

        "Rating Event" means, with respect to the Notes, (x) to the extent the Notes were rated with an Investment Grade Rating prior to the Relevant Period (as defined below), such Notes are rated below an Investment Grade Rating by both of the Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of the Change of Control (which 60-day period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies (the "Relevant Period")) or (y) to the extent the Notes were not rated with an Investment Grade Rating by both of the Rating Agencies prior to the Relevant Period and the ratings of such Notes are downgraded by both of the Rating Agencies during the Relevant Period; provided that, in the case of each of clause (x) or (y), a Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Rating Event for purposes of the definition of Change of Control Triggering Event) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply either (1) did not reduce the ratings of the Notes during the Relevant Period or (2) do not announce or publicly confirm that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Rating Event).

        "Reference Treasury Dealers" means (1) Citigroup Global Markets Inc. and Goldman, Sachs & Co. and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer (a "Primary Treasury Dealer"), we shall substitute another nationally recognized investment banking firm that is a Primary Treasury Dealer, and (2) two other Primary Treasury Dealers selected by us.

        "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by us, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to us by such Reference Treasury Dealer at 5:00 p.m. on the third business day preceding such redemption date.

        "Senior Credit Facilities" means the ABL Facility and the Term Loan Credit Facility.

        "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

        "Significant Subsidiary" means a Subsidiary (treated for purposes of this definition on a consolidated basis together with its Subsidiaries) which meets any of the following conditions:

  •
  our and our other Subsidiaries' investments in and advances to the Subsidiary exceed ten percent of the total assets of ours and our Subsidiaries consolidated as of the end of the most recently completed fiscal year;

  •
  our and our other Subsidiaries' proportionate share of the total assets (after intercompany eliminations) of the Subsidiary exceeds ten percent of the total assets of ours and our Subsidiaries consolidated as of the end of the most recently completed fiscal year; or

  •
  our and our other Subsidiaries' equity in the income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principles of the Subsidiary exceeds ten percent of such income of ours and our Subsidiaries consolidated for the most recently completed fiscal year.

        "Subsidiary" of any specified Person means any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such person or one or more of the other Subsidiaries of that Person or a combination thereof.

        "Term Loan Credit Facility" means that certain Amended and Restated Credit Agreement, dated as of March 30, 2012, with total commitments equal to $1.964 billion as of the Issue Date, among Dollar General, as borrower, Citicorp North America, N.A. as administrative agent, and the other financial institutions from time to time party thereto, including any guarantees, collateral documents, instruments and agreements executed in connection therewith, an any amendments, supplements, modifications, extensions, renewals, restatements, refunding or refinancing thereof and any indentures, notes, debentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that replace, refund or refinance all or any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof.

        "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to a maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

        "Voting Stock" means capital stock the holders of which have general voting power under ordinary circumstances to elect at least a majority of the Board of Directors of a corporation; provided that, for the purpose of such definition, Capital Stock which carries only the right to vote conditioned on the occurrence of an event shall not be considered Voting Stock whether or not such event shall have occurred.

BOOK-ENTRY, DELIVERY AND FORM

        The notes initially will be represented by one or more permanent global certificates in definitive, fully registered form (the "Global Notes"). The Global Notes will be deposited upon issuance with The Depository Trust Company, New York, New York ("DTC"), and registered in the name of a nominee of DTC in the form of a global certificate.

The Global Notes

        DTC has advised us that pursuant to procedures established by it (i) upon the issuance of the Global Notes, DTC or its custodian will credit, on its internal system, the principal amount at maturity of the individual beneficial interests represented by such Global Notes to the respective accounts of persons who have accounts with such depositary and (ii) ownership of beneficial interests in the Global Notes will be shown on, and the transfer of such ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). Ownership of beneficial interests in the Global Notes will be limited to persons who have accounts with DTC ("participants") or persons who hold interests through participants. Holders may hold their interests in the Global Notes directly through DTC if they are participants in such system, or indirectly through organizations that are participants in such system.

        So long as DTC, or its nominee, is the registered owner or holder of the notes, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the notes represented by such Global Notes for all purposes under the indenture governing the notes. No beneficial owner of an interest in the Global Notes will be able to transfer that interest except in accordance with DTC's procedures, in addition to those provided for under the indenture with respect to the notes.

        Payments of the principal of, premium, if any, and interest on, the Global Notes will be made to DTC or its nominee, as the case may be, as the registered owner of the Global Notes. None of the Company, the trustee or any paying agent under the indenture governing the notes will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

        DTC has advised us that its present practice is, upon receipt of any payment of principal, premium, if any, and interest on the Global Notes, to credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global Notes as shown on the records of DTC. Payments by participants to owners of beneficial interests in the Global Notes held through such participants will be governed by standing instructions and customary practice, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

        Transfers between participants in DTC will be effected in the ordinary way through DTC's same-day funds system in accordance with DTC rules and will be settled in same-day funds. If a holder requires physical delivery of a certificated security for any reason, including to sell notes to persons in states which require physical delivery of the notes, or to pledge such securities, such holder must transfer its interest in a Global Note in accordance with the normal procedures of DTC and with the procedures set forth in the indenture governing the notes.

        DTC has advised us that it will take any action permitted to be taken by a holder of notes, including the presentation of notes for exchange as described below, only at the direction of one or more participants to whose account the DTC interests in the Global Notes are credited and only in respect of such portion of the aggregate principal amount of notes as to which such participant or participants has or have given such direction. However, if there is an event of default under the indenture governing the notes, DTC will exchange the Global Notes for certificated securities, which it will distribute to its participants.

        DTC has advised us as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "Clearing Agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("indirect participants").

        Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Note among participants of DTC, it is under no obligation to perform such procedures, and such procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

        Clearstream.    Clearstream is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations ("Clearstream Participants") and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides Clearstream Participants with, among other things, services for safekeeping, administration, clearance and establishment of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant either directly or indirectly.

        Distributions with respect to notes held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures to the extent received by DTC for Clearstream.

        Euroclear.    Euroclear was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

        The Euroclear Operator is regulated and examined by the Belgian Banking Commission.

        Links have been established among DTC, Clearstream and Euroclear to facilitate the initial issuance of the notes sold outside of the United States and cross-market transfers of the notes associated with secondary market trading.

        Although DTC, Clearstream and Euroclear have agreed to the procedures provided below in order to facilitate transfers, they are under no obligation to perform these procedures, and these procedures may be modified or discontinued at any time.

        Clearstream and Euroclear will record the ownership interests of their participants in much the same way as DTC, and DTC will record the total ownership of each of the U.S. agents of Clearstream and Euroclear, as participants in DTC. When notes are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant, the purchaser must send instructions to Clearstream or Euroclear through a participant at least one day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct its U.S. agent to receive notes against payment. After settlement, Clearstream or Euroclear will credit its participant's account. Credit for the notes will appear on the next day (European time).

        Because settlement is taking place during New York business hours, DTC participants will be able to employ their usual procedures for sending notes to the relevant U.S. agent acting for the benefit of Clearstream or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. As a result, to the DTC participant, a cross-market transaction will settle no differently than a trade between two DTC participants.

        When a Clearstream or Euroclear participant wishes to transfer notes to a DTC participant, the seller will be required to send instructions to Clearstream or Euroclear through a participant at least one business day prior to settlement. In these cases, Clearstream or Euroclear will instruct its U.S. agent to transfer these notes against payment for them. The payment will then be reflected in the account of the Clearstream or Euroclear participant the following day, with the proceeds back valued to the value date, which would be the preceding day, when settlement occurs in New York. If settlement is not completed on the intended value date, that is, the trade fails, proceeds credited to the Clearstream or Euroclear participant's account will instead be valued as of the actual settlement date.

        You should be aware that you will only be able to make and receive deliveries, payments and other communications involving the notes through Clearstream and Euroclear on the days when those clearing systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States. In addition, because of time zone differences there may be problems with completing transactions involving Clearstream and Euroclear on the same business day as in the United States.

Certificated Securities

        A Global Note is exchangeable for certificated securities if:

  •
  DTC (i) notifies us that it is unwilling or unable to continue as depositary for the Global Notes or (ii) has ceased to be a Clearing Agency registered under the Exchange Act and, in either case, a successor depositary is not appointed by us within 120 days; or

  •
  we, at our option, notify the trustee in writing that we elect to cause the issuance of the notes in certificated form.

        In addition, beneficial interests in a Global Note may be exchanged for certificated securities upon prior written notice given to the trustee by or on behalf of DTC in accordance with the indenture governing the notes. In all cases, certificated securities delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

CERTAIN UNITED STATES FEDERAL INCOME AND ESTATE TAX CONSEQUENCES

        The following is a summary of certain United States federal income tax consequences and, in the case of Non-U.S. Holders (as defined below), certain United States federal estate tax consequences, of the purchase, ownership and disposition of the notes as of the date hereof.

        Except where noted, this summary deals only with notes that are purchased in this offering at their "issue price" (i.e., the first price at which a substantial amount of the notes is sold to the investors, excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of an underwriter, placement agent or wholesaler) and are held as capital assets. This summary does not represent a detailed description of the United States federal income or estate tax consequences applicable to you if you are subject to special treatment under the United States federal income or estate tax laws, including if you are:

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  a dealer in securities or currencies;

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  a financial institution;

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  a regulated investment company;

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  a real estate investment trust;

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  a tax-exempt organization;

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  a United States expatriate;

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  an insurance company;

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  a person holding the notes as part of a hedging, integrated, conversion or constructive sale transaction or a straddle;

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  a trader in securities that has elected the mark-to-market method of accounting for your securities;

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  a person liable for alternative minimum tax;

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  a pass-through entity or a person who is an investor in a pass-through entity; or

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  a U.S. Holder (as defined below) whose "functional currency" is not the U.S. dollar.

        The discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and regulations, rulings and judicial decisions as of the date hereof. Those authorities may be changed or subject to differing interpretations, perhaps retroactively, so as to result in United States federal income tax consequences different from those discussed below.

        If a partnership (including any entity or arrangement treated as a partnership for United States federal tax purposes) holds notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding notes, and partners in such partnerships should consult their tax advisors regarding the United States federal income and estate tax consequences of purchasing, owning and disposing of a note.

        This summary does not represent a detailed description of the United States federal income tax consequences to you in light of your particular circumstances and does not address any state or local income or non-United States income or other tax consequences (including the newly enacted Medicare tax on investment income).

If you are considering the purchase of notes, you should consult your own tax advisors concerning the particular United States federal income tax consequences to you of the ownership and disposition of the notes, as well as any consequences arising under the laws of any other taxing jurisdiction or under any applicable tax treaty.

U.S. Holders

        The following is a summary of certain United States federal income tax consequences that will apply to you if you are a "U.S. Holder" of the notes.

        "U.S. Holder" means a beneficial owner of a note that is for United States federal income tax purposes:

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  an individual citizen or resident of the United States;

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  a corporation (or any other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

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  an estate the income of which is subject to United States federal income taxation regardless of its source; or

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  a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

Payments of Interest

        Stated interest on a note generally will be taxable to you as ordinary income at the time it is paid or accrued in accordance with your regular method of accounting for tax purposes. We expect that the notes will not be issued at a discount that equals or exceeds the statutorily defined "de minimis" amount for United State federal income tax purposes and, therefore, that the notes will not be treated as issued with "original issue discount" for such purposes.

Sale, Exchange and Retirement of Notes

        Your tax basis in a note will, in general, be your cost for that note, reduced by any cash payments on the note other than stated interest. Upon the sale, exchange, retirement or other taxable disposition of a note, you will recognize taxable gain or loss equal to the difference, if any, between the amount realized upon the sale, exchange, retirement or other taxable disposition (less an amount equal to any accrued and unpaid stated interest, which will be taxable as interest income for United States federal income tax purposes to the extent not previously included in income) and the adjusted tax basis of the note. Such gain or loss will be capital gain or loss. Capital gains of individuals derived in respect of capital assets held for more than one year as of the time of disposition are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Non-U.S. Holders

        The following is a summary of certain United States federal tax consequences that will apply to you if you are a "Non-U.S. Holder" of notes. "Non-U.S. Holder" means a beneficial owner of a note, other than a partnership (including any entity or arrangement treated as a partnership for United States federal tax purposes), that is not a U.S. Holder (as defined under "—U.S. Holders" above).

        Special rules may apply to you if you are subject to special treatment under the Code, including if you are a "controlled foreign corporation," a "passive foreign investment company," or a United States expatriate. If you are such a Non-U.S. Holder, you should consult your own tax advisors to determine the United States federal, state, local and other tax consequences that may be relevant to you.

United States Federal Withholding Tax

        Subject to the discussion below concerning backup withholding, United States federal withholding tax will not apply to any payment of interest on a note under the "portfolio interest" rule, provided that :

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  interest paid on the note is not effectively connected with your conduct of a trade or business in the United States;

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  you do not actually or constructively own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of the Code and applicable United States Treasury regulations;

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  you are not a controlled foreign corporation that is related, directly or indirectly, to us through sufficient stock ownership;

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  you are not a bank whose receipt of interest on a note is described in Section 881(c)(3)(A) of the Code; and

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  either (a) you provide to the applicable withholding agent your name and address on an IRS Form W-8BEN (or other applicable form), and certify, under penalties of perjury, that you are not a United States person as defined under the Code or (b) you hold your notes through certain financial intermediaries and satisfy the certification requirements of applicable United States Treasury regulations. Special certification rules apply to Non-U.S. Holders that are pass-through entities rather than corporations or individuals.

        If you cannot satisfy the requirements of the "portfolio interest" exception described above, payments of interest made to you will be subject to a 30% United States federal withholding tax unless you provide us or our paying agent, as the case may be, with a properly executed:

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  IRS Form W-8BEN (or other applicable form) claiming an exemption from or reduction in this withholding tax under the benefit of an applicable income tax treaty; or

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  IRS Form W-8ECI (or other applicable form) stating that interest paid on the note is not subject to this withholding tax because it is effectively connected with your conduct of a trade or business in the United States (as discussed below under "—United States Federal Income Tax"). Alternative documentation may be applicable in certain situations.

        The 30% United States federal withholding tax generally will not apply to any payment of principal or gain that you realize on the sale, exchange, retirement or other disposition of a note.

United States Federal Income Tax

        Subject to the discussion below concerning backup withholding, any gain realized on the disposition of a note (except to the extent attributable to accrued and unpaid interest, which will be taxable as such in the manner described above) generally will not be subject to United States federal income tax unless:

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  the gain is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment maintained by you); or

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  you are an individual who is present in the United States for 183 days or more in the taxable year of such disposition, and certain other conditions are met (in which case, except as otherwise specified by an applicable income tax treaty, you will be subject to a flat 30% tax on such gain which may be offset by certain capital losses from U.S. sources).

        If you are engaged in a trade or business in the United States and interest on, or gain realized on the disposition of, your notes is effectively connected with the conduct of that trade or business (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment maintained by you), you will be subject to United States federal income tax on such interest or gain on a net income basis in generally the same manner as if you were a U.S. Holder. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or lesser rate under an applicable income tax treaty) of your effectively connected earnings and profits, subject to adjustments. If interest received with respect to the notes is effectively connected income (whether or not a treaty applies), the 30% withholding tax discussed above in "—United States Federal Withholding Tax" will not apply, provided the certification requirements discussed above are satisfied.

United States Federal Estate Tax

        If you are an individual and are not a citizen or resident of the United States (as specially defined for United States federal estate tax purposes) at the time of your death, your estate will not be subject to United States federal estate tax on notes owned by you at the time of your death, provided that at such time any interest payment to you on the notes would be eligible for exemption from the 30% United States federal withholding tax under the "portfolio interest" rule described above under "—United States Federal Withholding Tax," without regard to the statement requirement described in the fifth bullet point of that section.

Information Reporting and Backup Withholding

U.S. Holders

        In general, information reporting requirements will apply to certain payments of principal and interest on the notes and to the proceeds of the sale or other disposition (including a retirement or redemption) of a note paid to you (unless you are an exempt recipient such as a corporation). Backup withholding may apply to such payments if you fail to provide a taxpayer identification number or a certification of exempt status, or if you fail to report in full dividend and interest income.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your United States federal income tax liability provided the required information is timely furnished to the IRS.

Non-U.S. Holders

        Information reporting will also generally apply to payments of interest on the notes made to you and the amount of tax, if any, withheld with respect to such payments. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty.

        In general, backup withholding will not apply to payments on the notes made to you provided that the applicable withholding agent does not have actual knowledge or reason to know that you are a United States person as defined under the Code and the applicable withholding agent has received from you the required certification that you are not a United States person described above in the fifth bullet point under "—Non-U.S. Holders—United States Federal Withholding Tax."

        Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale or other disposition (including a retirement or redemption) of the notes within the United States or conducted through certain United States-related financial intermediaries, unless you certify to the payor under penalties of perjury that you are not a United States person as defined under the Code (and the payor does not have actual knowledge or reason to know that you are a United States person), or you otherwise establish an exemption.

        Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your United States federal income tax liability, provided the required information is timely furnished to the IRS.

Additional Withholding Requirements

        Under recently enacted legislation and administrative guidance, the relevant withholding agent may be required to withhold 30% on any interest on the notes paid after December 31, 2013 and any gross proceeds from a disposition of notes paid after December 31, 2014 to (i) a foreign financial institution (whether such institution is the beneficial owner or an intermediary) unless such foreign financial institution agrees to verify, report and disclose its U.S. account holders and meets certain other specified requirements or (ii) a non-financial foreign entity (whether such entity is the beneficial owner or an intermediary) unless such entity certifies that it does not have any substantial United States owners or provides the name, address and taxpayer identification number of each substantial United States owner and such entity meets certain other specified requirements. The legislation contains a grandfathering provision that exempts from withholding any interest payment under, or gross proceeds from a disposition of, an obligation that is outstanding on March 18, 2012, and proposed United States Treasury regulations would extend this grandfathering provision to obligations that are outstanding on January 1, 2013 (unless they are modified and deemed reissued after January 1, 2013). These proposed regulations are not effective until finalized, however, and unless and until they are so finalized, taxpayers are not entitled to rely on them. You should consult your own tax advisors regarding this legislation and whether it may be relevant to your purchase, ownership and disposition of the notes.

CERTAIN ERISA CONSIDERATIONS

        The following is a summary of certain considerations associated with the purchase of the notes by employee benefit plans that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") or provisions under any other federal, state, local, non-U.S. or other laws, rules or regulations that are similar to such provisions of ERISA or the Code (collectively, "Similar Laws"), and entities whose underlying assets are considered to include "plan assets" of any such plan, account or arrangement (each, a "Plan").

General Fiduciary Matters

        ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an "ERISA Plan") and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.

        In considering an investment in the notes of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code and any Similar Law relating to a fiduciary's duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited Transaction Issues

        Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are "parties in interest," within the meaning of ERISA, or "disqualified persons," within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The acquisition and/or holding of notes by an ERISA Plan with respect to which we, a guarantor or an underwriter are considered a party in interest or disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the United States Department of Labor has issued prohibited transaction class exemptions ("PTCEs") that may apply to the acquisition and holding of the notes. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1, respecting insurance company pooled separate accounts, PTCE 91-38, respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers, although there can be no assurance that all of the conditions of any such exemptions will be satisfied.

        In addition to the foregoing, the Pension Protection Act of 2006 provides a statutory exemption (Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code) for transactions between an ERISA Plan and a person that is a party in interest and/or a disqualified person (other than a fiduciary or an affiliate that, directly or indirectly, has or exercises discretionary authority or control or renders investment advice with respect to the assets involved in the transaction) solely by reason of providing services to the Plan or by relationship to a service provider, provided that the ERISA Plan fiduciary has made a determination that there is adequate consideration for the transaction.

        Because of the foregoing, the notes should not be purchased or held by any person investing "plan assets" of any Plan, unless such purchase and holding will not constitute a non-exempt prohibited transaction under ERISA and the Code or a similar violation of any applicable Similar Laws.

Representation

        Accordingly, by acceptance of a note, or any interest therein, each purchaser and subsequent transferee will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire or hold the notes constitutes assets of any Plan or (ii) the acquisition and holding of the notes by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a similar violation under any applicable Similar Laws.

        The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering acquiring the notes on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding of the notes.

 UNDERWRITING

        Citigroup Global Markets Inc., Goldman, Sachs & Co. and KKR Capital Markets LLC are acting as joint book-running managers of the offering and as representatives of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has severally agreed to purchase, and we have agreed to sell to that underwriter, the principal amount of notes set forth opposite the underwriter's name.

Underwriter	Principal amount of notes
Citigroup Global Markets Inc.	$132,000,000
Goldman, Sachs & Co.	92,000,000
KKR Capital Markets LLC	92,000,000
Merrill Lynch, Pierce, Fenner & Smith
Incorporated	36,000,000
Barclays Capital Inc.	36,000,000
J.P. Morgan Securities LLC	36,000,000
Wells Fargo Securities, LLC	36,000,000
Fifth Third Securities, Inc.	10,000,000
HSBC Securities (USA) Inc.	10,000,000
KeyBanc Capital Markets Inc.	10,000,000
U.S. Bancorp Investments, Inc.	10,000,000

Total	$500,000,000

        The underwriting agreement provides that the obligations of the underwriters to purchase the notes included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all the notes if they purchase any of the notes.

        Notes sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. Any notes sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price not to exceed 0.25% per note. Any such securities dealers may resell any notes purchased from the underwriters to certain other brokers or dealers at a discount from the initial public offering price not to exceed 0.15% per note. If all the notes are not sold at the initial offering price, the underwriters may change the offering price and the other selling terms. The offering of the notes by the underwriters is subject to receipt and acceptance by the underwriters and subject to the underwriters' right to reject any order in whole or in part. The underwriters may offer and sell notes through certain of their affiliates.

        We have agreed that, for a period of 30 days from the date of this prospectus supplement, we will not, without the prior written consent of Citigroup Global Markets Inc., Goldman, Sachs & Co. and KKR Capital Markets LLC, offer, sell, contract to sell, or otherwise dispose of, directly or indirectly, or announce the offering of, any debt securities issued or guaranteed by us. Citigroup Global Markets Inc., Goldman, Sachs & Co and KKR Capital Markets LLC in their sole discretion may release any of the securities subject to this lock-up agreement at any time without notice.

        The notes will constitute a new class of securities with no established trading market. We do not intend to list the notes on any national securities exchange. However, we cannot assure you that the prices at which the notes will sell in the market after this offering will not be lower than the initial offering price or that an active trading market for the notes will develop and continue after this offering. Certain of the underwriters have advised us that they currently intend to make a market in the notes. However, they are not obligated to do so and they may discontinue any market-making activities with respect to the notes at any time without notice. Accordingly, we cannot assure you as to the liquidity of, or the trading market for, the notes.

        The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the notes):

Paid by Us
Per note	1.25%

        We estimate that our total expenses for this offering will be $350,000.

        In connection with the offering, the underwriters may purchase and sell notes in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions and stabilizing purchases.

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  Short sales involve secondary market sales by the underwriters of a greater number of notes than they are required to purchase in the offering.

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  Covering transactions involve purchases of notes in the open market after the distribution has been completed in order to cover short positions.

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  Stabilizing transactions involve bids to purchase notes so long as the stabilizing bids do not exceed a specified maximum.

        Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the notes. They may also cause the price of the notes to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

        We expect to deliver the notes against payment for the notes on or about the date specified in the last paragraph of the cover page of this prospectus supplement, which will be the tenth business day following the date of the pricing of the notes. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on the date of pricing or the next succeeding business day will be required, by virtue of the fact that the notes initially will settle in T+10, to specify alternative settlement arrangements to prevent a failed settlement.

        The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing, treasury and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory, investment banking, commercial banking and other services for us or our executive officers for which they received or will receive customary fees and expenses. In addition, certain of underwriters and/or their affiliates are holders of our Senior Subordinated Notes. Accordingly, such underwriters and/or their affiliates will receive a portion of the net proceeds of this offering.

        Furthermore, certain of the underwriters and their respective affiliates may, from time to time, enter into arm's-length transactions with us in the ordinary course of their business.

        Many of the underwriters of this offering have acted as underwriters in the secondary offerings of our shares in June 2012, March 2012, December 2011, September 2011, December 2010, and April 2010 and in the initial public offering of our shares in November 2009.

        In March 2012, we (i) amended and restated a $2.3 billion senior secured term loan facility (which has a balance of $1.964 billion as of May 4, 2012) and (ii) amended a senior secured asset-based revolving credit facility, the total commitments under which are now $1.2 billion. Affiliates of each of Kohlberg Kravis Roberts & Co. L.P. and Goldman, Sachs & Co. (among other entities) acted as joint lead arrangers for the amendment and restatement of the senior secured term loan facility. Citicorp North America, Inc., an affiliate of Citigroup Global Markets Inc., serves as administrative agent and collateral agent for the senior secured term loan facility. Bank of America N.A. (an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated) serves as a syndication agent for the senior secured term loan facility. Wells Fargo Retail Finance, LLC (an affiliate of Wells Fargo Securities, LLC) serves as the administrative agent and collateral agent for the senior secured asset-based revolving credit facility. Affiliates of several of the underwriters were, and we believe continue to be, lenders under the facilities.

        An affiliate of Wells Fargo Securities, LLC serves as the transfer agent for our common stock.

        U.S. Bank National Association, an affiliate of US Bancorp Investments, Inc. serves as trustee under the indenture governing the Senior Subordinated Notes and will serve as trustee under the indenture under which the notes offered hereby will be issued.

        Goldman, Sachs & Co. and an affiliate of Wells Fargo Securities, LLC also are counterparties to us on amortizing interest rate swaps entered into in connection with the senior secured term loan facility, each with a notional amount of $103.3 million as of May 4, 2012. Subsequent to May 4, 2012, we also entered into interest rate swaps with affiliates of Wells Fargo Securities, LLC and J.P. Morgan Securities LLC having notional amounts of $285.0 million and $305.0 million, respectively. In addition, pursuant to our obligations under a registration rights agreement, we have filed and maintain a "market-making" prospectus in order to enable Goldman, Sachs & Co. to engage in market-making activities for the senior subordinated notes, which will be withdrawn after the retirement of the Senior Subordinated Notes with the proceeds of this offering.

        As a result of our 2007 merger, we became a subsidiary of Buck Holdings, L.P. ("Buck Holdings"), a Delaware limited partnership controlled by an affiliate of KKR. KKR has a 98% economic interest in KKR Capital Markets Holdings L.P., which owns 100% of the equity interests of KKR Capital Markets LLC. Affiliates of KKR, Goldman, Sachs & Co., Citigroup Global Markets Inc., and other equity co-investors have an indirect interest in a substantial portion of our capital stock through their investment in Buck Holdings and Buck Holdings, LLC, its general partner and a Delaware limited liability company controlled by KKR. Further, affiliates of Citigroup Global Markets Inc. and Wells Fargo Securities, LLC have an indirect interest in a portion of our capital stock through their investments in a private equity fund controlled by KKR which in turn indirectly has an indirect interest in our capital stock through its investment in Buck Holdings and Buck Holdings, LLC. In connection with our 2007 merger, we entered into a registration rights agreement pursuant to which affiliates of KKR, Goldman, Sachs & Co., Citigroup Global Markets Inc. and certain other equity co-investors have the right to require us to register such investors' shares of common stock with the SEC for sale by them to the public, subject to certain limitations. Representatives of KKR and GS Capital Partners VI Parallel, L.P. serve as members of our Board of Directors.

CONFLICTS OF INTEREST

        Because KKR Capital Markets LLC and/or its affiliates own (through its investment in Buck Holdings) at least 10% of our issued and outstanding common stock, a "conflict of interest" under FINRA Rule 5121 is deemed to exist. Accordingly, this offer is being made in compliance with FINRA Rule 5121. FINRA Rule 5121 requires that a "qualified independent underwriter" participate in the preparation of this prospectus supplement and exercise its usual standards of due diligence with respect thereto. Citigroup Global Markets Inc. has assumed the responsibilities of acting as the qualified independent underwriter in this offering. No underwriter having a conflict of interest under FINRA Rule 5121 will confirm sales to any account over which the underwriter exercises discretionary authority without the specific written approval of the accountholder. Citigroup Global Markets Inc. will not receive any additional fees for serving as qualified independent underwriter in connection with this offering. We have agreed to indemnify Citigroup Global Markets Inc. against certain liabilities incurred in connection with acting as a qualified independent underwriter, including liabilities under the Securities Act.

        If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby.

        We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

  Notice to Prospective Investors in the European Economic Area

        In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a relevant member state), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the relevant implementation date), an offer of notes described in this prospectus supplement may not be made to the public in that relevant member state other than:

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  to any legal entity which is a qualified investor as defined in the Prospectus Directive;

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  to fewer than 100 or, if the relevant member state has implemented the relevant provision of the 2010 PD Amending Directive, 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant Dealer or Dealers nominated by us for any such offer; or

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  in any other circumstances falling within Article 3(2) of the Prospectus Directive,

        provided that no such offer of securities shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

        For purposes of this provision, the expression an "offer of securities to the public" in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression "Prospectus Directive" means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the relevant member state) and includes any relevant implementing measure in each relevant member state. The expression 2010 PD Amending Directive means Directive 2010/73/EU.

        The sellers of the notes have not authorized and do not authorize the making of any offer of notes through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the notes as contemplated in this prospectus supplement. Accordingly, no purchaser of the notes, other than the underwriters, is authorized to make any further offer of the notes on behalf of the sellers or the underwriters.

  Notice to Prospective Investors in the United Kingdom

        This prospectus supplement and the accompanying prospectus are only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the

"Order") or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (each such person being referred to as a "relevant person"). This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

  Notice to Prospective Investors in France

        Neither this prospectus supplement nor any other offering material relating to the notes described in this prospectus supplement has been submitted to the clearance procedures of the Autorité des Marchés Financiers or of the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The notes have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus supplement nor any other offering material relating to the notes has been or will be:

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  released, issued, distributed or caused to be released, issued or distributed to the public in France; or

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  used in connection with any offer for subscription or sale of the notes to the public in France.

        Such offers, sales and distributions will be made in France only:

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  to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d'investisseurs), in each case investing for their own account, all as defined in, and in accordance with, articles L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier;

  •
  to investment services providers authorized to engage in portfolio management on behalf of third parties; or

  •
  in a transaction that, in accordance with article L.411-2-II-1°-or-2°-or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l'épargne).

        The notes may be resold directly or indirectly, only in compliance with articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

  Notice to Prospective Investors in Hong Kong

        The notes may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a "prospectus" within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

  Notice to Prospective Investors in Japan

        The notes offered in this prospectus supplement have not been registered under the Securities and Exchange Law of Japan. The notes have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to or for the account of any resident of Japan, except (i) pursuant to an exemption from the registration requirements of the Securities and Exchange Law and (ii) in compliance with any other applicable requirements of Japanese law.

  Notice to Prospective Investors in Singapore

        This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

        Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

  •
  a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

  •
  a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

  •
  shares, debentures and units of shares and debentures of that corporation or the beneficiaries' rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except

  •
  to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

  •
  where no consideration is or will be given for the transfer; or

  •
  where the transfer is by operation of law.

LEGAL MATTERS

        The validity of the notes offered hereunder will be passed upon for us by Baker, Donelson, Bearman, Caldwell & Berkowitz, PC, Nashville, Tennessee. Certain other legal matters relating to this offering will be passed upon for us by Simpson Thacher & Bartlett LLP, New York, New York. Certain legal matters relating to this offering will be passed upon for the underwriters by Fried, Frank, Harris, Shriver & Jacobson LLP, New York, New York. Certain partners of Simpson Thacher & Bartlett LLP, members of their respective families, related persons and others have an indirect interest, through limited partnerships that are investors in funds affiliated with KKR, in less than 1% of our common stock.

EXPERTS

        The consolidated financial statements of Dollar General Corporation and subsidiaries appearing in Dollar General Corporation and subsidiaries' Annual Report (Form 10-K) for the fiscal year ended February 3, 2012 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

        With respect to the unaudited condensed consolidated interim financial information of Dollar General Corporation and subsidiaries for the 13-week periods ended May 4, 2012 and April 29, 2011, and incorporated by reference in this prospectus supplement, Ernst & Young LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report dated June 4, 2012, included in Dollar General Corporation's Quarterly Report on Form 10-Q for the quarter ended May 4, 2012, and incorporated by reference herein, states that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Ernst & Young LLP is not subject to the liability provisions of Section 11 of the Securities Act for their report on the unaudited interim financial information because that report is not a "report" or a "part" of the Registration Statement prepared or certified by Ernst & Young LLP within the meaning of Sections 7 and 11 of the Securities Act.

INCORPORATION BY REFERENCE

        The rules of the SEC allow us to "incorporate by reference" information into this prospectus supplement and accompanying prospectus. By incorporating by reference, we can disclose important information to you by referring you to another document we have filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus and information that we file in the future with the SEC will automatically update and supersede, as appropriate, this information. We incorporate by reference the documents listed below and all documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement from their respective filing dates so long as the registration statement of which this prospectus supplement and accompanying prospectus is a part remains effective:

  •
  Our Annual Report on Form 10-K for the fiscal year ended February 3, 2012;

  •
  Our Quarterly Report on Form 10-Q for the quarter ended May 4, 2012;

  •
  Our Current Reports on Form 8-K filed with the SEC on March 19, 2012, March 26, 2012 (two Form 8-K filings), April 2, 2012, April 19, 2012, June 4, 2012 and June 11, 2012; and

  •
  Our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 5, 2012.

        Notwithstanding the foregoing, we are not incorporating by reference information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K (including any Form 8-K itemized above), including the related exhibits, nor in any documents or other information that is deemed to have been "furnished" to and not "filed" with the SEC.

        Any statement contained in a document incorporated by reference in this prospectus supplement shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document that also is incorporated by reference in this prospectus supplement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. You may request a copy of any or all of the documents referred to above that have been or may be incorporated by reference into this prospectus supplement (excluding certain exhibits to the documents) at no cost, by writing or calling us at the following address or telephone number:

Dollar General Corporation
Attn: Investor Relations
100 Mission Ridge
Goodlettsville, Tennessee 37072
(615) 855-5524

        You should rely only on the information incorporated by reference or provided in this prospectus supplement. We have not authorized anyone else to provide you with different information.

 WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus supplement and accompanying prospectus. This prospectus supplement, filed as part of the registration statement, does not contain all the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us, we refer you to the registration statement and to its exhibits and schedules.

        We are subject to the informational requirements of the Exchange Act and are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any of these reports, statements or other information at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549 or at its regional offices. You can request copies of those documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings are also available to the public at the SEC's internet site at http://www.sec.gov.

        We also make available, free of charge, through the investor relations portion of our website our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statement on Schedule 14A (and any amendments to those forms) as soon as reasonably practicable after they are filed with or furnished to the SEC. Our website address is www.dollargeneral.com. Please note that our website address is provided in this prospectus as an inactive textual reference only. The information found on or accessible through our website is not part of this prospectus supplement or the accompanying prospectus, and is therefore not incorporated by reference unless such information is otherwise specifically referenced elsewhere in this prospectus supplement or the accompanying prospectus.

PROSPECTUS

Common Stock
Preferred Stock
Debt Securities
Guarantees of Debt Securities
Depositary Shares
Warrants
Stock Purchase Contracts
Units

        We may offer and sell from time to time, in one or more series:

  •
  common stock;

  •
  preferred stock;

  •
  debt securities;

  •
  depositary shares representing fractional interests in preferred stock;

  •
  warrants to purchase debt securities, preferred stock, depositary shares or common stock;

  •
  stock purchase contracts, and

  •
  units, comprised of two or more of any of the securities referred above, in any combination.

        Certain of our direct and indirect subsidiaries may guarantee our debt securities.

        We will determine when we sell securities, which may be sold on a continuous or delayed basis directly, to or through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and we and any agents, dealers and underwriters reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts payable to them. Our net proceeds from the sale of the securities also will be set forth in the applicable prospectus supplement. We also may provide investors with a free writing prospectus that includes this information. In addition, certain selling securityholders may offer and sell our securities from time to time, together or separately, in amounts, at prices and on terms that will be determined at the time of any such offering.

        Each time that we or any selling securityholders sell securities using this prospectus, we or any selling securityholders will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement or free writing prospectus will contain more specific information about the offering and the securities being offered, including the names of any selling securityholders, if applicable, the prices and our net proceeds from the sales of those securities. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement describing the method and terms of the offering.

        You should carefully read this prospectus and any applicable prospectus supplement and free writing prospectus, together with any documents we incorporate by reference, before you invest in our securities.

        Our common stock is listed on the New York Stock Exchange under the symbol "DG". If we decide to list or seek a quotation for any other securities, the prospectus supplement relating to those securities will disclose the exchange or market on which those securities will be listed or quoted.

        Investing in our securities involves risks. You should carefully consider the risk factors referred to on page 2 of this prospectus, in any applicable prospectus supplement and in the documents incorporated or deemed incorporated by reference in this prospectus before investing in our securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 31, 2010.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the "SEC") using a "shelf" registration process. Under this shelf registration process, we and/or certain selling securityholders, if applicable, may, from time to time, offer and/or sell securities in one or more offerings or resales. This prospectus provides you with a general description of the securities that we and/or certain selling securityholders may offer. Each time we sell securities using this prospectus, we will provide a prospectus supplement and attach it to this prospectus and may also provide you with a free writing prospectus. The prospectus supplement and any free writing prospectus will contain more specific information about the offering, including the names of any selling securityholders, if applicable. The prospectus supplement may also add, update, change or clarify information contained in or incorporated by reference into this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. If there is any inconsistency between the information in this prospectus and the information in the prospectus supplement, you should rely on the information in the prospectus supplement.

        The rules of the SEC allow us to incorporate by reference information into this prospectus. This means that important information is contained in other documents that are considered to be a part of this prospectus. Additionally, information that we file later with the SEC will automatically update and supersede this information. You should carefully read both this prospectus and the applicable prospectus supplement together with the additional information that is incorporated or deemed incorporated by reference in this prospectus. See "Incorporation by Reference" before making an investment in our securities. This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. The registration statement, including the exhibits and documents incorporated or deemed incorporated by reference in this prospectus can be read on the SEC website or at the SEC offices mentioned under the heading "Where You Can Find More Information."

        THIS PROSPECTUS MAY NOT BE USED TO SELL ANY SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

        Neither the delivery of this prospectus or any applicable prospectus supplement nor any sale made using this prospectus or any applicable prospectus supplement implies that there has been no change in our affairs or that the information in this prospectus or in any applicable prospectus supplement is correct as of any date after their respective dates. You should not assume that the information in or incorporated by reference in this prospectus or any applicable prospectus supplement or any free writing prospectus prepared by us, is accurate as of any date other than the date(s) on the front covers of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

        You should rely only on the information contained in or incorporated by reference in this prospectus or a prospectus supplement. We have not authorized anyone to give you different information, and if you are given any information or representation about these matters that is not contained or incorporated by reference in this prospectus or a prospectus supplement, you must not rely on that information. We and any selling securityholders are not making an offer to sell securities in any jurisdiction where the offer or sale of such securities is not permitted.

        In this prospectus, unless otherwise indicated or unless the context otherwise requires, "Dollar General" "we," "us," "our" and similar terms refer to Dollar General Corporation and its consolidated subsidiaries. Our fiscal year ends on the Friday closest to January 31. In this prospectus, we refer to each fiscal year by reference to the calendar year to which such fiscal year primarily relates. For example, the fiscal year ended January 29, 2010 is referred to as "2009" or "fiscal 2009."

 RISK FACTORS

        Investing in our securities involves risks. Before you make a decision to buy our securities, in addition to the risks and uncertainties discussed below under "Special Note Regarding Forward-Looking Statements," you should carefully read and consider the risks and uncertainties and the risk factors set forth under the caption "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended January 29, 2010, which is incorporated by reference in this prospectus, and under the caption "Risk Factors" or any similar caption in the other documents and reports that we file with the SEC after the date of this prospectus that are incorporated or deemed to be incorporated by reference in this prospectus as well as any risks described in any applicable prospectus supplement or free writing prospectus that we provide you in connection with an offering of securities pursuant to this prospectus. Additionally, the risks and uncertainties discussed in this prospectus or in any document incorporated by reference into this prospectus are not the only risks and uncertainties that we face, and our business, financial condition, liquidity and results of operations and the market price of any securities we may sell could be materially adversely affected by other matters that are not known to us or that we currently do not consider to be material.

 SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus (including any prospectus supplement and the information incorporated or deemed to be incorporated by reference in this prospectus) and any free writing prospectus that we may provide to you in connection with an offering of our securities described in this prospectus may contain "forward-looking statements" for purposes of the Securities Act of 1933, as amended, which we refer to as the Securities Act, and the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act. The words "believe," "expect," "may," "will," "should," "seek," "approximately," "intend," "plan," "estimate," "anticipate," "continue," "potential," "predict," "project" or similar expressions that concern our strategy, plans, intentions or expectations are intended to identify these forward-looking statements. For example, all statements we make relating to our estimated and projected earnings, revenues, costs, expenditures, cash flows, growth rates and financial results, our plans and objectives for future operations, growth or initiatives, strategies, or the expected outcome or impact of pending or threatened litigation are forward-looking statements. All forward-looking statements involve known and unknown risks (including, without limitation, those described above under "Risk Factors"), uncertainties and other factors that may cause our actual results, performance or achievements to differ materially from those that we expected or that were expressed or implied by the forward-looking statements, including:

  •
  failure to successfully execute our growth strategy, including delays in store growth, difficulties executing sales and operating profit margin initiatives and inventory shrinkage reduction;

  •
  the failure of our new store base to achieve sales and operating levels consistent with our expectations;

  •
  risks and challenges in connection with sourcing merchandise from domestic and foreign vendors;

  •
  our level of success in gaining and maintaining broad market acceptance of our private brands;

  •
  unfavorable publicity or consumer perception of our products;

  •
  our debt levels and restrictions in our debt agreements;

  •
  economic conditions, including their effect on the financial and capital markets, our suppliers and business partners, employment levels, consumer demand, spending patterns, inflation and the cost of goods;

  •
  levels of inventory shrinkage;

  •
  seasonality of our business;

  •
  increases in costs of fuel, or other energy, transportation or utilities costs and in the costs of labor, employment and health care;

  •
  the impact of governmental laws and regulations and the outcomes of legal proceedings;

  •
  disruptions in our supply chain;

  •
  damage or interruption to our information systems;

  •
  changes in the competitive environment in our industry and the markets where we operate;

  •
  natural disasters, unusually adverse weather conditions, pandemic outbreaks, boycotts and geo-political events;

  •
  the incurrence of material uninsured losses or excessive insurance costs;

  •
  our failure to protect our brand name;

  •
  our loss of key personnel or our inability to hire additional qualified personnel; and

  •
  our failure to maintain effective internal controls.

        We derive many of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and, it is impossible for us to anticipate all factors that could affect our actual results. Important factors that could cause actual results to differ materially from our expectations ("cautionary statements") are disclosed under "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended January 29, 2010, which is incorporated by reference in this prospectus, and under the caption "Risk Factors" or any similar caption in the other documents that we have filed or subsequently file with the SEC that are incorporated or deemed to be incorporated by reference in this prospectus as described below under "Incorporation by Reference" and in any prospectus supplement or free writing prospectus that we provide you in connection with an offering of securities pursuant to this prospectus. All written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by these cautionary statements. Please keep this cautionary note in mind as you read this prospectus, the documents incorporated and deemed to be incorporated by reference herein and any prospectus supplement and free writing prospectus that we may provide to you in connection with this offering.

        We caution you that the important factors referenced above may not contain all of the factors that are important to you. In addition, we cannot assure you that we will realize the results or developments we expect or anticipate or, even if substantially realized, that they will result in the consequences or affect us or our operations in the way we expect. The forward-looking statements included or incorporated by reference in this prospectus are made only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

 DOLLAR GENERAL CORPORATION

        We are the largest discount retailer in the United States by number of stores, with 8,877 stores located in 35 states as of February 26, 2010, primarily in the southern, southwestern, midwestern and eastern United States. We offer a broad selection of merchandise, including consumables, seasonal, home products and apparel. Our merchandise includes high quality national brands from leading manufacturers, as well as comparable quality private brand selections with prices at substantial discounts to national brands. We offer our merchandise at everyday low prices (typically $10 or less) through our convenient small-box (small store) locations.

        J.L. Turner founded our Company in 1939 as J.L. Turner and Son, Wholesale. We were incorporated as a Kentucky corporation under the name J.L. Turner & Son, Inc. in 1955, when we opened our first Dollar General store. We changed our name to Dollar General Corporation in 1968 and reincorporated in 1998 as a Tennessee corporation. Our common stock was publicly traded from 1968 until July 2007, when we merged with an entity controlled by investment funds affiliated with Kohlberg Kravis Roberts & Co., L.P. ("KKR"). On November 13, 2009 our common stock again became publicly traded upon our completion of an initial public offering of 39,215,000 shares of our common stock, including 22,700,000 newly issued shares. We are a subsidiary of Buck Holdings, L.P, a Delaware limited partnership controlled by KKR, which beneficially owns over 85% of our outstanding common stock.

        Our principal executive office is located at 100 Mission Ridge, Goodlettsville, TN 37072. Our phone number is (615) 855-4000 and our website address is www.dollargeneral com. The information contained in our website is not a part of this prospectus.

RATIO OF EARNINGS TO FIXED CHARGES, COMBINED FIXED CHARGES
AND PREFERRED STOCK DIVIDENDS

        The following table sets forth our ratio of earnings to fixed charges for the periods indicated.

	Historical						Historical
	Predecessor			Successor		Pro Forma	Successor
	Fiscal Year Ended					Fiscal Year Ended
Ratios of earnings to fixed charges(1)(6)	February 3, 2006(2)	February 2, 2007	February 3, 2007 through July 6, 2007	March 6, 2007 through February 1, 2008		February 1, 2008	January 30, 2009	January 29, 2010
Actual	5.3x	2.5x	1.1x		(3)		1.4x	2.1x
Pro forma(4)						(5)

(1)
For purposes of computing the ratio of earnings to fixed charges, (a) earnings consist of income (loss) before income taxes, plus fixed charges less capitalized expenses related to indebtedness (amortization expense for capitalized interest is not significant) and (b) fixed charges consist of interest expense (whether expensed or capitalized), the amortization of debt issuance costs and discounts related to indebtedness, and the interest portion of rent expense.

(2)
The fiscal year ended February 3, 2006 was comprised of 53 weeks.

(3)
For the period from March 6, 2007 through February 1, 2008, fixed charges exceeded earnings by $6.6 million.

(4)
To give effect to the increase in interest expense resulting from the portion of the notes proceeds used to retire the $198.3 million of our 8 5/8% unsecured notes due June 10, 2010 as if such transactions had occurred at the beginning of the period presented.

(5)
For the fiscal year ended February 1, 2008, pro forma fixed charges exceeded earnings by $3.4 million.

(6)
Since there was no preferred stock outstanding during the periods presented, the ratio of earnings to combined fixed charges and preferred stock dividends does not differ from the ratio of earnings to fixed charges presented above.

 USE OF PROCEEDS

        In the case of a sale of securities by us, the use of proceeds will be specified in the applicable prospectus supplement. In the case of a sale of securities by any selling securityholders, we will not receive any of the proceeds from such sale.

 DESCRIPTION OF CAPITAL STOCK

Overview

        As of the date of this prospectus, our capital structure consists of

  •
  1,000,000,000 authorized shares of common stock, par value $.875 per share, of which 340,585,738 shares are issued and outstanding as of January 29, 2010; and

  •
  1,000,000 shares of preferred stock, of which no shares are issued and outstanding.

        The following summary of the material provisions of our capital stock, is not complete and may not contain all of the information that you should consider. The description is subject to and qualified in its entirety by the provisions of our amended and restated charter and bylaws, each of which is incorporated by reference into this prospectus, and by applicable provisions of Tennessee law.

Description of Common Stock

  Voting Rights

        Holders of common stock are entitled to one vote per share on all matters submitted for action by the shareholders. The holders of common stock do not have cumulative voting rights in the election of directors. Accordingly, the holders of more than 50% of the shares of common stock can, if they choose to do so, elect all the directors. In such event, the holders of the remaining shares of common stock will not be able to elect any directors.

  Dividend Rights

        Holders of common stock are entitled to receive ratably dividends if, as and when dividends are declared from time to time by our board of directors out of funds legally available for that purpose, after payment of dividends required to be paid on outstanding preferred stock, if any. Our credit facilities and the indentures governing our existing notes impose restrictions on our ability to declare dividends on our common stock.

  Liquidation Rights

        Upon our liquidation, dissolution or winding up, any business combination or a sale or disposition of all or substantially all of our assets, the holders of common stock are entitled to receive ratably the assets available for distribution to the shareholders after payment of liabilities and accumulated and unpaid dividends and liquidation preferences on outstanding preferred stock, if any.

  Other Matters

        Holders of common stock have no preemptive or conversion rights and, absent an individual agreement with us, are not subject to further calls or assessment by us. There are no redemption or sinking fund provisions applicable to our common stock.

  Listing

        Our common stock is listed on the New York Stock Exchange under the symbol "DG."

Description of Preferred Stock

        Unless required by law or by any stock exchange on which our common stock may be listed, the authorized shares of preferred stock will be available for issuance without further action by our shareholders. Our amended and restated charter authorizes our board of directors to issue preferred stock in one or more series and to fix the designations, powers, preferences, limitations and relative rights of any series of preferred stock that we choose to issue, including dividend rates, conversion rights, voting rights, terms of redemption and liquidation preferences and the number of shares constituting each such series.

        Prior to the issuance of a new series of preferred stock, we will amend our amended and restated charter, designating the stock of that series and the terms of that series. We will describe the terms of the preferred stock in the prospectus supplement for such offering and will file a copy of the charter amendment establishing the terms of the preferred stock with the SEC. To the extent required, this description will include:

  •
  the designation and stated value;

  •
  the number of shares offered and the purchase price;

  •
  the amounts payable in the event of voluntary or involuntary liquidation, dissolution or winding up;

  •
  the dividend rate(s), period(s) and/or payment date(s), or method(s) of calculation for such dividends;

  •
  whether dividends will be cumulative or non-cumulative and, if cumulative, the date(s) from which dividends will accumulate;

  •
  the procedures for any auction and remarketing, if any;

  •
  the provisions for a sinking fund or analogous fund, if any;

  •
  the provisions for redemption, if applicable;

  •
  any listing of the preferred stock on any securities exchange or market;

  •
  whether the preferred stock will be convertible into our common stock, and, if convertible, the conversion price(s), any adjustment thereof and any other terms and conditions upon which such conversion shall be made and conversion period;

  •
  whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price (or how it will be calculated) and exchange period;

  •
  voting rights, if any, of the preferred stock;

  •
  a discussion of any material and/or special U.S. federal income tax considerations applicable to the preferred stock;

  •
  the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

  •
  any material limitations on issuance of any series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of Dollar General; and

  •
  any other preferences, privileges and powers, and relative, participating, optional, or other special rights, and qualifications, limitations or restrictions, as our board of directors may deem advisable and as shall not be inconsistent with the provisions of our amended and restated charter.

        Unless the applicable prospectus supplement provides otherwise, the preferred stock offered by this prospectus, when issued, will not have, or be subject to, any preemptive or similar rights.

Authorized but Unissued Capital Stock

        Tennessee law generally does not require shareholder approval for any issuance of authorized shares. However, the listing requirements of the New York Stock Exchange, which will apply as long as our common stock is listed on the New York Stock Exchange, require shareholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of common stock. These additional shares may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

        One of the effects of the existence of unissued and unreserved common stock or preferred stock may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the shareholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.

Removal of Directors; Vacancies

        Our amended and restated charter and bylaws provide that, unless otherwise provided in an applicable shareholders agreement, any director may be removed from office but only for cause and only by (a) the affirmative vote of the holders of a majority of the voting power of the shares entitled to vote in the election of directors, or (b) the affirmative vote of a majority of our entire board of directors then in office.

Calling of Special Meetings of Shareholders

        Our amended and restated bylaws provide that special meetings of our shareholders may be called only by or at the direction of the board of directors, the chairman of our board of directors or the chief executive officer, and not by our shareholders.

Advance Notice Requirements for Shareholder Proposals and Director Nominations

        Our amended and restated bylaws provide that shareholders seeking to nominate candidates for election as directors or to bring business before an annual or special meeting of shareholders must provide timely notice of their proposal in writing to the secretary. Generally, to be timely, a shareholder's notice must be received at our principal executive offices and within the following time periods:

  •
  in the case of an annual meeting of shareholders, not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by us; and

  •
  in the case of a special meeting of shareholders called for the purpose of electing directors, not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the date on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever occurs first.

        In no event shall any adjournment or postponement of an annual meeting, or the announcement thereof, commence a new time period for the giving of a shareholder's notice as described above.

Supermajority Provisions

        Tennessee law provides generally that, unless the amended and restated charter requires a greater percentage, in order to amend our charter or our bylaws, the votes cast for the amendment must exceed the votes cast against the amendment at a meeting of our shareholders at which a quorum is present and such an amendment was a proper item of business at that meeting.

        Our amended and restated charter provides that the following provisions in the amended and restated charter and bylaws may be amended only by a vote of 80% or more of all of the outstanding shares of our capital stock then entitled to vote:

  •
  the removal of directors and ability of the board to fill vacancies; and

  •
  the ability to call a special meeting of shareholders being vested solely in our board of directors, our chairman and our chief executive officer.

        Our amended and restated bylaws provide that our shareholders may amend our bylaws only by a vote of 80% or more of all of the outstanding shares of our capital stock then entitled to vote.

        In addition, subject to the foregoing, our amended and restated bylaws grant our board of directors the authority to amend and repeal our bylaws without a shareholder vote.

Shareholders Agreement

        In connection with our November 2009 initial public offering, we entered into a shareholders' agreement (the "Shareholders Agreement") with KKR and certain affiliates of Goldman, Sachs & Co. (the "GS Investors").

        Board Composition.    The Shareholders Agreement provides that our board of directors shall be comprised of six members at the closing date of the November 2009 initial public offering and that certain of our shareholders have the right to designate director nominees to our board of directors, subject to their election by our shareholders at the annual meeting, as follows:

  •
  KKR has the right to designate (i) up to a majority of the total number of directors comprising our board at such time, so long as Buck Holdings, L.P. (the "Parent") beneficially owns more than 50% of the then outstanding shares of our common stock, (ii) up to 40% of the total number of directors comprising our board at such time, so long as Parent beneficially owns more than 40% but less than or equal to 50%, of the then outstanding shares of our common stock; (iii) up to 30% of the total number of directors comprising our board at such time, so long as Parent beneficially owns more than 30%, but less than or equal to 40%, of the then outstanding shares of our common stock, (iv) up to 20% of the total number of directors comprising our board at such time, so long as Parent beneficially owns more than 20%, but less than or equal to 30%, of the then outstanding shares of our common stock and (v) up to 10% of the total number of directors, so long as Parent beneficially owns at least 5% of the outstanding shares of our common stock. Any fractional amount that results from determining the percentage of the total number of directors will be rounded up to the nearest whole number (for example, if the applicable percentage would result in 2.1 directors, KKR will have the right to designate 3 directors). In addition, in the event that KKR only has the right to designate one director, it also has the right to designate one person to serve as a non-voting observer to the board; and

  •
  the GS Investors, so long as they beneficially own at least 5% of the then outstanding shares of our common stock, have the right to designate (i) one director and (ii) one person to serve as a non-voting observer to our board.

        Each of KKR and the GS Investors has the right to remove and replace its director-designees at any time and for any reason and to fill any vacancies otherwise resulting in such director positions.

        For so long as we qualify as a "controlled company" under NYSE listing standards and subject to applicable law, (i) KKR has the right to designate a majority of the members of our nominating and corporate governance committee and up to two members of our compensation committee and (ii) the GS Investors have the right to designate one member to each such committee, so long as the GS Investors have the right to designate one director to our board. If we do not qualify as a "controlled company" under NYSE listing standards, KKR has the right to designate one member to each of our nominating and corporate governance committee and compensation committee for so long as they have the right to nominate a director.

        KKR Approvals.    The Shareholders Agreement provides that the following actions by us or any of our subsidiaries require the approval of KKR for so long as Buck Holdings, L.P. owns at least 35% or more of our outstanding shares of common stock:

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  the hiring and firing of our Chief Executive Officer;

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  any change of control as defined in the Shareholders Agreement;

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  entering into any agreement providing for the acquisition or divestiture of assets for aggregate consideration in excess of $1 billion; and

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  any issuance of equity securities for an aggregate consideration in excess of $100 million.

Tennessee Anti-Takeover Statutes

        Under the Tennessee Business Combination Act and subject to certain exceptions, corporations subject to the Tennessee Business Combination Act may not engage in any "business combination" with an "interested shareholder" for a period of five years after the date on which the person became an interested shareholder unless the "business combination" or the transaction in which the shareholder becoming an "interested shareholder" is approved by the corporation's board of directors prior to the date the "interested shareholder" attained that status.

        "Business combinations" for this purpose generally include:

  •
  mergers, consolidations, or share exchanges;

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  sales, leases, exchanges, mortgages, pledges, or other transfers of assets representing 10% or more of the market value of consolidated assets, the market value of our outstanding shares, or our consolidated net income;

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  issuances or transfers of shares from us to the interested shareholder;

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  plans of liquidation;

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  transactions in which the interested shareholder's proportionate share of the outstanding shares of any class of securities is increased; or

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  financing arrangements pursuant to which the interested shareholder, directly or indirectly, receives a benefit except proportionately as a shareholder.

        Subject to certain exceptions, an "interested shareholder" generally is a person who, together with his or her affiliates and associates, owns, or within five years did own, 10% or more of our outstanding voting stock.

        After the five-year moratorium, a corporation subject to the foregoing may complete a business combination if the transaction complies with all applicable charter and bylaw requirements and applicable Tennessee law and:

  •
  is approved by at least two-thirds of the outstanding voting stock not beneficially owned by the interested shareholder; or

  •
  meets certain fair price criteria including, among others, the requirement that the per share consideration received in any such business combination by each of the shareholders is equal to the highest of (a) the highest per share price paid by the interested shareholder during the preceding five-year period for shares of the same class or series plus interest thereon from such date at a treasury bill rate less the aggregate amount of any cash dividends paid and the market value of any dividends paid other than in cash since such earliest date, up to the amount of such interest, (b) the highest preferential amount, if any, such class or series is entitled to receive on liquidation, or (c) the market value of the shares on either the date the business combination is announced or the date when the interested shareholder reaches the 10% threshold, whichever is higher, plus interest thereon less dividends as noted above.

        We have elected to not be subject to the Tennessee Business Combination Act. We can give no assurance that we will or will not elect, through a charter or bylaw amendment, to be governed by the Tennessee Business Combination Act in the future.

        We also have not elected to be governed by the Tennessee Control Share Acquisition Act which prohibits certain shareholders from exercising in excess of 20% of the voting power in a corporation acquired in a "control share acquisition" unless such voting rights have been previously approved by the disinterested shareholders. We can give no assurance that we will or will not elect, through a charter or bylaw amendment, to be governed by the Tennessee Control Share Acquisition Act in the future.

        The Tennessee Greenmail Act prohibits us from purchasing or agreeing to purchase any of our securities, at a price in excess of fair market value, from a holder of 3% or more of our securities who has beneficially owned such securities for less than two years, unless the purchase has been approved by a majority of the outstanding shares of each class of our voting stock or we make an offer of at least equal value per share to all holders of shares of such class. The Tennessee Greenmail Act may make a change of control more difficult.

        The Tennessee Investor Protection Act applies to tender offers directed at corporations, such as Dollar General, that have "substantial assets" in Tennessee and that are either incorporated in or have a principal office in Tennessee. The Investor Protection Act requires an offeror making a tender offer for an offeree company to file a registration statement with the Commissioner of Commerce and Insurance. When the offeror intends to gain control of the offeree company, the registration statement must indicate any plans the offeror has for the offeree. The Commissioner may require additional information material concerning the takeover offer and may call for hearings. The Investor Protection Act does not apply to an offer that the offeree company's board of directors recommends to shareholders.

        In addition to requiring the offeror to file a registration statement with the Commissioner, the Investor Protection Act requires the offeror and the offeree company to deliver to the Commissioner all solicitation materials used in connection with the tender offer. The Investor Protection Act prohibits fraudulent, deceptive, or manipulative acts or practices by either side and gives the Commissioner standing to apply for equitable relief to the Chancery Court of Davidson County, Tennessee, or to any other chancery court having jurisdiction whenever it appears to the Commissioner that the offeror, the offeree company or any of its respective affiliates has engaged in or is about to engage in a violation of the Investor Protection Act. Upon proper showing, the chancery court may grant injunctive relief. The Investor Protection Act further provides civil and criminal penalties for violations.

Transfer Agent and Registrar

        Wells Fargo Shareowner Services is the transfer agent and registrar for our common stock. The transfer agent and registrar for any series of preferred stock will be set forth in an applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

        The following summary of the terms of our debt securities describes general terms that apply to the debt securities. The particular terms of any debt securities will be described more specifically in the prospectus supplement relating to such debt securities. The debt securities will be issued under an indenture to be entered into between us and the trustee identified in the applicable prospectus supplement. A form of the indenture has been filed as an exhibit to the registration statement of which this prospectus is part. The terms of the debt securities will include those stated in the indenture (including any supplemental indentures that specify the terms of a particular series of debt securities) as well as those made part of the indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the indenture. The indenture will be subject to and governed by the terms of the Trust Indenture Act of 1939.

        We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise expressly stated in the applicable prospectus supplement, unsecured obligations and may be issued in one or more series. The debt securities of any series may have the benefit of guarantees, which we refer to as a guarantee, by one or more of our subsidiaries, which we refer to as a guarantor. The guarantees will be the senior, senior subordinated or subordinated obligations and, unless otherwise expressly stated in the applicable prospectus supplement, unsecured obligations of the respective guarantors. Unless otherwise expressly stated or the context otherwise requires, as used in this section, the term "guaranteed debt securities" means any debt securities that, as described in the prospectus supplement relating thereto, are guaranteed by one or more guarantors pursuant to the applicable indenture.

        Unless otherwise specified in the applicable prospectus supplement, the debt securities will represent our general, unsecured obligations and will rank equally with all of our other unsecured indebtedness.

        You should read the particular terms of the debt securities, which will be described in more detail in the applicable prospectus supplement. Copies of the applicable indenture may be obtained from us or the trustee identified in the applicable prospectus supplement.

General

        We may issue the debt securities in one or more series, with the same or various maturities, at par or at a discount. We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the SEC. Please read the applicable prospectus supplement relating to the series of debt securities being offered for specific terms including, when applicable:

  •
  the title of the debt securities of the series and whether such series constitutes senior debt securities, senior subordinated debt securities or subordinated debt securities;

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  the aggregate principal amount and any limit on the aggregate principal amount of that series of debt securities;

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  the price or prices at which debt securities of the series will be issued;

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  the date or dates on which we will pay the principal of and premium, if any, on debt securities of the series, or the method or methods, if any, used to determine those dates;

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  the interest rate or rates, which may be fixed or variable, at which debt securities of the series will bear interest, if any, or the method or methods, if any, used to determine those rates;

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  the basis used to calculate interest, if any, on the debt securities of the series if other than a 360-day year of twelve 30-day months;

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  the date or dates, if any, from which interest on the debt securities of the series will begin to accrue, or the method or methods, if any, used to determine those dates;

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  the dates on which the interest, if any, on the debt securities of the series will be payable and the record dates for the payment of interest;

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  the place or places where amounts due on the debt securities of the series will be payable and where the debt securities of the series may be surrendered for registration of transfer and exchange, if other than the corporate trust office of the applicable trustee;

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  the terms and conditions, if any, upon which we may, at our option, redeem debt securities of the series;

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  the terms and conditions, if any, upon which the holders of debt securities may require us to repurchase or redeem debt securities of the series at the option of the holders of debt securities of the series;

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  the provisions, if any, with respect to amortization and the terms of any sinking fund or analogous provision;

  •
  if other than U.S. dollars, the currency in which the purchase price for the debt securities of the series will be payable, the currency in which payments of principal and, if applicable, premium or interest on the debt securities of the series will be payable, and the ability, if any, of us or the holders of debt securities of the series to have payments made in any other currency or currencies;

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  any addition to, or modification or deletion of, any covenant or the acceleration provisions described in this prospectus or in the indenture;

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  any events of default, if not otherwise described below under "—Events of Default";

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  any terms and conditions restricting the declaration of dividends or requiring the maintenance of any asset ratio or the creation or maintenance of reserves;

  •
  whether the debt securities of the series are to be issuable, in whole or in part, in bearer form ("bearer debt securities");

  •
  whether any debt securities of the series will be issued in temporary or permanent global form ("global debt securities") and, if so, the identity of the depositary for the global debt securities if other than The Depository Trust Company ("DTC");

  •
  if and under what circumstances we will pay additional amounts ("Additional Amounts") on the debt securities of the series in respect of specified taxes, assessments or other governmental charges and, if so, whether we will have the option to redeem the debt securities of the series rather than pay the Additional Amounts;

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  the manner in which, or the person to whom, any interest on any bearer debt security of the series will be payable, if other than upon presentation and surrender of the coupons relating to the bearer debt security;

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  the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid, if other than in the manner provided in the indenture;

  •
  the portion of the principal amount of the debt securities of the series which will be payable upon acceleration if other than the full principal amount;

  •
  the authorized denominations in which the debt securities of the series will be issued, if other than denominations of $2,000 and any integral multiples of $1,000, in the case of debt securities in registered form ("registered debt securities") or $5,000, in the case of bearer debt securities;

  •
  any applicable subordination provisions in addition to those set forth herein with respect to senior subordinated debt securities or subordinated debt securities;

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  the terms, if any, upon which debt securities of the series may be convertible into or exchangeable for other securities or property;

  •
  whether the amount of payments on the debt securities of the series may be determined with reference to an index, formula (e.g., currency index, commodity index, stock exchange index or financial index) or other method or methods and, if so, the method used to determine those amounts;

  •
  whether the debt securities of the series will be guaranteed by any guarantors and, if so, the names of the guarantors of the debt securities of the series and, to the extent that the terms of the guarantee differ from those described in this prospectus, a description of the guarantees;

  •
  any provisions restricting the incurrence of additional debt or the issuance of additional securities;

  •
  any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents;

  •
  if the debt securities of the series or, if applicable, any guarantees will be secured by any collateral and, if so, a general description of the collateral and of some of the terms of any related security, pledge or other agreements;

  •
  the priority and kind of any lien securing the debt securities and a brief identification of the principal properties subject to such lien;

  •
  any applicable defeasance provisions in addition to those set forth herein;

  •
  any listing of the debt securities on any securities exchange; and

  •
  any other terms of the debt securities of the series and, if applicable, any guarantees (whether or not such other terms are consistent or inconsistent with any other terms of the indenture).

        As used in this prospectus and any prospectus supplement relating to the offering of debt securities of any series, references to the principal of and premium, if any, and interest, if any, on the debt securities of the series include the payment of Additional Amounts, if any, required by the debt securities of the series to be paid in that context.

        Debt securities may be issued as original issue discount securities to be sold at a substantial discount below their principal amount. In the event of an acceleration of the maturity of any original issue discount security, the amount payable to the holder upon acceleration will be determined in the manner described in the applicable prospectus supplement. Certain U.S. federal income tax considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.

        If the purchase price of any debt securities is payable in a foreign currency or if the principal of, or premium, if any, or interest, if any, on any debt securities is payable in a foreign currency, the specific terms of those debt securities and the applicable foreign currency will be specified in the prospectus supplement relating to those debt securities.

        The terms of the debt securities of any series may differ from the terms of the debt securities of any other series, and the terms of particular debt securities within any series may differ from each other. Unless otherwise expressly provided in the prospectus supplement relating to any series of debt securities, we may, without the consent of the holders of the debt securities of any series, reopen an existing series of debt securities and issue additional debt securities of that series.

        Unless otherwise described in a prospectus supplement relating to any series of debt securities and except to the limited extent set forth below under "—Merger, Consolidation and Transfer of Assets," there will be no limitation upon our ability to incur indebtedness or other liabilities or that would afford holders of debt securities protection in the event of a business combination, takeover, recapitalization or highly leveraged or similar transaction involving us. Accordingly, we may in the future enter into transactions that could increase the amount of our consolidated indebtedness and other liabilities or otherwise adversely affect our capital structure or credit rating without the consent of the holders of the debt securities of any series.

Registration, Transfer and Payment

        Unless otherwise indicated in the applicable prospectus supplement, each series of debt securities will be issued in registered form only, without coupons. The indentures, however, provide that we may also issue a series of debt securities in bearer form only, or in both registered and bearer form.

        Unless otherwise indicated in the applicable prospectus supplement, registered debt securities will be issued in denominations of $2,000 or any integral multiples of $1,000, and bearer debt securities will be issued in denominations of $5,000.

        Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be payable and may be surrendered for registration of transfer or exchange and, if applicable, for conversion into or exchange for other securities or property, at an office or agency maintained by us in the United States of America. However, we may, at our option, make payments of interest on any registered debt security by check mailed to the address of the person entitled to receive that payment or by wire transfer to an account maintained by the payee with a bank located in the United States. Unless otherwise indicated in the applicable prospectus supplement, no service charge shall be made for any registration of transfer or exchange, redemption or repayment of debt securities, or for any conversion or exchange of debt securities for other securities or property, but we may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with that transaction.

        Unless otherwise indicated in the applicable prospectus supplement, payment of principal, premium, if any, and interest, if any, on bearer debt securities will be made, subject to any applicable laws and regulations, at an office or agency outside the United States. Unless otherwise indicated in the applicable prospectus supplement, payment of interest due on bearer debt securities on any interest payment date will be made only against surrender of the coupon relating to that interest payment date.

        Unless otherwise indicated in the applicable prospectus supplement, no payment of principal, premium, if any, or interest, if any, with respect to any bearer debt security will be made at any office or agency in the United States or by check mailed to any address in the United States or by wire transfer to an account maintained with a bank located in the United States. However, if any bearer debt securities are payable in U.S. dollars, payments on those bearer securities may be made at the corporate trust office of the relevant trustee or at any office or agency designated by us in the United States if, but only if, payment of the full amount due on the bearer debt securities for principal, premium, if any, or interest, if any, at all offices outside of the United States maintained for that purpose by us is illegal or effectively precluded by exchange controls or similar restrictions.

        Unless otherwise indicated in the applicable prospectus supplement, we will not be required to:

  •
  issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series of like tenor and terms to be redeemed and ending at the close of business on the day of that selection;

  •
  register the transfer of or exchange any registered debt security, or portion of any registered debt security, selected for redemption, except the unredeemed portion of any registered debt security being redeemed in part;

  •
  exchange any bearer debt security selected for redemption, except to exchange a bearer debt security for a registered debt security of that series of like tenor and terms that is simultaneously surrendered for redemption; or

  •
  issue, register the transfer of or exchange a debt security which has been surrendered for repayment at the option of the holder, except the portion, if any, of the debt security not to be repaid.

Guarantees

        Any series of our debt securities may be guaranteed by one or more of our domestic subsidiaries. However, the indenture will not require that any of our subsidiaries be a guarantor of any series of debt securities and will permit us to designate other guarantors for any series of guaranteed debt securities in addition to or instead of any of the domestic subsidiaries. As a result, the guarantors of any series of our guaranteed debt securities may differ from the guarantors of any other series of our guaranteed debt securities. If we issue a series of guaranteed debt securities, the specific guarantors of the debt securities of that series will be identified in the applicable prospectus supplement.

        If we issue a series of guaranteed debt securities, a description of some of the terms of guarantees of those debt securities will be set forth in the applicable prospectus supplement, which we will file with the SEC. Unless otherwise provided in the prospectus supplement relating to a series of guaranteed debt securities, each guarantor of the debt securities of such series will unconditionally guarantee the due and punctual payment of the principal of, and premium, if any, and interest, if any, on and any other amounts payable with respect to, each debt security of such series and the due and punctual performance of all of our other obligations under the applicable indenture with respect to the debt securities of such series, all in accordance with the terms of such debt securities and the applicable indenture.

        Notwithstanding the foregoing, unless otherwise provided in the prospectus supplement relating to a series of guaranteed debt securities, the applicable indenture will contain provisions to the effect that the obligations of each guarantor under its guarantees and such indenture shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such guarantor, result in the obligations of such guarantor under such guarantees and such indenture not constituting a fraudulent conveyance or fraudulent transfer under applicable law. However, there can be no assurance that, notwithstanding such limitation, a court would not determine that a guarantee constituted a fraudulent conveyance or fraudulent transfer under applicable law. If that were to occur, the court could void the applicable guarantor's obligations under that guarantee, subordinate that guarantee to other debt and other liabilities of that guarantor or take other action detrimental to holders of the debt securities of the applicable series, including directing the holders to return any payments received from the applicable guarantor.

        The applicable prospectus supplement relating to any series of guaranteed debt securities will specify other terms of the applicable guarantees, which may include provisions that allow a guarantor to be released from its obligations under its guarantee under specified circumstances or that provide for one or more guarantees to be secured by specified collateral.

        Unless otherwise expressly stated in the applicable prospectus supplement, each guarantee of a senior debt security will be the senior and unsecured obligation of the applicable guarantor and will rank on a parity in right of payment with all other unsecured and senior indebtedness and guarantees of such guarantor. Unless otherwise expressly stated in the applicable prospectus supplement, each guarantee of a senior subordinated will be the senior subordinated and unsecured obligation of the applicable guarantor and will rank junior in right of payment with all other unsecured and senior indebtedness and guarantees of such guarantor, on a parity in right of payment with all other unsecured and senior subordinated indebtedness and guarantees of such guarantor and junior in right of payment with all other unsecured and subordinated indebtedness and guarantees of such guarantor. Unless otherwise expressly stated in the applicable prospectus supplement, each guarantee of a subordinated debt security will be the subordinated and unsecured obligation of the applicable guarantor and will rank junior in right of payment with all other unsecured and senior and senior subordinated indebtedness and guarantees of such guarantor and on a parity in right of payment with all other unsecured and subordinated indebtedness and guarantees of such guarantor.

        Each guarantee (other than a secured guarantee) will be effectively subordinated to all existing and future secured indebtedness and secured guarantees of the applicable guarantor to the extent of the value of the collateral securing that indebtedness and those guarantees. Consequently, in the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to any guarantor that has provided an unsecured guarantee of any debt securities, the holders of that guarantor's secured indebtedness and secured guarantees will be entitled to proceed directly against the collateral that secures that secured indebtedness or those secured guarantees, as the case may be, and such collateral will not be available for satisfaction of any amount owed by such guarantor under its unsecured indebtedness and unsecured guarantees, including its unsecured guarantees of any debt securities, until that secured debt and those secured guarantees are satisfied in full. Unless otherwise provided in the applicable prospectus supplement, the indentures will not limit the ability of any guarantor to incur secured indebtedness or issue secured guarantees.

        Unless otherwise expressly stated in the applicable prospectus supplement, each secured guarantee will be an unsubordinated obligation of the applicable guarantor and will rank on a parity in right of payment with all other unsecured and unsubordinated indebtedness and guarantees of such guarantor, except that such secured guarantee will effectively rank senior to such guarantor's unsecured and unsubordinated indebtedness and guarantees in respect of claims against the collateral securing that secured guarantee.

Book-entry Debt Securities

        The debt securities of a series may be issued in whole or in part in the form of one or more global debt securities. Global debt securities will be deposited with, or on behalf of, a depositary which, unless otherwise specified in the applicable prospectus supplement relating to the series, will be DTC. Global debt securities may be issued in either registered or bearer form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for individual certificates evidencing debt securities, a global debt security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

        We anticipate that global debt securities will be deposited with, or on behalf of, DTC and that global debt securities will be registered in the name of DTC's nominee, Cede & Co. All interests in global debt securities deposited with, or on behalf of, DTC will be subject to the operations and procedures of DTC and, in the case of any interests in global debt securities held through Euroclear Bank S.A./N.V. ("Euroclear") or Clearstream Banking, société anonyme ("Clearstream, Luxembourg"), the operations and procedures of Euroclear or Clearstream, Luxembourg, as the case may be. We also anticipate that the following provisions will apply to the depository arrangements with respect to global debt securities. Additional or differing terms of the depository arrangements may be described in the applicable prospectus supplement.

        DTC has advised us that it is:

  •
  a limited-purpose trust company organized under the New York Banking Law;

  •
  a "banking organization" within the meaning of the New York Banking Law;

  •
  a member of the Federal Reserve System;

  •
  a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

  •
  a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934.

        DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, including transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, which eliminates the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Access to the DTC system is also available to others, sometimes referred to in this prospectus as indirect participants, that clear transactions through or maintain a custodial relationship with a direct participant either directly or indirectly. Indirect participants include securities brokers and dealers, banks and trust companies. The rules applicable to DTC and its participants are on file with the SEC.

        Purchases of debt securities within the DTC system must be made by or through direct participants, which will receive a credit for the debt securities on DTC's records. The ownership interest of the actual purchaser or beneficial owner of a debt security is, in turn, recorded on the direct and indirect participants' records. Beneficial owners will not receive written confirmation from DTC of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased the debt securities. Transfers of ownership interests in debt securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the debt securities, except under the limited circumstances described below.

        To facilitate subsequent transfers, all debt securities deposited by participants with DTC will be registered in the name of DTC's nominee, Cede & Co. The deposit of debt securities with DTC and their registration in the name of Cede & Co. will not change the beneficial ownership of the debt securities. DTC has no knowledge of the actual beneficial owners of the debt securities. DTC's records reflect only the identity of the direct participants to whose accounts the debt securities are credited. Those participants may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

        Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time. Redemption notices shall be sent to DTC or its nominee. If less than all of the debt securities of a series are being redeemed, DTC will reduce the amount of the interest of each direct participant in the debt securities under its procedures.

        In any case where a vote may be required with respect to the debt securities of any series, neither DTC nor Cede & Co. will give consents for or vote the global debt securities. Under its usual procedures, DTC will mail an omnibus proxy to us after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the debt securities are credited on the record date identified in a listing attached to the omnibus proxy. Principal and premium, if any, and interest, if any, on the global debt securities will be paid to Cede & Co., as nominee of DTC. DTC's practice is to credit direct participants' accounts on the relevant payment date unless DTC has reason to believe that it will not receive payments on the payment date. Payments by direct and indirect participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in "street name." Those payments will be the responsibility of DTC's direct and indirect participants and not of DTC, us, any guarantor, any trustee or any underwriters or agents involved in the offering or sale of any debt securities. Payment of principal, premium, if any, and interest, if any, to DTC is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

        Except under the limited circumstances described below, beneficial owners of interests in a global debt security will not be entitled to have debt securities registered in their names and will not receive physical delivery of debt securities. Accordingly, each beneficial owner must rely on the procedures of DTC to exercise any rights under the debt securities and the indenture.

        The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer or pledge beneficial interests in global debt securities.

        DTC is under no obligation to provide its services as depositary for the debt securities of any series and may discontinue providing its services at any time. None of us, any guarantor or any trustee or any underwriters or agents involved in the offering or sale of any debt securities will have any responsibility for the performance by DTC or its participants or indirect participants under the rules and procedures governing DTC. As noted above, beneficial owners of interests in global debt securities generally will not receive certificates representing their ownership interests in the debt securities. However, if:

  •
  DTC notifies us that it is unwilling or unable to continue as a depositary for the global debt securities of any series, or if DTC ceases to be a clearing agency registered under the Securities Exchange Act of 1934 (if so required by applicable law or regulation) and a successor depositary for the debt securities of such series is not appointed within 90 days of the notification to us or of our becoming aware of DTC's ceasing to be so registered, as the case may be,

  •
  we determine, in our sole discretion, not to have the debt securities of any series represented by one or more global debt securities, or

  •
  an event of default under the applicable indenture has occurred and is continuing with respect to the debt securities of any series,

        we will prepare and deliver certificates for the debt securities of that series in exchange for beneficial interests in the global debt securities of that series. Any beneficial interest in a global debt security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for debt securities in definitive certificated form registered in the names and in the authorized denominations that the depositary shall direct. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global debt securities.

        Clearstream, Luxembourg and Euroclear hold interests on behalf of their participating organizations through customers' securities accounts in Clearstream, Luxembourg's and Euroclear's names on the books of their respective depositaries, which hold those interests in customers' securities accounts in the depositaries' names on the books of DTC. At the present time, Citibank, N.A. acts as U.S. depositary for Clearstream, Luxembourg and JPMorgan Chase Bank, N.A. acts as U.S. depositary for Euroclear (the "U.S. Depositaries").

        Clearstream, Luxembourg holds securities for its participating organizations ("Clearstream Participants") and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream, Luxembourg provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.

        Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier and the Banque Centrale du Luxembourg, which supervise and oversee the activities of Luxembourg banks. Clearstream Participants are financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations, and may include any underwriters or agents involved in the offering or sale of any debt securities or their respective affiliates. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with a Clearstream Participant. Clearstream, Luxembourg has established an electronic bridge with Euroclear as the operator of the Euroclear System (the "Euroclear Operator") in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and the Euroclear Operator.

        Distributions with respect to global debt securities held beneficially through Clearstream, Luxembourg will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream, Luxembourg. Euroclear holds securities and book-entry interests in securities for participating organizations ("Euroclear Participants") and facilitates the clearance and settlement of securities transactions between Euroclear Participants, and between Euroclear Participants and participants of certain other securities intermediaries through electronic book-entry changes in accounts of such participants or other securities intermediaries. Euroclear provides Euroclear Participants, among other things, with safekeeping, administration, clearance and settlement, securities lending and borrowing, and related services. Euroclear Participants are investment banks, securities brokers and dealers, banks, central banks, supranationals, custodians, investment managers, corporations, trust companies and certain other organizations, and may include any underwriters or agents involved in the offering or sale of any debt securities or their respective affiliates. Non-participants in Euroclear may hold and transfer beneficial interests in a global debt security through accounts with a participant in the Euroclear System or any other securities intermediary that holds a book-entry interest in a global debt security through one or more securities intermediaries standing between such other securities intermediary and Euroclear.

        Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

        Distributions on interests in global debt securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. Depositary for Euroclear.

        Transfers between Euroclear Participants and Clearstream Participants will be effected in the ordinary way in accordance with their respective rules and operating procedures.

        Cross-market transfers between direct participants in DTC, on the one hand, and Euroclear Participants or Clearstream Participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream, Luxembourg, as the case may be, by its U.S. Depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, Luxembourg, as the case may be, by the counterparty in such system in accordance with the applicable rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, Luxembourg, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving interests in global debt securities in DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement applicable to DTC. Euroclear Participants and Clearstream Participants may not deliver instructions directly to their respective U.S. Depositaries.

        Due to time zone differences, the securities accounts of a Euroclear Participant or Clearstream Participant purchasing an interest in a global debt security from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear Participant or Clearstream Participant, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream, Luxembourg) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream, Luxembourg as a result of sales of interests in a global debt security by or through a Euroclear Participant or Clearstream Participant to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream, Luxembourg cash account only as of the business day for Euroclear or Clearstream, Luxembourg following DTC's settlement date.

        Euroclear and Clearstream, Luxembourg are under no obligation to perform or to continue to perform the foregoing procedures and such procedures may be discontinued at any time without notice. None of us, any guarantor, any trustee or any underwriters or agents involved in the offering or sale of any debt securities will have any responsibility for the performance by Euroclear or Clearstream, Luxembourg or their respective participants of their respective obligations under the rules and procedures governing their operations.

        The information in this section concerning DTC, Euroclear and Clearstream, Luxembourg and their book-entry systems has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy of that information.

Redemption and Repurchase

        The debt securities of any series may be redeemable at our option, or may be subject to mandatory redemption by us, as required by a sinking fund or otherwise. In addition, the debt securities of any series may be subject to repurchase or repayment by us, at the option of the holders. The applicable prospectus supplement will describe the terms, the times and the prices regarding any optional or mandatory redemption by us or any repurchase or repayment at the option of the holders of any series of debt securities.

Conversion and Exchange

        The terms, if any, on which debt securities of any series are convertible into or exchangeable for our common shares or any other securities or property will be set forth in the applicable prospectus supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holders or at our option. Unless otherwise expressly stated in the applicable prospectus supplement, references in this prospectus and any prospectus supplement to the conversion or exchange of debt securities of any series for our common shares or other securities or property shall be deemed not to refer to or include any exchange of any debt securities of a series for other debt securities of the same series.

Merger, Consolidation and Transfer of Assets

        Unless otherwise specified in the applicable prospectus supplement, the indentures provide that we will not, in any transaction or series of related transactions, consolidate with, or sell, assign, transfer, lease or convey or otherwise dispose of all or substantially all of our property and assets to, or merge with or into or wind up into, any person unless:

  •
  either (1) we shall be the continuing person (in the case of a merger) or (2) the successor person (if other than us) formed by or resulting from the consolidation or merger or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made shall be an entity organized or existing under the laws of the United States of America, any state thereof or the District of Columbia or any territory thereof and shall expressly assume the due and punctual payment of the principal of, premium, if any, and interest, if any, on all the debt securities outstanding under the applicable indenture and the due and punctual performance and observance of all covenants and conditions in such outstanding debt securities and the indenture to be performed or satisfied by us (including, without limitation, the obligation to convert or exchange any debt securities that are convertible into or exchangeable for other securities or property in accordance with the provisions of such debt securities and the applicable indenture) by a supplemental indenture reasonably satisfactory in form to the trustee;

  •
  with respect to any guaranteed debt securities, each guarantor, unless it is the other party to the transactions described above, shall have by supplemental indenture confirmed that its guarantee shall apply to such person's obligations under the applicable indenture and the debt securities;

  •
  immediately after giving effect to a transaction described above, no event of default under the applicable indenture, and no event which, after notice or lapse of time or both would become an event of default under the applicable indenture, shall have occurred and be continuing; and

  •
  the trustee shall have received the officers' certificate and opinion of counsel called for by the applicable indenture.

        In the case of any such merger, consolidation, sale, assignment, transfer, lease, conveyance or other disposition in which we are not the continuing entity and upon execution and delivery by the successor person of the supplemental indenture described above, such successor person shall succeed to, and be substituted for us and may exercise every right and power of us under the applicable indenture with the same effect as if such successor person had been named as us therein, and we shall be automatically released and discharged from all obligations and covenants under the applicable indenture and the debt securities issued under that indenture.

        With respect to guaranteed debt securities, the merger, consolidation and transfer of assets provisions described above are equally applicable to each of the guarantors in its capacity as guarantor of such debt securities.

Events of Default

        Unless otherwise specified in the applicable prospectus supplement, any of the following events will be events of default with respect to the debt securities of any series:

  (1)
  default in payment of any interest, if any, on, or any Additional Amounts, if any, payable in respect of any interest on, any of the debt securities of that series when due, and continuance of such default for a period of 30 days;

  (2)
  default in payment of any principal of, or premium, if any, on, or any Additional Amounts, if any, payable in respect of any principal of or premium, if any, on, any of the debt securities of that series when due (whether at maturity, upon redemption, upon repayment or repurchase at the option of the holder or otherwise and whether payable in cash or common shares or other securities or property);

  (3)
  default in the deposit of any sinking fund payment or payment under any analogous provision when due with respect to any of the debt securities of that series;

  (4)
  default in the delivery when due of any securities, cash or other property (including, without limitation, any common shares) when required to be delivered upon conversion of any convertible debt security of that series or upon the exchange of any debt security of that series which is exchangeable for common shares or other securities or property (other than an exchange of debt securities of that series for other debt securities of the same series);

  (5)
  default after the expiration of any applicable grace period in the payment of principal when due, or resulting in acceleration of, other indebtedness (other than non-recourse debt) of us or any of our "significant subsidiaries" (as defined by the indenture), for borrowed money or the payment of which is guaranteed by us or any significant subsidiary if the aggregate principal amount with respect to which the default or acceleration has occurred exceeds $25.0 million and such indebtedness has not been discharged, or such default in payment or acceleration has not been cured or rescinded, prior to written notice of acceleration of the debt securities of that series;

  (6)
  failure by us or any significant subsidiary to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $25.0 million, which judgments are not paid, discharged or stayed for a period of 60 calendar days after such judgments become final and non-appealable, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;

  (7)
  if the debt securities of that series are guaranteed debt securities, the guarantee of the debt securities of that series by any guarantor shall for any reason cease to be, or shall for any reason be asserted in writing by such guarantor or us not to be, in full force and effect and enforceable in accordance with its terms, except to the extent contemplated or permitted by the applicable indenture;

  (8)
  specified events of bankruptcy, insolvency or reorganization with respect to us or any of our significant subsidiaries; or

  (9)
  any other event of default established for the debt securities of that series.

        No event of default with respect to any particular series of debt securities necessarily constitutes an event of default with respect to any other series of debt securities. The indenture provides that, within 90 days after the occurrence of any default with respect to the debt securities of any series, the trustee generally must mail to all holders of the debt securities of that series notice of that default if known to a Responsible Officer of the trustee, unless that default has been cured or waived. However, the trustee may withhold notice of a default with respect to the debt securities of that series, except a default in payment of principal, premium, if any, interest, if any, Additional Amounts, if any, or sinking fund payments, if any, if the trustee considers it in the best interest of the holders to do so. As used in this paragraph, the term "default" means any event which is, or after notice or lapse of time or both would become, an event of default with respect to the debt securities of any series.

        The indenture provides that if an event of default (other than an event of default specified in clause (8) of the second preceding paragraph with respect to of us) occurs and is continuing with respect to any series of debt securities, either the trustee or the holders of at least 30% in principal amount of the debt securities of that series then outstanding may declare the principal of, or if debt securities of that series are original issue discount securities, such lesser amount as may be specified in the terms of that series of debt securities, and accrued and unpaid interest, if any, on all the debt securities of that series to be due and payable immediately. The indenture also provides that if an event of default specified in clause (8) of the second preceding paragraph with respect to us occurs with respect to any series of debt securities, then the principal of, or if debt securities of that series are original issue discount securities, such lesser amount as may be specified in the terms of that series of debt securities, and accrued and unpaid interest, if any, on all the debt securities of that series will automatically become and be immediately due and payable without any declaration or other action on the part of the trustee or any holder of the debt securities of that series. However, upon specified conditions, the holders of a majority in principal amount of the debt securities of a series then outstanding may rescind and annul an acceleration of the debt securities of that series and its consequences. For purposes of clarity, references in this paragraph to an event of default specified in clause (8) of the second preceding paragraph with respect to us shall not include any event of default specified in clause (8) of the second preceding paragraph with respect to any significant subsidiary.

        Subject to the provisions of the Trust Indenture Act of 1939 requiring the trustee, during the continuance of an event of default under the applicable indenture, to act with the requisite standard of care, the trustee is under no obligation to exercise any of its rights or powers under the applicable indenture at the request or direction of any of the holders of debt securities of any series unless those holders have offered the trustee indemnity reasonably satisfactory to the trustee against the costs, fees and expenses and liabilities which might be incurred in compliance with such request or direction. Subject to the foregoing, holders of a majority in principal amount of the outstanding debt securities of any series issued under the applicable indenture have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the indenture with respect to that series. The indentures require our annual filing with the trustee of a certificate which states whether or not we are in default under the terms of the indenture.

        No holder of any debt securities of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to the applicable indenture, or for the appointment of a receiver or trustee, or for any other remedy under the indenture, unless:

  •
  the holder gives written notice to the trustee of a continuing event of default with respect to the debt securities of such series;

  •
  the holders of not less than 30% in aggregate principal amount of the outstanding debt securities of such series make a written request to the trustee to institute proceedings in respect of such event of default in its own name as trustee under the indenture;

  •
  the holder or holders offer to the trustee indemnity reasonably satisfactory to the trustee against the costs, fees and expenses and liabilities to be incurred in compliance with such request;

  •
  the trustee for 60 days after its receipt of such notice, request and offer of indemnity fails to institute any such proceeding; and

  •
  no direction inconsistent with such written request is given to the trustee during such 60 day period by the holders of a majority in principal amount of the outstanding debt securities of such series.

        Notwithstanding any other provision of the indenture, the holder of a debt security will have the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, and interest, if any, on that debt security on the respective due dates for those payments and, in the case of any debt security which is convertible into or exchangeable for other securities or property, to convert or exchange, as the case may be, that debt security in accordance with its terms, and to institute suit for the enforcement of those payments and any right to effect such conversion or exchange, and this right shall not be impaired without the consent of the holder.

Modification, Waivers and Meetings

        From time to time, we, any guarantors party to such indenture and the trustee, with the consent of the holders of a majority in principal amount of the outstanding debt securities of each series issued under the applicable indenture and affected by a modification or amendment, may modify, amend, supplement or waive compliance with any of the provisions of the applicable indenture or of the debt securities of the applicable series or the rights of the holders of the debt securities of that series under the applicable indenture. However, unless otherwise specified in the applicable prospectus supplement, no such modification, amendment, supplement or waiver may, among other things:

  •
  change the stated maturity of the principal of, or premium, if any, or any installment of interest, if any, on or any Additional Amounts, if any, with respect to any debt securities issued under the indenture, or

  •
  reduce the principal of or any premium on any debt securities or reduce the rate of interest on any debt securities or reduce the price payable upon the redemption of any debt security, whether such redemption is mandatory or at our option, or upon the repurchase of any debt security at the option of the holder, or reduce any Additional Amounts with respect to any debt securities, or change our obligation to pay Additional Amounts, or

  •
  reduce the amount of principal of any original issue discount securities that would be due and payable upon an acceleration of the maturity thereof, or

  •
  adversely affect any right of repayment or repurchase of any debt securities at the option of any holder, or

  •
  change any place where or the currency in which debt securities are payable, or

  •
  impair the holder's right to institute suit to enforce the payment of any debt securities on or after their stated maturity or, in the case of any debt security which is convertible into or exchangeable for other securities or property, to institute suit to enforce the right to convert or exchange that debt security in accordance with its terms, or

  •
  make any change that adversely affects the right, if any, to convert or exchange any debt securities for other securities or property, or

  •
  reduce the percentage of debt securities of any series issued under the applicable indenture whose holders must consent to any modification or amendment or any waiver of compliance with specific provisions of such indenture or specified defaults under the applicable indenture and their consequences, or

  •
  if the applicable indenture relates to guaranteed debt securities, release any guarantor from any of its obligations under any of its guarantees or the applicable indenture, except in accordance with the terms of the applicable indenture, or

  •
  reduce the requirements for a quorum or voting at a meeting of holders of the applicable debt securities,

without in each case obtaining the consent of the holder of each outstanding debt security issued under such indenture affected by the modification or amendment.

        From time to time, we, any guarantors party to the indenture and the trustee, without the consent of the holders of any debt securities issued under the applicable indenture, may modify, amend, supplement or waive compliance with any provisions of the indenture, among other things:

  •
  to evidence the succession of another person to us, or, if applicable, any guarantor under the applicable indenture and the assumption by that successor of our covenants or the covenants of such guarantor, as the case may be, contained in the applicable indenture and in the debt securities or, if applicable, the guarantees issued under the applicable indenture, as the case may be;

  •
  to add to our covenants or, if applicable, the covenants of any guarantor for the benefit of the holders of all or any series of debt securities issued under the applicable indenture or to surrender any right or power conferred upon us, or, if applicable, any guarantor in the indenture with respect to all or any series of debt securities issued under the applicable indenture;

  •
  to add to or change any provisions of the applicable indenture to facilitate the issuance of bearer securities;

  •
  to establish the form or terms of debt securities of any series and any related coupons and, if applicable, any guarantees of those debt securities, including, without limitation, conversion and exchange provisions applicable to debt securities which are convertible into or exchangeable for other securities or property and to establish, if applicable, the guarantors of the debt securities of such series and the terms of the guarantees of such debt securities, and to establish any provisions with respect to any security or other collateral for such debt securities or, if applicable, guarantees, and to make any deletions from or additions or changes to the applicable indenture in connection with any of the matters referred to in this bullet point so long as those deletions, additions and changes are not applicable to any other series of debt securities then outstanding;

  •
  to evidence and provide for the acceptance of the appointment of a successor trustee in respect of the debt securities of one or more series;

  •
  to comply with the merger covenant;

  •
  to cure any ambiguity, omission, defect or inconsistency or correct or supplement any provision in such indenture which may be defective or inconsistent with other provisions in the applicable indenture, or to make any other changes to the applicable indenture that do not adversely affect the interests of the holders of the debt securities of any series then outstanding in any material respect;

  •
  to add any additional events of default with respect to all or any series of debt securities;

  •
  to supplement any of the provisions of the applicable indenture to permit or facilitate defeasance, covenant defeasance and/or satisfaction and discharge of any series of debt securities, provided that such action shall not adversely effect the interest of any holder of a debt security of such series or any other debt security in any material respect;

  •
  to comply with requirements of the SEC in order to effect or maintain the qualification of the applicable indenture under the Trust Indenture Act of 1939;

  •
  if the applicable indenture provides for the issuance of guaranteed debt securities, to add additional guarantees or additional guarantors in respect of all or any debt securities, and to evidence the release and discharge of any guarantor from its obligations under its guarantee of any or all debt securities and its obligations under the indenture in respect of any or all debt securities in accordance with the terms of the indenture; or, in the case of any other indenture, to add guarantees or guarantors in respect of all or any debt securities, and to evidence the release and discharge of any guarantor from its obligations under its guarantee of any or all debt securities and its obligations under the indenture in respect of any or all debt securities in accordance with the terms of the indenture;

  •
  to secure or, if applicable, to provide additional security for all or any debt securities issued under the applicable indenture or all or any guarantees or other guarantees of the debt securities and to provide for any and all matters relating thereto, and to provide for the release of any collateral as security for all or any debt securities, guarantees or other guarantees in accordance with the terms of the indenture to make any change to the applicable indenture or any debt securities or guarantees to conform the terms thereof to the terms reflected in any prospectus (including this prospectus), prospectus supplement, offering memorandum or similar offering document used in connection with the initial offering or sale of any debt securities or guarantees;

  •
  in the case of any series of debt securities which are convertible into or exchangeable for common shares or other securities or property, to provide for the conversion or exchange rights of those debt securities in the event of any reclassification or change of our common shares or any of our other securities into which such debt securities are convertible or for which such debt securities are exchangeable or any similar transaction if expressly required by the terms of that series of debt securities; or

  •
  to amend or supplement any provision contained in the applicable indenture or in any debt securities or, if applicable, guarantees, provided that such amendment or supplement does not apply to any outstanding debt securities or any guarantees of any outstanding debt security issued prior to the date of such supplemental indenture and entitled to the benefits of such provisions.

        The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may waive our compliance with the provisions described above under "—Merger, Consolidation and Transfer of Assets" and certain other provisions of the indenture and, if specified in the prospectus supplement relating to such series of debt securities, any additional covenants applicable to the debt securities of such series. The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of all holders of debt securities of that series, waive any past default under the applicable indenture with respect to debt securities of that series and its consequences, except a default in the payment of the principal of, or premium, if any, or interest, if any, on debt securities of that series or, in the case of any debt securities which are convertible into or exchangeable for other securities or property, a default in any such conversion or exchange, or a default in respect of a covenant or provision which cannot be modified or amended without the consent of the holder of each outstanding debt security of the affected series.

        The indenture contains provisions for convening meetings of the holders of a series of debt securities if (and only if) debt securities of such series are issued or issuable, in whole or in part, in the form of bearer debt securities. A meeting may be called at any time by the trustee, and also at our request or the request of holders of at least 33 1/3% in principal amount of the outstanding debt securities of a series. Notice of a meeting must be given in accordance with the provisions of the indenture. Except for any consent which must be given by the holder of each outstanding debt security affected in the manner described above, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum, as described below, is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities of that series. However, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which the applicable indenture provides may be made, given or taken by the holders of a specified percentage, which is less or more than a majority, in principal amount of the outstanding debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of that specified percentage in principal amount of the outstanding debt securities of that series. Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with the applicable indenture will be binding on all holders of debt securities of that series and the related coupons, if any. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons entitled to vote a majority in principal amount of the outstanding debt securities of a series, or, if any action is to be taken at a meeting with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which the applicable indenture provides may be given by holders of a greater percentage in principal amount of outstanding debt securities of a series, the persons entitled to vote at such greater percentage in principal amount of the outstanding debt securities of such series.

Discharge, Defeasance and Covenant Defeasance

        Unless otherwise provided in the applicable prospectus supplement, upon our direction, the applicable indenture shall cease to be of further effect with respect to any series of debt securities issued under the indenture specified by us, subject to the survival of specified provisions of the indenture (including the obligation to pay Additional Amounts to the extent described below and the obligation, if applicable, to exchange or convert debt securities of that series into other securities or property in accordance with their terms) when:

  •
  either

          (A)  all outstanding debt securities of that series and, in the case of bearer securities, all related coupons, have been delivered to the trustee for cancellation, subject to exceptions, or

          (B)  all debt securities of that series and, if applicable, any related coupons have become due and payable or will become due and payable at their stated maturity within one year or are to be called for redemption within one year and we have deposited with the trustee, in trust, funds in U.S. dollars or in the foreign currency in which the debt securities of that series are payable in an amount sufficient to pay the entire indebtedness on the debt securities of that series in respect of principal, premium, if any, and interest, if any (and, to the extent that (x) the debt securities of that series provide for the payment of Additional Amounts upon the occurrence of specified events of taxation, assessment or governmental charge with respect to payments on the debt securities and (y) the amount of any Additional Amounts which are or will be payable is at the time of deposit reasonably determinable by us in the exercise of our sole and absolute discretion, those Additional Amounts) to the date of such deposit, if the debt securities of that series have become due and payable, or to the maturity or redemption date of the debt securities of that series, as the case may be;

  •
  we have paid all other sums payable under the applicable indenture with respect to the debt securities of that series; and

  •
  the trustee has received an officers' certificate and an opinion of counsel called for by the applicable indenture.

        At such time as we shall have satisfied the conditions set forth in the immediately preceding paragraph with respect to any series of guaranteed debt securities, each guarantor of the debt securities of that series shall (except as provided in the next succeeding sentence and subject to other limited exceptions) be automatically and unconditionally released and discharged from all of its obligations under its guarantee of the debt securities of that series and all of its other obligations under the applicable indenture in respect of the debt securities of that series, without any action by us, any guarantor or the trustee and without the consent of the holders of any debt securities. If the debt securities of any series provide for the payment of Additional Amounts, we will remain obligated, following the deposit described above, to pay, and any guarantees of the debt securities of that series will continue to guarantee (on the terms and subject to the conditions set forth in the applicable indenture, subject to any other terms of the indenture providing for the release and discharge of a guarantor from its obligations under its guarantees of such debt securities and under the indenture in respect of such debt securities) the payment of, Additional Amounts with respect to those debt securities to the extent (and only to the extent) that they exceed the amount deposited in respect of those Additional Amounts as described above.

        Unless otherwise provided in the applicable prospectus supplement, we may elect with respect to any series of debt securities either:

  •
  to defease and be discharged from all of our obligations with respect to that series of debt securities ("defeasance"), except for:

          (1)   the obligation to pay Additional Amounts, if any, upon the occurrence of specified events of taxation, assessment or governmental charge with respect to payments on that series of debt securities to the extent (and only to the extent) that those Additional Amounts exceed the amount deposited in respect of those Additional Amounts as provided below,

          (2)   the obligation, if applicable, to exchange or convert debt securities of that series into other securities or property in accordance with their terms, and

          (3)   certain other limited obligations; or

  •
  to be released from our obligations with respect to the debt securities of such series under such covenants as may be specified in the applicable prospectus supplement, and any omission to comply with those obligations shall not constitute a default or an event of default with respect to that series of debt securities ("covenant defeasance"), in either case upon the irrevocable deposit with the trustee, or other qualifying trustee, in trust for that purpose, of an amount in U.S. dollars or in the foreign currency in which those debt securities are payable at stated maturity or, if applicable, upon redemption, and/or Government Obligations which through the payment of principal and interest in accordance with their terms will provide money, in an amount sufficient to pay the principal of and any premium and any interest on (and, to the extent that (x) the debt securities of that series provide for the payment of Additional Amounts and (y) the amount of the Additional Amounts which are or will be payable is at the time of deposit reasonably determinable by us in the exercise of our sole and absolute discretion, the Additional Amounts with respect to) that series of debt securities, and any mandatory sinking fund or analogous payments on that series of debt securities, on the due dates for those payments.

        Upon the effectiveness of defeasance with respect to any series of guaranteed debt securities, each guarantor of the debt securities of such series shall (except as provided in the next succeeding sentence and subject to other limited exceptions) be automatically and unconditionally released and discharged from all of its obligations under its guarantee of the debt securities of such series and all of its other obligations under the applicable indenture in respect of the debt securities of that series, without any action by us, any guarantor or the trustee and without the consent of the holders of any debt securities. If we effect defeasance with respect to the debt securities of any series and those debt securities provide for the payment of Additional Amounts, we will remain obligated, following the effectiveness of such defeasance, to pay, and any guarantees of the debt securities of that series will continue to guarantee (on the terms and subject to the conditions set forth in the indenture, subject to any other terms of the indenture providing for the release and discharge of a guarantor from its obligations under its guarantees of such debt securities and under the applicable indenture in respect of such debt securities) the payment of, Additional Amounts with respect to those debt securities to the extent (and only to the extent) that they exceed the amount deposited in respect of those Additional Amount as described above.

        The defeasance or covenant defeasance described above shall only be effective if, among other things:

  •
  it shall not result in a breach or violation of, or constitute a default under, the applicable indenture;

  •
  in the case of defeasance, we shall have delivered to the trustee an opinion of independent counsel reasonably acceptable to the trustee confirming that (A) we have received from or there has been published by the Internal Revenue Service a ruling or (B) since the date of the indenture there has been a change in applicable U.S. federal income tax law, in either case to the effect that, and based on this ruling or change the opinion of counsel shall confirm that, the holders of the debt securities of the applicable series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance had not occurred;

  •
  in the case of covenant defeasance, we shall have delivered to the trustee an opinion of independent counsel reasonably acceptable to the trustee to the effect that the holders of the debt securities of the applicable series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the covenant defeasance had not occurred;

  •
  if the cash and Government Obligations deposited are sufficient to pay the outstanding debt securities of that series provided those debt securities are redeemed on a particular redemption date, we shall have given the trustee irrevocable instructions to redeem those debt securities on that date; and

  •
  no event of default or event which with notice or lapse of time or both would become an event of default with respect to debt securities of that series shall have occurred and be continuing on the date of the deposit into trust; and, solely in the case of defeasance, no event of default arising from specified events of bankruptcy, insolvency or reorganization with respect to us or event which with notice or lapse of time or both would become such an event of default with respect us shall have occurred and be continuing during the period through and including the 91st day after the date of the deposit into trust.

        The applicable prospectus supplement may further describe the provisions, if any, permitting or restricting satisfaction and discharge, defeasance or covenant defeasance with respect to the debt securities of a particular series.

Governing Law

        The indentures and the debt securities (including any Guarantees endorsed on the debt securities, if any) will be governed by, and construed in accordance with, the laws of the State of New York.

Regarding the Trustee

        We will identify the trustee with respect to any series of debt securities in the prospectus supplement relating to the applicable debt securities. The Trust Indenture Act of 1939 limits the rights of a trustee, if the trustee becomes a creditor of us to obtain payment of claims or to realize on property received by it in respect of those claims, as security or otherwise. Any trustee is permitted to engage in other transactions with us and our subsidiaries from time to time. However, if a trustee acquires any conflicting interest it must eliminate the conflict upon the occurrence of an event of default under the applicable indenture or resign as trustee.

        The holders of a majority in principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee.

        If an event of default occurs and is continuing, the trustee will be required to use the degree of care and skill of a prudent man in the conduct of his own affairs. The trustee will become obligated to exercise any of its powers under the indenture at the request of any of the holders of debt securities only after those holders have offered the trustee indemnity satisfactory to it.

DESCRIPTION OF DEPOSITARY SHARES

        We summarize below some of the provisions that will apply to depositary shares unless the applicable prospectus supplement provides otherwise. This summary does not contain all of the information that may be important to you. The complete terms of the depositary shares will be set forth in the depositary agreement and depositary receipt for the applicable depositary shares. The forms of depositary agreement and related depositary receipt that will be entered into with respect to a particular offering of depositary shares will be filed as an exhibit to the registration statement of which this prospectus is a part or a document that is incorporated or deemed to be incorporated by reference in this prospectus. The particular terms of any depositary shares and the related depositary receipts and deposit agreement will be described in the applicable prospectus supplement. You should read the depositary agreement and the depositary receipt. You should also read the prospectus supplement, which will contain additional information and which may update or change some of the information below.

General

        We may offer fractional shares of preferred stock of any class or series, rather than full preferred shares. If we do, we will deposit preferred stock of such class or series with a bank, trust company or other financial institution as depositary, with respect to such deposit agreement (the "Depositary") and cause such Depositary to issue depositary receipts evidencing the related depositary shares, each of which will represent a fractional interest (to be set forth in the applicable prospectus supplement) of a share of such class or series, as the case may be, of preferred stock.

        The preferred stock represented by depositary shares will be deposited under a separate depositary agreement between us and the applicable Depositary, which shall have an office in the United States and which has, or whose parent entity has, a combined capital and surplus (calculated on a consolidated basis) of at least $50,000,000. Subject to the terms of the depositary agreement, each holder of a depositary receipt issued under that depositary agreement will be entitled, in proportion to the applicable fraction of a preferred share represented by the related depositary share, to all the rights and preferences of the preferred stock represented thereby (including, if applicable and subject to the matters discussed below, any distribution, voting, redemption, conversion, exchange and liquidation rights).

        The applicable prospectus supplement relating to the depositary shares offered thereby will set forth their specific terms, including, when applicable:

  •
  the terms of the class or series of preferred stock deposited by us under the related depositary agreement, the number of such depositary shares and the fraction of one share of such preferred stock represented by one such depositary share,

  •
  whether such depositary shares will be listed on any securities exchange; and

  •
  any other specific terms of such depositary shares and the related depositary agreement.

        Depositary receipts may be surrendered for transfer or exchange at any office or agency of the relevant Depositary maintained for that purpose, subject to the terms of the related depositary agreement. Unless otherwise specified in the applicable prospectus supplement, depositary receipts will be issued in denominations evidencing any whole number of depositary shares. No service charge will be made for any permitted transfer or exchange of depositary receipts, but we or the Depositary may require payment of any tax or other governmental charge payable in connection therewith.

        Pending the preparation of definitive depositary receipts, the Depositary may, upon our written order, execute and deliver temporary depositary receipts which are substantially similar to, and entitle the holders thereof to all the rights pertaining to, the definitive depositary receipts. Depositary receipts will be prepared thereafter and, when definitive depositary receipts are available, temporary depositary receipts will be exchangeable for definitive depositary receipts at our expense.

Dividends and Other Distributions

        If we pay a cash distribution or dividend on a series of preferred stock represented by depositary shares, the Depositary will distribute all cash distributions received in respect of the deposited preferred shares to the record holders, as of the relevant record date, of depositary receipts relating to such preferred shares in proportion, insofar as possible, to the numbers of such depositary shares owned by such holders on such record date. The Depositary will distribute only such amount, however, as can be distributed without distributing to any holder of depositary receipts a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum, if any, received by the Depositary for distribution to record holders of those depositary receipts.

        In the event of a distribution in property other than in cash, the Depositary will distribute property received by it to the record holders, as of the relevant record date, of depositary receipts entitled thereto in proportion, insofar as possible, to the number of depositary shares owned by such holders on such record date. If, however, the Depositary determines that it is not feasible to make such distribution, it may, with our approval, adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including the sale (public or private) of such property and the distribution of the net proceeds from such sale to such holders.

        The deposit agreement may also contain provisions relating to the manner in which any subscription or similar rights offering offered by us to holders of the related class or series of preferred shares will be made available to holders of depositary receipts.

        The amount distributed in any of the foregoing cases will be reduced by any amount required to be withheld by us or the Depositary on account of taxes.

Redemption and Repurchase of Preferred Stock

        If we redeem a class or series of preferred stock represented by depositary shares, the Depositary will redeem the depositary shares from the proceeds received by the Depositary resulting from the redemption, in whole or in part, of such class or series of preferred shares held by the Depositary. The redemption price per depositary share will be equal to the applicable fraction of the redemption price and of any other amounts or property per share payable upon such redemption with respect to the preferred stock so redeemed. Whenever we redeem preferred shares held by the Depositary, the Depositary will redeem as of the same date the number of depositary shares representing the preferred shares so redeemed, provided that we have paid in full to the Depositary the redemption price of the preferred shares to be redeemed plus any other amounts or property payable upon such redemption with respect to the shares to be so redeemed. If fewer than all the depositary shares are to be redeemed at our option, the depositary shares to be redeemed will be selected by the Depositary by lot or pro rata or by any other equitable method as may be determined by the Depositary. If the depositary shares evidenced by a depositary receipt are to be redeemed in part only, a new depositary receipt will be issued for any depositary shares not so redeemed.

        After the date fixed for redemption, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the related depositary receipts with respect to the depositary shares so called for redemption will cease, except the right to receive any monies or other property payable upon redemption upon surrender of such depositary receipts to the Depositary.

        Depositary shares, as such, are not subject to repurchase by us at the option of the holders. Nevertheless, if the preferred stock represented by depositary shares is subject to repurchase at the option of the holders, then, on the terms and subject to the conditions applicable to such preferred stock, the related depositary receipts may be surrendered by the holders thereof to the Depositary with written instructions to the Depositary to instruct us to repurchase the preferred stock represented by the depositary shares evidenced by such depositary receipts at the applicable repurchase price. Upon receipt of such instructions and subject to our having funds legally available therefor, we will repurchase the requisite whole number of shares of such preferred stock from the Depositary, who in turn will repurchase such depositary receipts. Notwithstanding the foregoing, holders shall only be entitled to request the repurchase of depositary shares representing one or more whole shares of the related preferred stock. The repurchase price per depositary share will be equal to the repurchase price and any other amounts or property payable per share upon such redemption with respect to the preferred shares multiplied by the fraction of a preferred share represented by one depositary share. If the depositary shares evidenced by a depositary receipt are to be repurchased in part only, one or more new depositary receipts will be issued for any depositary shares not to be repurchased.

Withdrawal of Preferred Shares

        Except as may be otherwise provided in the applicable prospectus supplement, any holder of depositary receipts, upon surrender of the depositary receipts at the applicable office or agency of the Depositary (unless the related depositary shares have previously been called for redemption), subject to the terms of the depositary agreement, may demand delivery of the number of whole shares of the related class or series of preferred stock and any money or other property represented by such depositary receipts. Partial shares of preferred stock will not be issued. Holders shall only be entitled to request the withdrawal of one or more whole shares of the related preferred stock and must surrender depositary receipts evidencing depositary shares that in turn represent such whole shares of preferred stock. Holders of depositary receipts making such withdrawals will be entitled to receive whole preferred shares on the basis set forth in the related prospectus supplement, but holders of such whole shares of preferred stock will not thereafter be entitled to deposit such preferred stock under the depositary agreement or to receive depositary receipts therefor. If the depositary receipts surrendered by the holder in connection with such withdrawal evidence a number of depositary shares representing more than the number of whole preferred shares to be withdrawn, the Depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares.

Voting Deposited Preferred Shares

        Upon receipt of notice of any meeting at which the holders of any class or series of deposited preferred stock are entitled to vote, the Depositary will mail the information contained in such notice of meeting to the record holders of the depositary shares relating to such class or series of preferred stock. Each record holder of such depositary shares on the record date (which will be the same date as the record date for the relevant class or series of preferred stock) may instruct the Depositary as to how to vote the preferred stock represented by such holder's depositary shares. The Depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock represented by such depositary shares in accordance with such instructions, and we will take all reasonable actions that may be deemed necessary by the Depositary in order to enable the Depositary to do so. The Depositary will abstain from voting preferred shares to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock

Conversion and Exchange of Preferred Shares

        If the preferred stock represented by depositary shares is exchangeable at our option for other securities, then, whenever we exercise our option to exchange all or a portion of such preferred stock held by the Depositary, the Depositary will exchange as of the same date a number of such depositary shares representing such preferred stock so exchanged, provided we shall have issued and delivered to the Depositary the securities for which such preferred stock is to be exchanged. The exchange rate per depositary share shall be equal to the exchange rate per preferred share multiplied by the fraction of a preferred share represented by one depositary share. If less than all of the depositary shares are to be exchanged, the depositary shares to be exchanged will be selected by the Depositary by lot or pro rata or other equitable method, in each case as may be determined by us. If the depositary shares evidenced by a depositary receipt are to be exchanged in part only, a new depositary receipt or receipts will be issued for any depositary shares not to be exchanged.

        Depositary shares, as such, are not convertible or exchangeable at the option of the holders into other securities or property. Nevertheless, if the preferred stock represented by depositary shares is convertible into or exchangeable for other securities or property at the option of the holders, then, on the terms and subject to the conditions applicable to such preferred stock, the related depositary receipts may be surrendered by holders thereof to the Depositary with written instructions to the Depositary to instruct us to cause conversion or exchange, as the case may be, of the preferred stock represented by the depositary shares evidenced by such depositary receipts into such number or amount of other securities, in authorized denominations, or other property, as the case may be, as specified in the related prospectus supplement. We, upon receipt of such instructions and any amounts payable in respect thereof, will cause the conversion or exchange, as the case may be, and will deliver to the holders (or cause the Depositary to deliver to the holders) such number or amount of other securities, in authorized denominations, or other property, as the case may be (and, if required by the terms of the applicable preferred stock, cash in lieu of any fractional share). Notwithstanding the foregoing, holders shall only be entitled to request the conversion or exchange of depositary shares representing one or more whole shares of the related preferred stock. The exchange or conversion rate per depositary share shall be equal to the exchange or conversion rate per share of preferred stock multiplied by the fraction of a preferred share represented by one depositary share. If the depositary shares evidenced by a depositary receipt are to be converted or exchanged in part only, a new depositary receipt or receipts will be issued for any depositary shares not to be converted or exchanged.

Amendment and Termination of Depositary Agreement

        Unless otherwise provided in this prospectus, the applicable prospectus supplement or required by law, the form of depositary receipt evidencing the depositary shares and any provision of the depositary agreement may at any time be amended by agreement between us and the Depositary. However, any amendment which materially and adversely alters the rights of the holders of the depositary receipts issued under any depositary agreement or the related depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of such depositary shares then outstanding (or such greater proportion as may be required by the rules of any securities exchange on which such depositary shares may be listed). In no event may any such amendment impair the right of any holder of depositary receipts, subject to the conditions specified in the deposit agreement, to receive the related preferred shares upon surrender of such depositary receipts as described above under "—Withdrawal of Preferred Shares." Every holder of an outstanding depositary receipt at the time any such amendment becomes effective, or any transferee of such holder, shall be deemed, by continuing to hold such depositary receipt, or by reason of the acquisition thereof, to consent and agree to such amendment and to be bound by the depositary agreement as amended thereby.

        The depositary agreement automatically terminates if:

  •
  all outstanding depositary shares issued thereunder have been redeemed or repurchased by us;

  •
  each preferred share deposited thereunder has been converted into or exchanged for other securities or other property or has been withdrawn; or

  •
  there has been a final distribution in respect of the preferred shares deposited thereunder in connection with any liquidation, dissolution or winding up of us and such distribution has been distributed to the holders of related depositary receipts.

Charges of Depositary

        We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay all fees and expenses of the Depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock or arising in connection with the performance of its duties under the deposit agreement. Holders of depositary receipts will pay all other transfer and other taxes and governmental charges, including any fee for withdrawal of their shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the depositary agreement to be for their accounts.

Resignation and Removal of Depositary

        The Depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the Depositary. Any such resignation or removal will take effect upon the appointment by us of a successor Depositary and its acceptance of such appointment. The successor Depositary must be a bank, trust company or other financial institution selected by us having an office in the United States and otherwise meeting the requirements of the depositary agreement.

Miscellaneous

        The Depositary will forward to the holders of the applicable depositary receipts all reports and communications from us which are delivered to the Depositary and which are intended for delivery to holders of the deposited preferred stock.

        Neither the Depositary nor we will be liable if either of us is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. The obligations of us and the Depositary under the depositary agreement will be limited to performance of our respective duties thereunder in good faith and without gross negligence and willful misconduct and neither of us will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or preferred stock unless satisfactory indemnity is furnished. We and any Depositary may rely upon written advice of counsel or accountants or upon information provided by holders of depositary receipts or other person believed to be competent and on documents believed to be genuine.

DESCRIPTION OF WARRANTS

        The following is a summary of the general terms of warrants we may issue (either separately or together with other securities) and that we and/or certain selling securityholders may offer and sell. We may issue warrants to purchase common stock, preferred stock, debt securities or other securities of Dollar General or any other entity or any combination of the foregoing. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. The warrants are to be issued under warrant agreements, or "warrant agreements," each to be entered into between us and a bank, trust company or other financial institution, as warrant agent, all as described in the prospectus supplement relating to the particular issuance of warrants. The particular terms of any warrants and the related warrant agreement as well as the identity of the warrant agent will be described in the applicable prospectus supplement. The form of warrant agreement, including the form of certificate representing the applicable warrants, or "warrant certificate," that will be entered into with respect to a particular offering of warrants will be filed with the SEC as an exhibit to the registration statement of which this prospectus is a part or a document that is incorporated or deemed to be incorporated by reference in this prospectus. This summary of some of the terms of the warrant agreements and warrants and the summary of some of the terms of the particular warrant agreement and warrants described in the applicable prospectus supplement are not complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the particular warrant agreement and the related warrant certificate, and you should read those documents for provisions that may be important to you. To the extent that any particular terms of any warrants or the related warrant agreement described in a prospectus supplement differ from any of the terms described in this prospectus, then those particular terms described in this prospectus shall be deemed to have been superseded by that prospectus supplement.

General

        The applicable prospectus supplement will include some or all of the following the terms of the warrants to be offered:

  •
  the title and aggregate number of the applicable warrants;

  •
  the designation, number (or amount) and terms of shares of common stock, preferred stock, depositary shares or debt securities, as the case may be, that may be purchased upon exercise of each warrant and the procedures that will result in the adjustment of those numbers;

  •
  the exercise price, or the manner of determining the price, at which the common shares, preferred shares, depositary shares or the amount of debt securities, as the case may be, may be purchased upon exercise of each warrant;

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  if other than cash, the property and manner in which the exercise price for the warrants may be paid;

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  any minimum or maximum number of warrants that are exercisable at any one time;

  •
  the dates or periods during which the warrants may be exercised;

  •
  the terms of any mandatory or optional redemption provisions relating to the warrants;

  •
  the terms of any right we have to accelerate the exercise of the warrants upon the occurrence of certain events;

  •
  whether the warrants will be sold with any other securities, and the date, if any, on and after which those warrants and any other securities will be separately transferable; and

  •
  any other terms of the warrants.

Exercise of Warrants

        Each warrant will entitle the holder to purchase such number of common shares, preferred shares or depositary shares or such amount of debt securities, as the case may be, at such exercise price as shall be set forth in, or shall be determinable as set forth in, the applicable prospectus supplement. Warrants may be exercised at the times and in the manner set forth in the applicable prospectus supplement. The applicable prospectus supplement will specify how the exercise price of any warrants is to be paid, which may include payment in cash or by surrender of other warrants issued under the same warrant agreement (a "cashless exercise"). Upon receipt of payment of the exercise price and, if required, the certificate representing the warrants being exercised properly completed and duly executed at the office or agency of the applicable warrant agent or at any other office or agency designated for that purpose, we will promptly deliver the securities to be delivered upon such exercise.

No Rights as Holders of Shares

        Holders of common stock, preferred stock or depositary share warrants will not be entitled, by virtue of being such holders, to vote, consent or receive notice as holders of our outstanding shares in respect of any meeting of holders of our shares for the election of our directors or any other matter, or to exercise any other rights whatsoever as holders of our shares, or to receive any dividends or distributions, if any, on our shares.

 DESCRIPTION OF STOCK PURCHASE CONTRACTS

        We may offer share purchase contracts either separately or together with other securities offered hereby. The following description of the share purchase contracts provides certain general terms and provisions of the share purchase contracts to which any prospectus supplement may relate. The applicable prospectus supplement will describe the specific terms of any share purchase contracts and, if applicable, any prepaid securities (as defined below), the share purchase contract and, if applicable, any related pledge or depositary agreement relating to any particular offering of share purchase contracts. The form of share purchase contract and, if applicable, the form of any related pledge or depositary agreement relating to any particular offering of share purchase contracts will be filed with the SEC as an exhibit to the registration statement of which this prospectus is a part or a document that is incorporated or deemed to be incorporated by reference in this prospectus. This summary of some of the terms of the share purchase contracts and the summary of some of the terms of the particular share purchase contracts and, if applicable, any related pledge or depositary agreements contained in the applicable prospectus supplement are not complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the particular share purchase contracts or share purchase units, as the case may be, and any related pledge or depositary agreement, and you should read those documents for provisions that may be important to you.

        Share purchase contracts may include contracts obligating or entitling holders to purchase from us, and us to sell to holders, a specified number of shares of our common stock at a future date or dates. The consideration per share and the number of shares may be fixed at the time the share purchase contracts are issued or may be determined by reference to a specific formula in the share purchase contracts and may be subject to adjustment under anti-dilution or other formulas or provisions. We may issue the share purchase contracts separately or as a part of share purchase units consisting of a share purchase contract and other securities that may be sold by us pursuant to this prospectus, debt obligations of third parties (including U.S. Treasury securities) or any combination of the foregoing, which may secure the holders' obligations to purchase the common shares under the share purchase contracts. The share purchase contracts may require us to make periodic payments to the holders of the share purchase contracts or share purchase units, as the case may be, or vice versa. These payments may be unsecured or prefunded on some basis. The share purchase contracts may require holders to secure their obligations in a specified manner, and in certain circumstances, we may deliver newly issued prepaid share purchase contracts, which are referred to as "prepaid securities," upon release to a holder of any collateral securing such holders' obligations under the original share purchase contract.

 DESCRIPTION OF UNITS

        We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The applicable prospectus supplement will describe:

  •
  the designation and terms of the units and of the other securities comprising the units, including whether and under what circumstances those securities may be traded separately;

  •
  the terms of the unit agreement governing the units;

  •
  any provisions for the issuance, payment, settlement, transfer or exchange of the units or the securities comprising the units;

  •
  the United States federal income tax considerations relevant to the units; and

  •
  whether the units will be issued in fully registered global form.

        This summary of certain general terms of units and any summary description of units in the applicable prospectus supplement do not purport to be complete and are qualified in their entirety by reference to all provisions of the applicable unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units. The forms of the unit agreements and other documents relating to a particular issue of units will be filed with the SEC as an exhibit to the registration statement of which this prospectus is a part or a document that is incorporated or deemed to be incorporated by reference in this prospectus each time we issue units, and you should read those documents for provisions that may be important to you.

 SELLING SECURITYHOLDERS

        Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings with make with the SEC which are incorporated into this prospectus by reference.

PLAN OF DISTRIBUTION

        We and/or the selling securityholders, if applicable, may sell the securities covered by this prospectus in any of the following ways (or in any combination):

  •
  to or through underwriters or dealers;

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  directly to one or more purchasers; or

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  through agents.

        Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including:

  •
  the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;

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  the offering price of the securities and the proceeds to us and/or the selling securityholders, if applicable, and any underwriting discounts, commissions, concessions or agency fees allowed or reallowed or paid to dealers;

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  any options under which underwriters may purchase additional securities from us and/or any selling securityholder; and

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  any securities exchange or market on which the securities may be listed or traded.

        Any offering price and any discounts, commissions, concessions or agency fees allowed or reallowed or paid to dealers may be changed from time to time. We may determine the price or other terms of the securities offered under this prospectus by use of an electronic auction. We will describe how any auction will determine the price or any other terms, how potential investors may participate in the auction and the nature of the obligations of the underwriter, dealer or agent in the applicable prospectus supplement.

        We and/or the selling securityholders, if applicable, may distribute the securities from time to time in one or more transactions:

  •
  at a fixed price or at prices that may be changed from time to time;

  •
  at market prices prevailing at the time of sale;

  •
  at prices relating to such prevailing market prices; or

  •
  at negotiated prices.

        Underwriters, dealers or any other third parties described above may offer and sell the offered securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If underwriters or dealers are used in the sale of any securities, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters' obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities (other than any securities purchased upon exercise of any over-allotment option), unless otherwise specified in the prospectus supplement. We may use underwriters with whom we have a material relationship. We will describe the nature of any such relationship in the prospectus supplement, naming the underwriter.

        We and/or the selling securityholders, if applicable, may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions paid to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment. We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions to be paid for solicitation of these contracts. Any underwriters, broker-dealers and agents that participate in the distribution of the securities may be deemed to be "underwriters" as defined in the Securities Act. Any commissions paid or any discounts or concessions allowed to any such persons, and any profits they receive on resale of the securities, may be deemed to be underwriting discounts and commissions under the Securities Act. We will identify any underwriters or agents and describe their compensation in a prospectus supplement.

        Each underwriter, dealer and agent participating in the distribution of any offered securities that are issuable in bearer form will agree that it will not offer, sell, resell or deliver, directly or indirectly, offered securities in bearer form in the United States or to United States persons except as otherwise permitted by Treasury Regulations Section 1.163-5(c)(2)(i)(D).

        Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more marketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

        Underwriters or agents may purchase and sell the securities in the open market. These transactions may include over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids.

        Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions consist of bids or purchases for the purpose of preventing or retarding a decline in the market price of the securities and are permitted so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering. The underwriters or agents also may impose a penalty bid, which permits them to reclaim selling concessions allowed to syndicate members or certain dealers if they repurchase the securities in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market. These activities, if begun, may be discontinued at any time. These transactions may be effected on any exchange on which the securities are traded, in the over-the-counter market or otherwise.

        Our common stock is listed on the New York Stock Exchange under the symbol "DG".

        In compliance with the guidelines of the Financial Industry Regulatory Authority, which we refer to as FINRA, the aggregate maximum discount, commission, agency fees, or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement; however, we anticipate that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

        If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a "conflict of interest" as defined in FINRA's NASD Conduct Rule 2720 ("Rule 2720"), that offering will be conducted in accordance with the relevant provisions of Rule 2720.

        There can be no assurance that we will sell all or any of the securities offered by this prospectus.

        Agents, dealers and underwriters may be entitled to indemnification by us and the selling securityholders against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, dealers or underwriters may be required to make in respect thereof.

        The specific terms of the lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

 LEGAL MATTERS

        Unless we state otherwise in the applicable prospectus supplement, the validity of any securities that may be offered by this prospectus will be passed upon for us by Baker, Donelson, Bearman, Caldwell & Berkowitz, PC, Nashville, Tennessee.

EXPERTS

        The consolidated balance sheets of Dollar General Corporation and subsidiaries as of January 29, 2010 (Successor) and January 30, 2009 (Successor), and the related consolidated statements of operations, shareholders' equity, and cash flows for the years ended January 29, 2010 (Successor) and January 30, 2009 (Successor), and the periods from March 6, 2007 to February 1, 2008 (Successor) and from February 3, 2007 to July 6, 2007 (Predecessor) incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K for the fiscal year ended January 29, 2010 have been audited by Ernst & Young LLP, an independent registered public accounting firm, as set forth in their report which is incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

INCORPORATION BY REFERENCE

        The rules of the SEC allow us to "incorporate by reference" information into this prospectus. By incorporating by reference, we can disclose important information to you by referring you to another document we have filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus and information that we file in the future with the SEC will automatically update and supersede, as appropriate, this information. We incorporate by reference the documents listed below and all documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus from their respective filing dates so long as the registration statement of which this prospectus is a part remains effective:

  •
  Our Annual Report on Form 10-K for the fiscal year ended January 29, 2010;

  •
  Our Current Report on Form 8-K dated March 24, 2010; and

  •
  The description of our common stock contained in our Registration Statement on Form Form 8-A, filed with the SEC on November 6, 2009, including any subsequent amendment or any report filed for the purpose of updating such description.

        Notwithstanding the foregoing, we are not incorporating by reference information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K (including any Form 8-K itemized above), including the related exhibits, nor in any documents or other information that is deemed to have been "furnished" to and not "filed" with the SEC.

        Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or any prospectus supplement.

        You may request a copy of any or all of the documents referred to above that have been or may be incorporated by reference into this prospectus (excluding certain exhibits to the documents) at no cost, by writing or calling us at the following address or telephone number:

Dollar General Corporation
Attn: Investor Relations
100 Mission Ridge
Goodlettsville, Tennessee 37072
(615) 855-5524

        You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, filed as part of the registration statement, does not contain all the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us, as well as our common stock, preferred stock, debt securities and guarantees thereof, depositary shares, warrants, stock purchase contracts and units, we refer you to the registration statement and to its exhibits and schedules.

        We are subject to the informational requirements of the Exchange Act and are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any of these reports, statements or other information at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549 or at its regional offices. You can request copies of those documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings are also available to the public at the SEC's internet site at http://www.sec.gov.

        We also make available, free of charge, through the investor relations portion of our website our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statement on Schedule 14A (and any amendments to those forms) as soon as reasonably practicable after they are filed with or furnished to the SEC. Our website address is www.dollargeneral.com. Please note that our website address is provided in this prospectus as an inactive textual reference only. The information found on or accessible through our website is not part of this prospectus or any prospectus supplement, and is therefore not incorporated by reference unless such information is otherwise specifically referenced elsewhere in this prospectus or the prospectus supplement.

$500,000,000
4.125% Senior Notes due 2017

Dollar General Corporation

PROSPECTUS SUPPLEMENT

Citigroup
Goldman, Sachs & Co.
KKR

BofA Merrill Lynch
Barclays
J.P. Morgan
Wells Fargo Securities
Fifth Third Securities, Inc.
HSBC
KeyBanc Capital Markets
US Bancorp